Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of December 24, 2025, is by and among Picard Medical, Inc., a Delaware corporation with offices located at 1992 E Silverlake, Tucson AZ, 85713 (the “Company”), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Company has authorized (i) a new series of Senior Secured Notes in the form attached hereto as Exhibit A (the “Notes”), which such Notes shall under certain circumstances entitle the Buyers to receive shares of the Company’s common stock, par value $0.0001 per share (together with any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock, the “Common Stock”) (such underlying shares of Common Stock issuable pursuant to the terms of the Notes, the “Note Shares”) and (ii) warrants in the form attached hereto as Exhibit B (the “Warrants”) to purchase shares of Common Stock (such underlying shares of Common Stock issuable pursuant to the terms of the Warrants, the “Warrant Shares” and, together with the Note Shares, the “Underlying Shares”).

C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) the aggregate principal amount of Initial Purchased Notes (as defined below) set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers and (ii) up to the aggregate principal amount of Subsequently Purchased Notes (as defined below) set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers.

D. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) the Initial Purchased Warrants (as defined below) exercisable for the aggregate number of Warrant Shares set forth opposite such Buyer’s name in column (9) on the Schedule of Buyers and (ii) the Subsequently Purchased Warrants (as defined below) which shall be exercisable for the aggregate number of Warrant Shares that shall be determined on each applicable Subsequent Closing Date (as defined below) in accordance with the terms of this Agreement.

E. At the Initial Closing (as defined below), the parties hereto shall execute and deliver the Security Agreement to be dated the Initial Closing Date and in the form attached hereto as Exhibit C (the “Security Agreement”), pursuant to which the Company has agreed to grant a first priority security interest to the Collateral Agent (as defined in the Security Agreement), as collateral agent for all the holders of the Notes in all tangible and intangible assets, now owned and hereafter created or acquired, of the Company and its Subsidiaries.

F. The Company and the Placement Agent (as defined below) have entered into the Escrow Agreement, dated as of December 16, 2025, attached hereto as Exhibit D, pursuant to which the Company and the Placement Agent appointed Laurel Hill Advisory Group, LLC as escrow agent (the “Escrow Agent”).

G. The Initial Purchased Notes, any Subsequently Purchased Notes, the Initial Purchased Warrants, any Subsequently Purchased Warrants (each as defined herein), the Note Shares and the Warrant Shares are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF THE SECURITIES.

(a) Purchase of Initial Purchased Securities. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7(a), as applicable, the Company shall, in reliance upon the exemptions from securities registration afforded by Section 4(a)(2) of the 1933 Act and Rule 506(b) of Regulation D, issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Initial Closing Date (as defined below) the following Securities (collectively, the “Initial Purchased Securities”):

(i) the aggregate principal amount of Notes as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (the “Initial Purchased Notes”); and

(ii) a Warrant exercisable for the aggregate number of Warrant Shares as is set forth opposite such Buyer’s name in column (9) on the Schedule of Buyers (the “Initial Purchased Warrants”).

(b) Initial Closing. The closing (the “Initial Closing”) of the purchase of the Initial Purchased Securities by the Buyers shall occur by electronic transmission or other transmission as mutually acceptable to the parties. The date and time of the Initial Closing (the “Initial Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Initial Closing set forth in Sections 6 and 7(a) are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer). As used herein “Business Day” means any day other than a Saturday, a Sunday or any day on which commercial banks in the City of New York are authorized or required by law or executive order to close or be closed; provided, however, for clarification, commercial banks in the City of New York shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York are open for use by customers on such day.

(c) Initial Securities Purchase Price. The aggregate purchase price for the Initial Purchased Securities to be purchased by each Buyer at the Initial Closing (the “Initial Securities Purchase Price”) shall be the sum of the amounts set forth opposite such Buyer’s name in column (4) and column (8) on the Schedule of Buyers.

(d) Form of Payment for Initial Purchased Securities. On the Initial Closing Date, (i) each Buyer shall pay its respective Initial Securities Purchase Price to the Escrow Agent for the Initial Purchased Securities to be issued and sold to such Buyer at the Initial Closing Date (net of expenses payable pursuant to Section 4(g)), by wire transfer of immediately available funds in accordance with the Flow of Funds Letter (as defined herein) with respect to the Initial Purchased Securities and (ii) the Company shall (x) deliver to each Buyer the aggregate principal amount of the Initial Purchased Notes as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers and (y) deliver to each Buyer the Initial Purchased Warrants exercisable for the aggregate number of Warrant Shares as is set forth opposite such Buyer’s name in column (9) on the Schedule of Buyers, in each case, duly executed on behalf of the Company and registered on the books and records of the Company in the name of such Buyer or its designee.

(e) Purchase of Subsequently Purchased Securities. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7(b), as applicable, at one or more Subsequent Closings (as defined below), the Company may deliver to the Buyers a written notice (a “Subsequently Purchased Securities Notice”) setting forth a principal amount of additional Notes (the “Subsequently Purchased Notes” and together with the Initial Purchased Notes, the “Purchased Notes”) that the Company desires to issue and sell to the Buyers at such Subsequent Closing and certifying that the Funding Conditions (as defined below) are satisfied. Subject to the Buyers’ written consent (of which email shall be sufficient) of the occurrence of such Subsequent Closing pursuant to the terms hereof (which for the avoidance of doubt may be withheld for any reason or no reason at all) (the “Buyer’s Subsequent Closing Consent”), the Company shall, in such amounts elected from time to time by the Company, in reliance upon the exemptions from securities registration afforded by Section 4(a)(2) of the 1933 Act and Rule 506(b) of Regulation D, issue and sell to each Buyer, and each Buyer shall purchase from the Company at such Subsequent Closing, (x) the aggregate principal amount of Subsequently Purchased Notes as is set forth on such Subsequently Purchased Securities Notice, provided that the aggregate principal amount of Subsequently Purchased Notes set forth on each Subsequently Purchased Securities Notice shall not be less than ten million ($10,000,000); provided, further, that the maximum aggregate principal amount of Subsequently Purchased Notes issued pursuant to this Agreement to any Buyer shall not exceed the aggregate principal amounts as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers; and (y) a Warrant exercisable for the aggregate number of Warrant Shares that is equal to (a) the aggregate principal amount of the Subsequently Purchased Notes issued pursuant to such Subsequently Purchased Securities Notice divided by (b) the “Minimum Price” (as defined in Section 713(c) of the NYSE American LLC Company Guide) on the date the applicable Buyer’s Subsequent Closing Consent is delivered to the Company (or, if such date is not a Trading Day (as defined in the Notes), the “Minimum Price” of the Common Stock on the immediately preceding Trading Day) (the “Subsequently Purchased Warrants” and together with the Subsequently Purchased Notes, the “Subsequently Purchased Securities” and, together with the Initial Purchased Securities, the “Purchased Securities”).

(f) Subsequent Closings. The closing (each a “Subsequent Closing” and together with the Initial Closing, each a “Closing”) of the purchase by the Buyers of any Subsequently Purchased Securities pursuant to a Subsequently Purchased Securities Notice shall occur prior to December 15, 2028, by electronic transmission or other transmission as mutually acceptable to the parties at 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to such Subsequent Closing set forth in Sections 6 and 7(b) are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer) (each such date, a “Subsequent Closing Date” and together with the Initial Closing Date, each a “Closing Date”). For the avoidance of doubt, in the case of Section 1(e) hereof, if the Buyer’s Subsequent Closing Consent is withheld for any reason or no reason at all, no effect shall be given to the Subsequently Purchased Securities Notice, and neither the Buyers nor the Company shall have any obligation to effect such Subsequent Closing contemplated thereunder.

(g) Subsequent Securities Purchase Price. The aggregate purchase price for any issuance of Subsequently Purchased Securities to be purchased by the Buyers at the Subsequent Closing (the “Subsequent Securities Purchase Price”) shall be ninety percent (90%) of the aggregate principal amount of Subsequently Purchased Notes set forth on the applicable Subsequently Purchased Securities Notice and allocated among the Buyers based on such Buyer’s pro rata portion of the aggregate principal amount of Notes purchased hereunder, but in no event will such Buyer’s pro rata portion of the aggregate purchase price for all issuances of Subsequently Purchased Securities exceed the sum of the amounts set forth opposite such Buyer’s name in column (6) and column (10) on the Schedule of Buyers.

(h) Form of Payment for Subsequently Purchased Securities. On each Subsequent Closing Date, (i) each Buyer shall pay its respective Subsequent Securities Purchase Price to the Company for the Subsequently Purchased Securities to be issued and sold to such Buyer at the applicable Subsequent Closing Date (net of expenses payable pursuant to Section 4(g)) pursuant to the applicable Subsequently Purchased Securities Notice, by wire transfer of immediately available funds in accordance with a Flow of Funds Letter (which, with respect to any Subsequent Closing of Subsequently Purchased Securities, shall be the Flow of Funds Letter delivered at the Initial Closing (unless the Company shall have previously supplied the Buyers with updated wire transfer information)) with respect to such Subsequently Purchased Securities and (ii) the Company shall deliver to each Buyer the aggregate principal amount of the Subsequently Purchased Notes and the Subsequently Purchased Warrants pursuant to the applicable Subsequently Purchased Securities Notice, duly executed on behalf of the Company and registered on the books and records of the Company in the name of such Buyer or its designee.

(i) Purchase Price Allocation. Each Buyer and the Company agree that the Notes and the Warrants constitute an “investment unit” for purposes of Section 1273(c)(2) of the Code (as defined below). The Buyers and the Company mutually agree that the allocation of the issue price of such investment unit between the Initial Purchased Notes and the Initial Purchased Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be as set forth on the Schedule of Buyers; the allocation of the issue price of such investment unit between the Subsequently Purchased Notes and the Subsequently Purchased Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be consistent on a pro rata basis with the allocation of the issue price of the investment unit between the Initial Purchased Notes and the Initial Purchased Warrants or as otherwise reasonably agreed upon by the Buyers and the Company at or prior to the applicable Subsequent Closing; and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes, except as may be otherwise required by GAAP (as defined below), a change in applicable law, or a “determination” within the meaning of Section 1313(a) of the Code.

(j) “Company PIPE Transaction” means the Company’s offering(s) solely to one (1) Person (which may be consummated in one or more tranches) of Common Stock and potentially warrants to purchase Common Stock, with such warrants having terms no more favorable to the holders thereof (and no less favorable to the Company) than the Warrants, for aggregate proceeds of up to $50,000,000.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the Initial Closing Date and each Subsequent Closing Date, if any:

(a) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. Such Buyer (i) is acquiring its Securities and (ii) upon exercise of, or otherwise in accordance with, its Warrants and Notes, will acquire the Underlying Shares issuable upon exercise thereof, or otherwise in accordance therewith, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities in violation of applicable securities laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.

(c) Accredited Investor Status. At the time such Buyer was offered the Securities, it was and, as of the date hereof, such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(e) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have had (i) the opportunity to review the Transaction Documents and the SEC Documents (as defined below) and has been afforded the opportunity to ask such questions of the Company as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. Such Buyer did not learn of the investment in the Securities as a result of any general solicitation or general advertising. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Such Buyer is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, except for statements, representations and warranties contained in this Agreement, in making its investment or decision to invest in the Company. Such Buyer acknowledges and agrees that neither WestPark Capital, Inc. (the “Placement Agent”), the placement agent in connection with the offer and sale of the Securities, nor any Affiliate of the Placement Agent has provided such Buyer with any information or advice with respect to the Securities nor is such information or advice necessary or desired. Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company or the quality of the Securities and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which such Buyer agrees need not be provided to it. In connection with the issuance of the Securities to such Buyer, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Buyer.

(f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. Such Buyer understands that: (i) the Securities have not been registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred by any Buyer or any other holder of such Securities unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; provided, that, from and after the date that is six (6) months following (x) with respect to the Initial Purchased Securities, the date of issuance of such Initial Purchased Securities, and (y) with respect to the Subsequently Purchased Securities, the Subsequent Closing Date, at the request of any Buyer, the Company shall, if the Company is then in compliance with Section 4(c) hereof, deliver to such Buyer or the Company’s transfer agent, as applicable, an opinion of counsel to the Company, at the Company’s expense and in a form reasonably acceptable to such Buyer, that (A) adequate public information with respect to the Company is then available (within the meaning of Rule 144(c)) and (B) that a sale of the Securities may otherwise be made in accordance with the terms of Rule 144. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(g).

(h) Validity; Enforcement. This Agreement, the Security Agreement and the Security Documents (as defined in the Security Agreement) have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement, the Security Agreement and the Security Documents and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j) No Bad Actor Disqualification Event. Such Buyer represents, after reasonable inquiry, that none of the “Bad Actor” disqualifying events described in Rule 506(d)(l)(i) to (viii) under the 1933 Act (a “Disqualification Event”) is applicable to such Buyer or any of its Rule 506(d) Related Parties (if any). “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of such Buyer’s securities for purposes of Rule 506(d).

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Initial Closing Date and the Subsequent Closing Date:

(a) Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing (if a good standing concept exists in such jurisdiction) under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing (if a good standing concept exists in such jurisdiction) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined as follows). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents. Except as set forth on Schedule 3(a), the Company has no significant Subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. Each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Initial Purchased Securities and any Subsequently Purchased Securities, and the reservation for issuance and the issuance of the Underlying Shares), have been duly authorized by the Company’s board of directors (the “Board of Directors”), and (other than a Supplemental Listing Application (the “SLAP”) with the New York Stock Exchange (the “NYSE”) and a Current Report on Form 8-K (the “Required Filings”), no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body in connection therewith. This Agreement has been, and the other Transaction Documents to which it is a party will be duly executed and delivered by the Company prior to each Closing, and each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Notes, the Warrants, the Security Agreement, the Security Documents, the Lock-Up Agreements, the Voting Agreements and the Irrevocable Transfer Agent Instructions (each as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c) Issuance of Securities. The issuance of the Securities is duly authorized and when issued and delivered in accordance with the terms of the Transaction Documents, the Securities shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. As of each Closing Date, the Company shall have reserved solely for issuance of Underlying Shares from its duly authorized capital stock not less than a number of shares of authorized but unissued Common Stock equal to the Required Reserve Amount (as defined herein). The Underlying Shares (upon issuance in accordance with the Warrants or Notes, as applicable), will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights or Liens with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities, and the reservation of Common Stock for issuance of the Underlying Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined herein), certificate of formation, memorandum of association, articles of association, Bylaws (as defined herein) or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) assuming the accuracy of the representations and warranties in Section 2, result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations, and, to the extent applicable, the rules and regulations of the NYSE and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, assuming, with respect to clauses (ii) and (iii) above, the making of the Required Filings and except in the case of clauses (ii) and (iii) above, for such breaches, violations or conflicts as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(e) Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Filings, filings necessary to perfect the Liens granted under the Security Agreement and such consents, authorizations, filings or registrations the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. Other than the Required Filings, all consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Initial Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the NYSE, to the extent applicable, and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing. Any representation or warranty made by the Company “to its knowledge,” “to the Company’s knowledge,” or with similar qualification shall mean the actual knowledge of the Chief Executive Officer and Chief Financial Officer of the Company, after reasonable inquiry.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of more than 9.99% of the shares of any voting class of the Company’s Common Stock. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s and each Subsidiary’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.

(g) No General Solicitation; Placement Agent. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent other than WestPark Capital, Inc. in connection with the offer or sale of the Securities. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and reasonable and documented out-of-pocket expenses) arising in connection with any claim for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby.

(h) No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company in connection with the offering of the Securities for purposes of the 1933 Act or under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf has taken or will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(i) Dilutive Effect. The Company acknowledges that its obligation to issue the Underlying Shares pursuant to the terms of the Warrants and Notes, as applicable, in accordance with the terms thereof and this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections. The Company and its Board of Directors have taken or will take prior to the Initial Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill, stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities.

(k) SEC Documents and Financial Statements. During the one (1) year prior to the date hereof and each Closing Date with respect to which this representation is being made, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC (other than Section 16 ownership filings) pursuant to the reporting requirements of the 1934 Act (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the 1934 Act shall be considered timely for this purpose) (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to any of the Buyers which is not included in the SEC Documents (including, without limitation, information referred to in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in material compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent auditors that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(l) Absence of Certain Changes. Since the date of the Company’s audited financial statements contained in the Company’s Registration Statement on Form S-1 for the fiscal year ended December 31, 2024 (the “IPO Registration Statement”), there has been no Material Adverse Effect. Since the date of the audited financial statements contained in the IPO Registration Statement, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business, (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business or (iv) made any revaluation of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets other than in the ordinary course of business.

(m) Insolvency. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof and as of the Initial Closing Date and each Subsequent Closing Date, if any, and after giving effect to the transactions contemplated hereby to occur on the Initial Closing Date and on the Subsequent Closing Date, if any, will not be Insolvent (as defined below). For purposes of this Section 3(m), “Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature.

(n) Listing and Trading; Regulatory Permits. During the two (2) years prior to the date hereof and prior to each Closing Date with respect to which this representation is being made, (i) the Common Stock has been listed or designated for quotation on the NYSE, (ii) trading in the Common Stock has not been suspended by the SEC or the NYSE and (iii) the Company has received no communication, written or oral, from the SEC or the NYSE regarding the suspension or delisting of the Common Stock from the NYSE. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o) Foreign Corrupt Practices. Neither the Company, any of the Company’s Subsidiaries, nor any director, officer, employee thereof, nor, to the Company’s knowledge, any agent or any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery or anti-corruption laws (individually and collectively, “Anti-Corruption Laws”), nor, to the Company’s knowledge, has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

Neither of the Company nor any of its Subsidiaries will use, directly or indirectly, any part of the proceeds of the offering in any manner that would constitute a violation of the Anti-Corruption Laws.

(p) Sarbanes-Oxley Act. The Company and each of its Subsidiaries is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder.

(q) Transactions With Affiliates. No current or former employee, partner, director, officer or shareholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently or has been (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or shareholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than five percent (5%) of the common stock or ordinary shares, as applicable, of a company whose securities are traded on or quoted through an Eligible Market (as defined below)), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, shareholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company or its Subsidiaries, as the case may be, and (iii) for other standard employee benefits made generally available to all employees or executives (including share option agreements outstanding under any share option plan approved by the Board of Directors of the Company).

(r) Equity Capitalization.

(i) Authorized and Outstanding Capital Stock. As of the date of this Agreement and as of the Initial Closing, the authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, of which, 73,701,176 are issued and outstanding; 0 shares of preferred stock, par value $0.0001 per share, of which, none are issued and outstanding; and 18,000,000 shares of Common Stock are reserved for issuance pursuant to Convertible Securities (as defined below) exercisable or exchangeable for, or convertible into, shares of Common Stock. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock and any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities (collectively, “Options”)) or any of its Subsidiaries.

(ii) Valid Issuance; Available Shares; Affiliates. All of the Company’s outstanding shares of capital stock are duly authorized and have been validly issued and are fully paid and non-assessable. Schedule 3(r)(ii) sets forth the number of shares of Common Stock that are (A) reserved for issuance pursuant to Convertible Securities (other than the Initial Purchased Securities and the Subsequently Purchased Securities) as of the date hereof and as of the Initial Closing and (B) as of the date hereof and as of the Initial Closing, owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least ten percent (10%) of any class of the Company’s issued and outstanding shares of Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. To the Company’s knowledge, as of the date hereof and the Initial Closing Date, no Person owns ten percent (10%) or more of any class of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a ten percent (10%) stockholder for purposes of federal securities laws).

(iii) Existing Securities; Obligations. Except as set forth on Schedule 3(r)(iii): (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) other than stock options, restricted share units, performance share units, deferred share units and other stock-based awards awarded to employees, directors and consultants of the Company under equity incentive plans adopted by the Board of Directors of the Company and described in the SEC Documents, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(iv) Organizational Documents. The Company has furnished to the Buyers true, correct and complete copies of the Company’s Certificate of Incorporation, as amended, and as in effect on the date hereof and each Closing Date (the “Certificate of Incorporation”), the Company’s amended and restated bylaws (the “Bylaws”), and as in effect on the date hereof and each Closing Date, and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto.

(s) Indebtedness and Other Contracts. Except as set forth on Schedule 3(s), neither the Company nor any of its Subsidiaries (i) has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (ii) has any financing statements securing obligations in any amounts filed against the Company or any of its Subsidiaries or with respect to any of their respective assets; (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses consistent with past practices and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication, (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations (as defined below) in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(t) Litigation. There is no material action, suit, arbitration, proceeding, inquiry or investigation before or by the NYSE, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (or pending or threatened by the Company or any of its Subsidiaries), the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such. To the knowledge of the Company, no director, officer or employee of the Company or any of its Subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending, contemplated or anticipated, any inquiry or investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. After reasonable inquiry of its officers (as defined in Rule 16a-1(f) promulgated under the 1934 Act) and members of its Board of Directors, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

(u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and neither the Company nor any of its Subsidiaries has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the knowledge of the Company, no executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in material compliance with all applicable federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) Title. Each of the Company and its Subsidiaries holds good title to, or a valid leasehold interest in, all real property, leases in real property, facilities or other interests in real property owned or held by the Company or any of its Subsidiaries that is material to the business of the Company (the “Real Property”). The Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (i) Liens for current taxes not yet due and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. Any Real Property held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(x) Fixtures and Equipment. Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company and its Subsidiaries to conduct their respective businesses (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair (ordinary wear and tear excepted), are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses (as applicable) in the manner as conducted prior to the date hereof and each Closing Date. Except as set forth on Schedule 3(x), each of the Company and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Liens except for (i) Liens for current taxes not yet due, (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto and (iii) other Permitted Liens (as defined in the Notes).

(y) Intellectual Property Rights. The Company and each of its Subsidiaries owns or possesses adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company’s or its Subsidiaries’ Intellectual Property Rights, which are necessary to conduct their respective businesses, have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. Neither the Company nor any of its Subsidiaries has, (i) infringed, misappropriated, diluted or violated the Intellectual Property Rights of others, (ii) violated any material term or provision of any contract concerning Intellectual Property Rights, (iii) violated any material right of any person (including any right to privacy or publicity), or (iv) conducted its business in a manner that would constitute unfair competition or unfair trade practices under the laws of any jurisdiction. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding Intellectual Property Rights of others that would reasonably be expected to have a Material Adverse Effect on the Company. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all trade secrets within the Intellectual Property Rights of the Company that are materially necessary to conduct their respective businesses. To the knowledge of the Company, no third party is infringing, violating or misappropriating any Company owned Intellectual Property Rights, and there is no claim pending or proceeding regarding any such actual or alleged infringement, misappropriation or other violation of any Company owned Intellectual Property Rights. All former and current employees, contractors and consultants of the Company who have contributed to the creation or development of the Company owned Intellectual Property Rights have executed a valid and enforceable agreement containing an irrevocable assignment to the Company of all of their ownership and other rights therein, including to any invention, improvement or discovery. The Company has not distributed, incorporated or otherwise used any “Open Source Code” (also known as “free software” (as defined by the Free Software Foundation) or “open source software” (as defined by the Open Source Initiative) or has not otherwise distributed publicly software under terms that permit modification and redistribution of such software) in a manner that would require that any of the proprietary software owned by the Company or included in a Company product or service: (i) be made available or distributed in source code form; (ii) be licensed for the purpose of making derivative works; (iii) be licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind; or (iv) be redistributable at no charge. The Company is in compliance with the terms and conditions of all licenses for free or Open Source Code.

(z) Environmental Laws. (i) The Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, except in each of the foregoing clauses (A), (B) and (C), where the failure to so comply or having such permits, licenses or other approval would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, provincial, local or foreign laws, regulations, orders, judgements, decrees, permits or common law provision or other legally binding standards relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous materials, substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(aa) Hazardous Materials.

(i) To the Company’s knowledge, no Hazardous Materials have been disposed of or otherwise released from any Real Property of the Company or any of its Subsidiaries in violation of any Environmental Laws.

(ii) To the Company’s knowledge, no Hazardous Materials are present on, over, beneath, in or upon any Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws or in quantities, a manner or location that would reasonably be expected to require remedial action pursuant to any Environmental Laws. No prior use by the Company or any of its Subsidiaries of any Real Property has occurred that violates any Environmental Laws, which violation would have a Material Adverse Effect.

(iii) To the Company’s knowledge, neither the Company nor any of its Subsidiaries knows of any other Person that has stored, treated, recycled, disposed of or otherwise located on any Real Property any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls.

(iv) To the Company’s knowledge, none of the Real Property is on any federal or state “Superfund” list or Comprehensive Environmental Response, Compensation and Liability Information System (“CERCLIS”) list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.

(v) Neither the Company nor its Subsidiaries is subject to any pending or, to the Company’s and its Subsidiaries’ knowledge, threatened claim or proceeding to any Environmental Laws, except for any claims or proceeding that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(bb) Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and (ii) has timely paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company or for cases in which the failure to pay would not have a Material Adverse Effect. There is no tax deficiency that has been determined adversely to the Company or any of its Subsidiaries which has had a Material Adverse Effect, nor does the Company or its Subsidiaries have any knowledge or notice of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have a Material Adverse Effect.

(cc) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Since the filing of the IPO Registration Statement, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

(dd) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(ee) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities and the application of the proceeds thereof, will not be, an “investment company,” or a company controlled by an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(ff) Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents in the Press Release (as defined below), none of the Buyers have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Buyer’s knowledge of the transactions contemplated by the Transaction Documents; (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Buyer may rely on the Company’s obligation to timely deliver shares of Common Stock upon exercise of the Warrants or pursuant to the terms of the Notes as and when required pursuant to the applicable Transaction Documents for purposes of effecting trading in the Common Stock of the Company. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release one or more Buyers may have engaged and may after the date hereof engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock) at various times prior to or during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Underlying Shares deliverable with respect to the applicable Securities are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Warrants or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(gg) Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

(hh) U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company and each Subsidiary shall so certify upon any Buyer’s request.

(ii) Transfer Taxes. All stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with; provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any Underlying Shares pursuant to the Warrants or Notes in a name other than that of the Buyer of such Warrants or Notes, as applicable, and the Company shall not be required to issue or deliver such Underlying Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(jj) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(kk) Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(ll) Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or affiliates, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office to influence official action or secure an improper advantage, except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(mm) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and executive orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(nn) Sanctions. None of the Company, any of its Subsidiaries or any director, officer, employee or, to the knowledge of the Company and its Subsidiaries, agent or other person acting for or on behalf of the foregoing is the subject or target of any economic or financial sanctions imposed, administered or enforced by the United States (including the U.S. Department of the Treasury Office of Foreign Assets Control and the U.S. Department of State) or other relevant sanctions authority (collectively, “Sanctions” and each such Person, a “Sanctioned Person”). The operations of the Company and its Subsidiaries are, and have been conducted within the past five (5) years, in compliance with applicable Sanctions. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use any part of the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund or facilitate any dealings or transactions with, involving or for the benefit of any Sanctioned Person, or otherwise in any manner that would constitute or give rise to a violation of any Sanctions by any Person (including any Person participating in the offering, whether as buyer, underwriter, advisor, investor or otherwise).

(oo) Management. During the past five (5) year period, no current or former officer or director of the Company, to the knowledge of the Company, has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two (2) years before the time of the filing of such petition or such appointment;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2) engaging in any particular type of business practice; or

(3) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(pp) Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. To the Company’s knowledge, no stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(qq) Cybersecurity. The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases used or owned by, or leased or licensed to, the Company or any of its Subsidiaries (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of a natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. To the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to Personal Data that required statutory notification to individuals or governmental or regulatory authorities. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(rr) Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the GDPR (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. Neither the Company nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(ss) No Disqualification Event. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, or, to the Company’s knowledge, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(tt) Other Covered Persons. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(uu) Margin Stock. The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the Transaction Documents will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve system or any other regulation of such Board of Governors.

(vv) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Buyers has relied on and will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided by the Company to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to each Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, consistent with applicable SEC disclosure standards. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(ww) No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

4.	COVENANTS.

(a) Best Efforts. Each Buyer shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b) Blue Sky. The Company shall, on or before the Initial Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyers at the Initial Closing and each Subsequent Closing, if any, pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Initial Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers.

(c) Reporting Status. Until the earlier of such date (i) upon which the Buyers shall have sold all of the Securities and (ii) that is the one (1) year anniversary of the later of (x) termination of the Notes and (y) full exercise or expiration of the Warrants (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the 1934 Act shall be considered timely for this purpose), and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(d) Use of Proceeds. The Company will use the net proceeds from the sale of the Securities for working capital and general corporate purposes, but not, directly or indirectly, for (i) the redemption or repurchase of any securities of the Company or any of its Subsidiaries or repayment of any Indebtedness or (ii) the settlement of any outstanding litigation.

(e) Financial Information. The Company agrees to send the following to each Buyer during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8 or Form S-4) or amendments filed pursuant to the 1933 Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, e-mail copies of all press releases issued by the Company or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(f) Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Underlying Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Underlying Shares from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or authorization for quotation (as the case may be) on Nasdaq, the NYSE, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g) Fees. The Company shall pay for the reasonable and documented due diligence and legal fees and expenses incurred by the Buyers in connection with the structuring, documentation, negotiation, and closing of the transactions contemplated by the Transaction Documents (and the enforcement thereof by the Buyers), including, without limitation, all consultant fees, all reasonable legal fees and disbursements of Haynes and Boone, LLP, counsel to the Buyers, and due diligence and regulatory filings in connection therewith, and all legal fees and expenses of the Buyers and the Collateral Agent in connection with implementing and perfecting security interests (the “Transaction Expenses”) and such Transaction Expenses, to the extent they have not already been paid to the Buyer, may be withheld by the Buyers from its Initial Securities Purchase Price and Subsequent Securities Purchase Price at the Initial Closing and the Subsequent Closing, as applicable. The Company shall be responsible for the payment of any placement agent’s fees, including but not limited to any fees and expenses payable to the Placement Agent (the “Placement Agent Fees”), financial advisory fees, transfer agent fees, the Depository Trust Company (“DTC”) fees or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, it being understood that (i) any Placement Agent Fees due and payable on the Initial Closing shall be paid from proceeds of the Initial Closing by the Escrow Agent to the Placement Agent in accordance with the Escrow Agreement, and (ii) the Buyer may withhold from the Subsequent Securities Purchase Price any Placement Agent Fees due and payable on any Subsequent Closing and pay such amounts directly to the Placement Agent. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and reasonable and documented out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(h) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document including, without limitation, Section 2(g) hereof; provided that a Buyer and its pledgee shall be required to comply with the provisions of Section 2(g) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(i) Disclosure of Transactions and Other Material Information.

(i) Disclosure of Transaction. No later than 9:30 a.m., New York time, on the date of this Agreement, the Company shall issue a press release (the “Press Release”) reasonably acceptable to the Buyers disclosing all the material terms of the transactions contemplated by the Transaction Documents. The Company agrees that the issuance of a press release for a Subsequently Purchased Securities Notice shall not be required as the delivery of a Subsequently Purchased Securities Notice shall not constitute material, nonpublic information. No later than 5:30 p.m., New York time, on the fourth (4th) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (the “8-K Filing”). From and after the issuance of the Press Release, the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the issuance of the Press Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall have terminated and none of the Buyers have been subject to any such obligation since the issuance of the Press Release.

(ii) Limitations on Disclosure. Other than as required under the Transaction Documents (but subject to any other disclosure obligations of the Company with respect thereto), the Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof unless prior thereto such Buyer shall have consented in writing to the receipt of such information and agreed with the Company to keep such information confidential. If any material, non-public information is required to be provided by the Company or any of its Subsidiaries to any Buyer pursuant to the Transaction Documents, the Company shall obtain each Buyer’s prior written consent prior to providing such information to such Buyer, and if any Buyer fails to provide such written consent, the Company shall not be deemed to be in breach of any of the Transaction Documents as a result of the failure to provide such information. To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer’s prior written consent in breach of the foregoing sentence, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information, provided that the Buyer shall remain subject to applicable law. Without the prior written consent of the applicable Buyer (which may be granted or withheld in such Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) submit for publication or otherwise cause or seek to publish any information naming any Buyer or disclose the name of such Buyer in any filing, announcement, release or otherwise; provided that, nothing in the foregoing shall be construed to prohibit the Company from making any submission or filing (i) which it is required to make by applicable law or pursuant to judicial process, (ii) as required by federal securities law in connection with the filing of final Transaction Documents with the SEC, or (iii) to the extent such disclosure is required by law or regulations of the NYSE; provided further, that (A) such filing or submission shall contain only such information as is necessary to comply with applicable law or judicial process and (B) unless specifically prohibited by applicable law or court order, the Company shall promptly notify the Buyers of the requirement to make such submission or filing and provide the Buyers with a copy thereof, except in the 8-K Filing and as otherwise may be required by applicable law or regulations. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Buyer shall have (unless expressly agreed to by a particular Buyer after the date hereof in a written definitive and binding agreement executed by the Company and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

(j) Additional Issuance of Securities.

(i) The Company agrees that for (x) the period commencing on the date hereof and ending on the date immediately following the thirtieth (30th) calendar day after the Initial Closing Date and (y) each period commencing on the date of delivery of any Subsequently Purchased Securities Notice and ending on the date immediately following the thirtieth (30th) calendar day after the applicable Subsequent Closing Date (each such period, a “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or register or amend any outstanding registration statements or file any shelf registration statements or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, any preferred stock or any purchase rights). Notwithstanding the foregoing, this Section 4(j)(i) shall not apply during a Restricted Period in respect of (A) the issuance of Options or Convertible Securities issued under any Approved Stock Plan (as defined below), so long as (i) the aggregate number of shares issued and issuable pursuant thereto does not exceed five percent (5%) of the Common Stock issued and outstanding immediately prior to the date hereof and (ii) the exercise price of any such Options is not lowered and the conversion price of any such Convertible Securities is not lowered, none of such Options or Convertible Securities are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers, (B) the issuances of Underlying Shares, or (C) the issuance of the Company’s securities pursuant to the Company PIPE Transaction (each of the foregoing in clauses (A) and (B), an “Exempt Issuance”). An “Approved Stock Plan” means any security-based compensation plan which has been approved by the Board of Directors of the Company prior to the date hereof, pursuant to which Common Stock, options to purchase Common Stock and other incentive equity awards may be issued to any employee, officer, consultant or director for services provided to the Company in their capacity as such, and not for the purpose of raising capital, pursuant to any consulting agreement, advisory agreement or independent contractor agreement approved by the Board of Directors or the compensation committee thereof.

(ii) So long as any Notes remain outstanding or during any period of time when the Subsequent Closing could still potentially occur, the Company and each Subsidiary shall be prohibited from effecting, or entering into an agreement directly or indirectly to effect a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (A) issues or sells any Convertible Securities either (i) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to customary adjustments for stock splits, stock dividends, stock combinations, recapitalizations and similar events or (B) enters into any agreement (including, without limitation, an equity line of credit) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights) provided that, for avoidance of doubt, neither an “at-the-market” offering within the meaning of Rule 415(a)(4) of the 1933 Act (an “ATM Sales Program”) nor the issuance of shares of Common Stock pursuant thereto shall be considered a “Variable Rate Transaction.”

(iii) So long as any Notes or Warrants remain outstanding, the Company will not, without the prior written consent of the Required Holders (as defined below), issue any Notes or Warrants (other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Notes or Warrants.

(iv) Each Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any issuance prohibited by this Section 4(j), which remedy shall be in addition to any right to collect damages.

(k) Compliance with Laws. None of the Company or any of its Subsidiaries shall violate any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(l) Passive Foreign Investment Company. The Company shall conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

(m) Restriction on Redemption and Cash Dividends. So long as any of the Securities are outstanding or during any period of time when a Subsequent Closing could still potentially occur, except as otherwise permitted under the Notes, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Required Holders (other than as required by the Notes or as required by the terms thereof as in effect on the date hereof); provided, however, that such written consent shall not be required for any repurchases, forfeitures, withholdings or transfers of securities pursuant to a net exercise of a Convertible Security to cover the payment of the exercise prices or the payment of withholding of taxes associated with the exercise or vesting of equity awards under any equity compensation plan of the Company.

(n) Corporate Existence. So long as any Notes or Warrants remain outstanding, the Company shall not be party to any Fundamental Change (as defined in the Notes) or Fundamental Transaction (as defined in the Warrants) unless the Company is in compliance with the applicable provisions governing Fundamental Changes set forth in the Notes and the applicable provisions governing Fundamental Transactions set forth in the Warrants.

(o) Warrant Shares and Note Shares Procedures. The terms of the Warrants set forth the totality of the procedures required of the Buyers in order to receive shares of Common Stock pursuant to the Warrants and the terms of the Notes set forth the totality of the procedures required of the Buyers in order to receive shares of Common Stock pursuant to the Notes. Except as set forth in Sections 5(c) and 5(d), no additional legal opinion, other information or instructions shall be required of the Buyers to receive shares of Common Stock pursuant to the Warrants or Notes, as applicable. The Company shall honor an election by a Buyer to receive shares of Common Stock pursuant to the Warrants or Notes, as applicable, and shall deliver the Warrant Shares and Note Shares in accordance with the terms, conditions and time periods set forth in the Warrants and Notes, respectively. Except as explicitly set forth in the Warrants or Notes, no legal opinion, information or instructions shall be required of the Buyers to receive Warrant Shares pursuant to the Warrants or Note Shares pursuant to the Notes.

(p) Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

(q) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(r) Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the 1933 Act or require stockholder approval under the rules and regulations of the NYSE and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the NYSE, with the issuance of Securities contemplated hereby.

(s) [Reserved.].

(t) Rule 144. The Company shall cause the Securities and any shares of Common Stock issuable pursuant to the Warrants and Notes to be eligible to be offered, sold or otherwise transferred by the Buyers pursuant to Rule 144 under the 1933 Act, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the 1933 Act and without any requirement for registration under any state securities or “blue sky” law, on and after the date that is six (6) months following the (A) Initial Closing Date with respect to the Initial Purchased Securities and the Underlying Shares with respect thereto and (B) the Subsequent Closing with respect to any Subsequently Purchased Securities and the Underlying Shares with respect thereto.

(u) Share Reserve. So long as any of the Warrants or Notes remain outstanding, the Company shall at all times have no less than a number of shares of authorized but unissued Common Stock reserved for any issuance of Underlying Shares equal to the sum of (A) with respect to the Notes, 15,000,000 shares; provided that, the Buyers shall have the sole and absolute discretion to require the Company to increase such amount at any time and from time to time with prior written notice up to an amount not to exceed two hundred percent (200%) of a fraction, the numerator of which shall be the then outstanding aggregate Principal Amount with respect to the Purchased Notes and the denominator of which shall be the “Minimum Price” (as defined in Section 713(c) of the NYSE American LLC Company Guide) as of the applicable date of determination, and (B) one hundred percent (100%) of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligations to issue shares of Common Stock under the Warrants (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4(u) be reduced other than in connection with any stock combination, reverse stock split or other similar transaction. The amounts set forth in the definition of Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Notes and Warrants based on the number of shares of Common Stock issuable pursuant to the Notes or Warrants held by each holder thereof on the date of issuance of the Notes and Warrants (without regards to any beneficial ownership limitations) (collectively, the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes or Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes or Warrants shall be allocated to the remaining holders of the Notes and Warrants, pro rata based on the number of shares of Common Stock issuable pursuant to the Notes and Warrants then held by such holders thereof (without regard to any beneficial ownership limitations). If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval (if required) of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

(v) Registration Rights. The Company shall:

(i) file registration statements with the SEC as soon as practicable but in no event later than (A) fifteen (15) days after the Initial Closing Date with respect to the Initial Purchased Securities and (B) fifteen (15) days after each Subsequent Closing Date with respect to any Subsequently Purchased Securities issued on a Subsequent Closing Date (each such date, a “Filing Date”) to register all Underlying Shares underlying (i) the Initial Purchased Warrants and Initial Purchased Notes, and (ii) any Subsequently Purchased Warrants and Subsequently Purchased Notes, respectively (the “Registrable Shares”) on Form S-1 or Form S-3 under the 1933 Act (providing for shelf registration of such Registrable Shares under SEC Rule 415) (each such registration statement, including any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement being the “Resale Registration Statement”);

(ii) use its commercially reasonable efforts to cause each such Resale Registration Statement to be declared effective as soon as practicable and in any event within thirty (30) days of the filing thereof (or, in the event the staff of the SEC (the “Staff”) reviews and has written comments to such Resale Registration Statement, within sixty (60) days of the filing thereof), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements or other information that is required to be filed prior to the effectiveness of such Resale Registration Statement;

(iii) not less than two (2) Trading Days prior to the filing of each such Resale Registration Statement or any related prospectus or any amendment or supplement thereto, furnish via e-mail to the Buyers copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of the Buyers. The Company shall reflect in each such document when so filed with the SEC such comments regarding the Buyers and the plan of distribution as the Buyers may reasonably and promptly propose no later than two (2) Trading Days after the Buyers has been so furnished with copies of such documents as aforesaid;

(iv) promptly prepare and file with the SEC such amendments and supplements to each such Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statement continuously effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided in Section 4(y) below, subject to the Company’s right to suspend pursuant to Section 4(x) below;

(v) furnish to the Buyers such number of copies of prospectuses in conformity with the requirements of the 1933 Act and such other documents as the Buyers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Buyers;

(vi) file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by the Buyers and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of each such Resale Registration Statement; provided, however, that the Company shall not be required in connection with this Section 4(v)(vi) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(vii) upon notification by the SEC that a Resale Registration Statement will not be reviewed or is not subject to further review by the SEC, the Company shall within one (1) Trading Day following the date of such notification request acceleration of such Resale Registration Statement (with the requested effectiveness date to be not more than two (2) Trading Days later);

(viii) upon notification by the SEC that a Resale Registration Statement has been declared effective by the SEC, the Company shall file the final prospectus under Rule 424 of the 1933 Act (“Rule 424”) within the applicable time period prescribed by Rule 424;

(ix) advise the Buyers promptly (and in any event within two (2) Trading Days thereof):

(A) of the effectiveness of a Resale Registration Statement or any post-effective amendments thereto;

(B) of any request by the SEC for amendments to a Resale Registration Statement or amendments to the prospectus or for additional information relating thereto;

(C) of the issuance by the SEC of any stop order suspending the effectiveness of a Resale Registration Statement under the 1933 Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and;

(D) of the existence of any fact and the happening of any event that makes any statement of a material fact made in a Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in a Resale Registration Statement or the prospectus in order to make the statements therein not misleading;

(x) cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and

(xi) bear all expenses in connection with the procedures in paragraphs (i) through (x) of this Section 4(u) and the registration of the Registrable Shares on each such Resale Registration Statement and the satisfaction of the blue sky laws of such states.

(w) Registration Rights Indemnification.

(i) The Company agrees to indemnify and hold harmless the Buyers and their respective affiliates, partners, members, officers, directors, agents, brokers and representatives, and each person, if any, who controls a Buyer within the meaning of Section 15 of the 1933 Act or Section 20 the 1934 Act (each, a “Purchaser Party” and collectively the “Purchaser Parties”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages or liabilities (collectively, “Losses”) to which they may become subject (under the 1933 Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in a Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in a Resale Registration Statement and the Company will, as incurred, reimburse the Purchaser Parties for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such Loss arises out of, or is based upon an untrue statement or omission made in a Resale Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Buyers specifically for use in preparation of a Resale Registration Statement.

(ii) The Buyers agree to indemnify and hold harmless the Company and its officers, directors, affiliates, agents, brokers and representatives and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each a “Company Party” and collectively the “Company Parties”), to the fullest extent permitted by applicable law, from and against any Losses to which the Company Parties may become subject (under the 1933 Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in a Resale Registration Statement (or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof), if, and only to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Buyers specifically for use in preparation of a Resale Registration Statement, and the Buyers will, as incurred, reimburse each Company Party for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 4(w) be greater in amount than the dollar amount of the net proceeds received by the Buyers upon their sale of the Registrable Shares included in the Resale Registration Statement giving rise to such indemnification obligation.

(iii) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4(w), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.

(iv) If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.

(v) If the indemnification provided for in this Section 4(w) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an indemnifying party hereunder be greater in amount than the dollar amount of the proceeds received by such indemnifying party upon the sale of such Registrable Shares.

(x) Suspensions. The Buyers acknowledge that there may be times when the Company must suspend the use of the prospectus forming a part of a Resale Registration Statement until such time as an amendment to such Resale Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the 1934 Act. The Buyers hereby covenant that they will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Buyers notice of the suspension of the use of said prospectus and ending at the time the Company gives the Buyers notice that the Buyers may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods shall in no event exceed thirty (30) days in any twelve (12) month period and that, in the good faith judgment of the Board of Directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a Material Adverse Effect upon the Company or its stockholders.

(y) Termination of Registration Rights. The obligations of the Company pursuant to Section 4(v) hereof shall cease and terminate, with respect to any Registrable Shares, upon such time as such Registrable Shares have been resold in a transaction pursuant to which all restrictive legends were removed from such securities.

(z) Not an Underwriter. Neither the Company nor any Subsidiary or affiliate thereof shall identify any Buyer as being an underwriter or potentially being an “underwriter” in any disclosure to, or filing with, the SEC, the NYSE or any other Eligible Market. No Buyer shall be required to agree or admit that it is, or may be, acting as an “underwriter” in connection with the transactions contemplated hereby or agree to be named as an underwriter or as potentially being an underwriter in any public disclosure or filing with the SEC, the NYSE or any other Eligible Market, nor shall any Buyer be required to make any representations to, or undertake any obligations to, the SEC in connection with any registration statement filed by the Company. Any Buyer being deemed an underwriter, or potentially to be an underwriter, by the SEC shall not relieve the Company of any obligations it has under this Agreement or any other Transaction Document.

(aa) Stockholder Approval. Subject to Section 7(b), the Company shall hold a special meeting of the stockholders of the Company (which may also be at the annual meeting of stockholders) of the Company (such annual or special meeting, the “Stockholder Meeting”) to obtain the approval by the Company’s stockholders to (i) satisfy applicable rules of the NYSE for the transactions contemplated by the Transaction Documents, including under Section 713(a) of the NYSE American Company Guide with respect to the issuance of shares of Common Stock upon conversion of the Notes and the Warrants in excess of the limitations imposed by such rule, and (ii) increase the number of authorized shares of Common Stock of the Company to at least 300,000,000 shares (collectively, the “Requisite Stockholder Approval”). The Company shall hold such Stockholder Meeting at the earliest practical date, but in no event later than seventy-five (75) days after the Initial Closing Date for the purpose of obtaining the Requisite Stockholder Approval. The Company will prepare and file with the SEC a proxy statement to be sent to the Company’s stockholders in connection with the Stockholder Meeting (the “Proxy Statement”). The Proxy Statement shall include the Board of Directors’ recommendation that the holders of shares of the Company’s Common Stock vote in favor of the Requisite Stockholder Approval. The Company shall use its best efforts to obtain approval of the Requisite Stockholder Approval. If the Requisite Stockholder Approval is not obtained at or prior to the Stockholder Meeting, the Company will hold a special meeting of the stockholders of the Company for the purposes of obtaining such Requisite Stockholder Approval no less often than every ninety (90) days following the date of the Stockholder Meeting until the Requisite Stockholder Approval is obtained, and the Board of Directors will recommend that the holders of shares of the Company’s Common Stock vote in favor of the Requisite Stockholder Approval at each such meeting.

(bb) Right to Participate. Beginning on the Initial Closing Date and until the earlier of (A) the date that is the eighteen (18) month anniversary of the Initial Closing Date, and (B) the later of (i) the Company’s termination, by written notice to the Buyers, of its right to elect to require the Buyers to purchase the Subsequently Purchased Securities, and (ii) the date in which the Notes have been repaid in full and no longer remain outstanding, the Company will not, directly or indirectly, conduct any financing or offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or any Subsidiaries’ debt, equity, equity-linked, equity equivalent securities or securities convertible into or exercisable for equity (excluding offering of Common Stock issued pursuant to an ATM Sales Program (other than an issuance through an ATM Sales Agreement in which a single investor or group of related investors purchase in excess of $3,000,000 of Common Stock)), including without limitation any preferred stock or other security (any such offer, sale, grant, disposition, reprice or announcement of any financing being referred to as a “Subsequent Placement”), unless the Company shall have first complied with this Section 4(bb). For the avoidance of doubt, the Company PIPE Transaction shall not constitute a Subsequent Placement.

Notwithstanding anything to the contrary herein, if any Subsequent Placement is proposed to be registered under the Securities Act (each, a “Registered Subsequent Placement”), the Company’s obligations under this Section 4(bb) shall be subject to compliance with the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and other applicable securities laws.

(i) The Company shall deliver to each Buyer an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) include any draft offering documents and definitive documentation in connection with such Offer, (B) identify and describe the Offered Securities, (C) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (D) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged, and (D) offer to issue and sell to or exchange with such Buyers up to an aggregate of twenty-five percent (25%) of the Offered Securities allocated among such Buyers based on such Buyer’s pro rata portion of the aggregate principal amount of Notes purchased hereunder (the “Basic Amount”). The terms and conditions upon which any Offer of the Offered Securities pursuant to any Offer Notice shall be identical for each Buyer. For the avoidance of doubt, notwithstanding any other provision of the Transaction Agreements, each Buyer hereby acknowledges that any Offer Notice may constitute or contain material, non-public information, and each Buyer hereby consents to the receipt of any Offer Notice and any material, non-public information that may be included in an Offer Notice. If a Buyer notifies the Company that it does not consent to the receipt of any Offer Notices and any material, non-public information that may be included in an Offer Notice, then such Buyer shall be deemed to have waived its right to participate in any Subsequent Placements, and the Company shall be deemed to have complied with this Section 4(bb).

(ii) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the second (2nd) Trading Day (as defined in the Notes) after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer, or an affiliate of such Buyer that it designates, elects to purchase and, if such Buyer or its designee shall elect to purchase all of its Basic Amount, the amount, if any, of the other Buyers’ allocations that such Buyer is offering to purchase in the event that such other Buyers do not elect to purchase their full Basic Amounts (in either case, the “Notice of Acceptance” and such additional amounts such Buyer is offering to purchase in the event that such other Buyers do not elect to purchase their full Basic Amounts, the “Additional Offered Amounts”). Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Buyers a new Offer Notice and the Offer Period shall expire at the end of the second (2nd) Trading Day following such Buyer’s receipt of such new Offer Notice.

(iii) The Company shall have two (2) Trading Days from the expiration of the Offer Period to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the “Refused Securities”) pursuant to a definitive agreement (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and to publicly announce (A) the execution of such Subsequent Placement Agreement and (B) either (i) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (ii) to the extent such termination constitutes material, non-public information, the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto. To the extent that a Buyer together with its other Attribution Parties’ (as defined in the Notes)

(iv) If a Buyer’s participation in a Subsequent Placement would collectively cause such Buyer and its other Attribution Parties to beneficially own (as defined for purposes of Rule 13d-3 of the 1934 Act) in the aggregate in excess of 9.99% (the “Maximum Percentage”) of the shares of any voting class of the Company’s Common Stock immediately following the consummation of the Subsequent Placement, the Company shall offer to such Buyer, as applicable: (i) in lieu of the issuance of any shares of Common Stock which would cause such Buyer and its other Attribution Parties to beneficially own more than the Maximum Percentage, a pre-funded warrant to purchase the applicable Offered Securities in excess of the Maximum Percentage, which shall contain a beneficial ownership limitation equivalent to the beneficial ownership limitations contained in the Warrants; and (ii) in lieu of the issuance of any Common Stock Equivalents (as defined in the Warrants) which would cause such Buyer and its other Attribution Parties to beneficially own more than the Maximum Percentage, substantially similar Common Stock Equivalents which shall contain a beneficial ownership limitation equivalent to the beneficial ownership limitations contained in the Notes.

(v) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(bb)(iii) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer or its designee elected to purchase pursuant to Section 4(bb)(ii) above multiplied by a fraction, (A) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers or their designees pursuant to Section 4(bb)(iii) above prior to such reduction, but giving effect to the Refused Securities that the Company has determined not to issue, sell or exchange) and (B) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(bb)(i) above.

(vi) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers or their designees shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(bb)(iv) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. Notwithstanding anything to the contrary contained in this Agreement, if the Company does not consummate the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, within two (2) Business Days of the expiration of the Offer Period, the Company shall issue to the Buyers or their designees, the number or amount of Offered Securities specified in the Notice of Acceptance, as reduced pursuant to Section 4(bb)(iv) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

(vii) Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(bb)(iii) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Section 4(bb).

(viii) The Company and the Buyers agree that if any Buyer elects to participate in the Offer, (A) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto shall include any term or provisions whereby any Buyer shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Buyer prior to such Subsequent Placement and (B) the Buyers or their designees shall be entitled to the same registration rights provided to other investors in the Subsequent Placement. Furthermore, no Subsequent Placement Agreement shall include any term or provisions more restrictive to the investors than those contained in the Transaction Documents. In addition, the Company and each Buyer agree that, in connection with a Subsequent Placement, the transaction documents related to the Subsequent Placement shall include a requirement for the Company, or in the case of a Registered Subsequent Placement, the Company shall agree and shall cause any underwriters for the Registered Subsequent Placement to agree, to issue a widely disseminated press release by 9:30 a.m. (New York City time) on the Trading Day of execution of the transaction documents (including an underwriting agreement) in such Subsequent Placement (or, if the date of execution is not a Trading Day, or if the time of execution is after 4:00 p.m. (New York City time) on a Trading Day, on the immediately following Trading Day) that discloses the material terms of the transactions contemplated by the transaction documents in such Subsequent Placement (which material terms shall be the pricing of the transaction, in the case of a Registered Subsequent Placement, pursuant to Rule 134 under the Securities Act).

(ix) Notwithstanding anything to the contrary in this Section 4(bb) and unless otherwise agreed to by the Buyers, the Company shall either confirm in writing to the Buyers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that such Buyer will not be in possession of any material, non-public information, by the second (2nd) Trading Day following the date of delivery of the Offer Notice. If by such second (2nd) Trading Day no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Buyers, such transaction shall be deemed to have been abandoned and the Buyers shall not be deemed to be in possession of any material, nonpublic information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Buyer with another Offer Notice and each Buyer will again have the right of participation set forth in this Section 4(bb)(viii). The Company shall not be permitted to deliver to the Buyers, in any thirty (30) day period, more than one such Offer Notice, other than the Offer Notices contemplated by the last sentence of Section 4(bb)(ii) of this Agreement.

(x) The restrictions contained in this Section 4(bb) shall not apply in connection with any of the following: (A) Options or Convertible Securities issued under any Approved Stock Plan, or (B) the issuance of Common Stock upon the exercise of Options or warrants, the settlement or vesting of restricted stock units, stock appreciation rights or restricted stock awards (including shares of Common Stock withheld by the Company for the purpose of paying on behalf of the holder thereof the exercise price of stock options or for paying taxes due as a result of such exercise or lapse of forfeiture restrictions), or the conversion of outstanding preferred stock or other outstanding Convertible Securities which are outstanding on the Closing Date or granted pursuant to an Approved Stock Plan after the Closing Date; provided, that such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of either: (I) such Approved Stock Plan or (II) such Options or Convertible Securities in effect on the Closing Date and, in the case of (II), such Options or Convertible Securities are not amended, modified or changed on or after the Closing Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities.

(cc) Lock-Up Agreements and Voting Agreements. The Company shall not amend, modify, waive or terminate any provision of any of the lock-up agreements, in the form attached hereto as Exhibit E (the “Lock-Up Agreements”), or the voting agreements, in the form attached hereto as Exhibit F (the “Voting Agreements”) and shall enforce the provisions of each Lock-Up Agreement and each Voting Agreement in accordance with its terms. If any party to a Lock-Up Agreement or a Voting Agreement breaches any provision of a Lock-Up Agreement or Voting Agreement, as applicable, the Company shall promptly use its best efforts to seek specific performance of the terms thereof, as applicable. In addition, the Company shall not consent to any actions under the Lock-Up Agreement or Voting Agreement that would require the consent of the Company. The Lock-Up Agreements and Voting Agreements shall only be required from the directors and officers of the Company and Hunniwell.

(dd) Delivery of Security Interest Opinion. Within fifteen (15) calendar days following the Initial Closing, or such later date as the Buyers may agree in their sole discretion, the Company shall deliver, or cause to be delivered, to each Buyer the opinion of Winston & Strawn LLP, the Company’s counsel, relating to the creation and perfection of the security interest granted pursuant to the Security Documents, in the form acceptable to each such Buyer (such opinion, the “Security Interest Opinion”).

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the registration of the Securities in which the Company shall record the name and address of the Person in whose name the Securities have been issued (including the name and address of each transferee), the aggregate amount of the Purchased Securities held by such Person and the number of Underlying Shares issuable pursuant to the terms of the Purchased Securities, as applicable, held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives. This provision shall be construed such that the Securities are at all times maintained in “registered form” within the meanings of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any Treasury Regulations promulgated thereunder.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable) (the “Transfer Agent”) in a form acceptable to each of the Buyers (the “Irrevocable Transfer Agent Instructions”) to credit shares to each such Buyer’s (or its designee’s) account at DTC through its Deposit/Withdrawal At Custodian (“DWAC”) System, provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program (“FAST”) and the shares are then eligible for transfer through the DWAC System, or, if the Transfer Agent is not participating in FAST or if the shares are not then eligible for transfer through the DWAC system, issue and dispatch by overnight courier to the address as specified in (x) the exercise notice of the Warrants, or (y) the notice that the Company is electing to issue shares of Common Stock pursuant to the terms of the applicable Purchased Securities or that the Buyers are electing to receive shares of Common Stock pursuant to the applicable Purchased Securities a certificate, registered in the name of such Buyer or its designee, for the applicable number of Underlying Shares to which the Buyer is entitled, pursuant to the terms of the applicable Purchased Securities. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b) will be given by the Company to the Transfer Agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Initial Purchased Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct the Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. If a Buyer effects a sale, assignment or transfer of the Subsequently Purchased Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct the Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Underlying Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the Transfer Agent shall issue such Underlying Shares to such Buyer, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(d). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the removal of any legends on any of the Securities shall be borne by the Company.

(c) Legends. Each Buyer understands that the Securities have been issued (or will be issued in the case of the Underlying Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth herein, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates in violation of the applicable legend):

Note Legend

THE ISSUANCE AND SALE OF NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES THAT MAY BE ISSUABLE PURSUANT TO THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. UNTIL THE DATE THAT IS ONE (1) YEAR AFTER THE ISSUE DATE (AS DEFINED ON THE REVERSE OF THIS NOTE), THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

Warrant Legend

THE SECURITIES REPRESENTED BY THIS WARRANT, AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Warrant Shares Legend

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Note Shares Legend

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d) Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(c) or any other legend (i) while a registration statement covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), provided that a Buyer furnishes the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144, which shall not include an opinion of Buyer’s counsel, (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 free of the current public information reporting requirement contained in Rule 144(c)(1), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Buyer provides the Company with an opinion of counsel to such Buyer, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable provisions of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Business Days (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date such Buyer delivers such legended certificate representing such Securities to the Company) following the delivery by a Buyer to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Buyer as may be reasonably required above in this Section 5(d) (such date, the “Legend Removal Date”), as directed by such Buyer, either: (A) provided that the Transfer Agent is participating in FAST, credit the applicable number of shares of Common Stock to which such Buyer shall be entitled to such Buyer’s or its designee’s balance account with DTC through its DWAC system or (B) if the Transfer Agent is not participating in FAST, issue and deliver (via reputable overnight courier) to such Buyer, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Buyer or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith and the Buyer shall not be required to deliver or cause to be delivered a legal opinion in connection with a sale of such Securities pursuant to Rule 144.

(e) If the Company or the Transfer Agent fails to deliver shares to a Buyer or an applicable assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 2(g), Section 5(b) or Section 5(d), then in addition to such Buyer’s other available remedies hereunder, the Company shall pay to such Buyer, in cash, (1) as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the Daily VWAP (as defined in the Notes) on the date that the Buyer delivered notice of its entitlement to such shares of the Common Stock on the date such Buyer delivers notice or a legended certificate, as applicable, to the Company or the Transfer Agent) for which the Company or the Transfer Agent fails to deliver shares without any restrictive legend an amount equal to $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such undelivered shares are delivered without a legend; and (2) if the Company is obligated to remove the restrictive legends pursuant to Section 5(d) but fails to (a) issue and deliver (or cause to be delivered) shares to a Buyer by the Legend Removal Date that are free from all restrictive and other legends and (b) if after the Legend Removal Date a Buyer purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in settlement of a sale by the Buyer of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, that the Buyer anticipated receiving from the Company without any restrictive legend, then an amount equal to the excess of the Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of shares of Common Stock that the Company was required to deliver to the Buyer by the Legend Removal Date multiplied by (B) the price at which the sell order giving rise to such purchase obligation was executed. For avoidance of doubt, this Section 5(e) shall not be duplicative with any provisions in the Warrants or Notes addressing any failure to deliver shares without restrictive legends.

(f) FAST Compliance. While any Notes or Warrants remain outstanding, the Company shall maintain a transfer agent that participates in FAST.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL THE SECURITIES.

(a) The obligation of the Company hereunder to issue and sell the applicable Securities to each Buyer at the Initial Closing and any Subsequent Closing is subject to the satisfaction, at or before the Initial Closing Date and any Subsequent Closing Date of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer and each other Buyer shall have delivered to (i) with respect to the Initial Purchased Securities, the Escrow Agent the Initial Securities Purchase Price, and (ii) with respect to the Subsequently Purchased Securities, the Company the Subsequently Purchased Securities Price, in each case, for the applicable Securities being purchased by such Buyer at such Closing by wire transfer of immediately available funds in accordance with the Flow of Funds Letter with respect to the applicable Securities to be purchased at such Closing.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the date of each such Closing as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the date of such Closing.

7.	CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE THE PURCHASED SECURITIES.

(a) The obligation of each Buyer hereunder to purchase its Initial Purchased Securities at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer the Initial Purchased Securities set forth across from such Buyer’s name on the Schedule of Buyers at the Initial Closing pursuant to this Agreement.

(ii) Such Buyer shall have received the opinion of Winston & Strawn LLP, the Company’s counsel, dated as of the Initial Closing Date, in the form acceptable to such Buyer.

(iii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, dated as of the Initial Closing Date, in the form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Transfer Agent.

(iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Initial Closing Date, along with a bring-down letter certifying the good standing of the Company and each of its Subsidiaries as of the Initial Closing Date.

(v) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation of the Company as certified by the Delaware Secretary of State within ten (10) days of the Initial Closing Date.

(vi) The Company shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and dated as of the Initial Closing Date, as to (A) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors or a duly authorized committee thereof in a form reasonably acceptable to such Buyer, (B) the Certificate of Incorporation of the Company and (C) the Bylaws of the Company, each as in effect at the Initial Closing Date.

(vii) Each and every representation and warranty of the Company shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the Initial Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to such Buyer.

(viii) Reserved.

(ix) The Company shall have delivered to such Buyer a letter from the Transfer Agent certifying the number of shares of Common Stock outstanding on the Initial Closing Date immediately prior to the Initial Closing.

(x) The Common Stock (A) shall be designated for quotation or listed (as applicable) on the NYSE and (B) shall not have been suspended, as of the Initial Closing Date, by the SEC or the NYSE from trading on the NYSE nor shall suspension by the SEC or the NYSE have been threatened, as of the Initial Closing Date, either (1) in writing by the SEC or the NYSE or (2) by falling below the minimum maintenance requirements of the NYSE.

(xi) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Initial Purchased Securities, including without limitation, the NYSE having raised no objection to any of the transactions contemplated by the Transaction Documents, if any.

(xii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(xiii) Since the date of execution of this Agreement, no event or series of events shall have occurred that would have or result in a Material Adverse Effect.

(xiv) Reserved.

(xv) Such Buyer shall have received a letter on the letterhead of the Company, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company (a “Flow of Funds Letter”) with respect to the Initial Purchased Securities.

(xvi) The Company shall have submitted a SLAP to the NYSE relating to the issuance of the Underlying Shares as contemplated hereby, the NYSE shall have provided the written approval of such SLAP and the Company shall have otherwise not received any notice objecting to the listing of the Underlying Shares from the NYSE.

(xvii) The Company shall have delivered to such Buyer the results of a recent lien, bankruptcy and judgment search in each relevant jurisdiction with respect to the Company and its Subsidiaries and such search shall reveal no Liens on any of the Collateral (as such term is defined in the Security Agreement) or other assets of the Company and its Subsidiaries except, in the case of assets other than Collateral, for Permitted Liens (as such term is defined in the Notes) and except for Liens to be discharged on or prior to the Initial Closing Date pursuant to documentation reasonably satisfactory to the Buyer.

(xviii) The Company shall have delivered to Buyer a duly completed and executed perfection certificate dated no earlier than five (5) days prior to the Initial Closing Date, in the form attached hereto as Exhibit G.

(xix) All costs, fees, expenses (including, without limitation, legal fees and expenses) contemplated hereby to be payable to the Buyers shall have been paid to the extent due and, in the case of expenses of the Buyers that are reimbursable in accordance herewith.

(xx) The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.

(b) The obligation of each Buyer hereunder to purchase the Subsequently Purchased Securities at each Subsequent Closing is subject to the satisfaction, at or before the Subsequent Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Funding Conditions shall be then satisfied and the Buyers shall have received a certificate, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of each Subsequent Closing Date, to the foregoing effect (the “Funding Conditions Certificate”). “Funding Conditions” will be deemed to be satisfied as of any date if all of the following conditions are satisfied on each date during the period beginning on and including the twentieth (20th) Trading Day preceding the date on which the Company delivers the Subsequently Purchased Notes Notice to the Buyers and ending on and including the Subsequent Closing Date: (i) the Buyers are not in possession of any material non-public information concerning the Company or any of its Subsidiaries; (ii) no pending, proposed or intended Fundamental Change or Fundamental Transaction has occurred that has not been abandoned, terminated or consummated; (iii) no Default (as defined in the Notes) will have occurred and be continuing and no Event of Default (as defined in the Notes) will have occurred; and (iv) there shall be no limitations on issuance of the Underlying Shares under the Company’s organizational documents, stock exchange rules or other applicable regulatory requirements.

(ii) The Company shall (A) have filed a Resale Registration Statement, which has become and remains effective, registering all Warrant Shares underlying the Initial Purchased Warrants and Note Shares issuable pursuant to the terms of Initial Purchased Notes and (B) such Underlying Shares shall be Freely Tradable (as defined in the Warrants and Notes, as applicable).

(iii) The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to the Buyers the Subsequently Purchased Securities set forth on the Subsequently Purchased Securities Notice.

(iv) Such Buyer shall have received the opinion of Winston & Strawn LLP, the Company’s counsel, dated as of the Subsequent Closing Date, in the form acceptable to such Buyer.

(v) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, dated as of each Subsequent Closing Date, in the form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Transfer Agent

(vi) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Subsequent Closing Date, along with a bring-down letter certifying the good standing of the Company and each of its Subsidiaries as of each Subsequent Closing Date.

(vii) The Company shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and dated as of the Subsequent Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors or a duly authorized committee thereof in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws, each as in effect at each Subsequent Closing Date.

(viii) Each and every representation and warranty of the Company shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of each Subsequent Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to each Subsequent Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of each Subsequent Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to such Buyer.

(ix) Each Security Document is effective to create in favor of the Collateral Agent (for the benefit of the Buyers) a legal, valid and enforceable security interest, as security for the obligations, in the Collateral subject to such Security Document and each such security interest is perfected on a first-priority basis (subject only to Permitted Liens).

(x) The Company shall have delivered to such Buyer a letter from the Transfer Agent certifying the number of shares of Common Stock outstanding on the Subsequent Closing Date immediately prior to each Subsequent Closing.

(xi) As of, and during the twenty (20) Trading Days prior to, each Subsequent Closing Date, the Common Stock (A) shall be designated for quotation or listed (as applicable) on the NYSE and (B) shall not have been suspended, as of the Subsequent Closing Date, by the SEC or the NYSE from trading on the NYSE nor shall suspension by the SEC or the NYSE have been threatened, as of the Subsequent Closing Date, either (1) in writing by the SEC or the NYSE or (2) by falling below the minimum maintenance requirements of the NYSE.

(xii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Subsequently Purchased Securities, including without limitation, the NYSE.

(xiii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(xiv) Since the date of execution of this Agreement, no event or series of events shall have occurred that would have or result in a Material Adverse Effect.

(xv) The Company shall have obtained the Requisite Stockholder Approval to effect the sale of the Subsequently Purchase Securities and the issuance of the Underlying Shares.

(xvi) Such Buyer shall have received a Flow of Funds Letter with respect to the Subsequently Purchased Securities.

(xvii) All costs, fees, expenses (including, without limitation legal fees and expenses) contemplated hereby to be payable to the Buyers shall have been paid to the extent due and, in the case of expenses of the Buyers that are reimbursable in accordance herewith.

(xviii) The Company has been, and continues to remain, in full compliance with the terms and conditions of the applicable Transaction Documents.

(xix) The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.

(xx) Trading shall not be prohibited under the Company’s Insider Trading Policy (as in effect on each Subsequent Closing Date).

(xxi) The Company shall have delivered to such Buyer the results of a recent lien, bankruptcy and judgment search in each relevant jurisdiction with respect to the Company and its Subsidiaries and such search shall reveal no Liens on any of the Collateral or other assets of the Company and its Subsidiaries except, in the case of assets other than Collateral, for Permitted Liens.

(xxii) The Company shall have delivered to Buyer a duly completed and executed perfection certificate dated no earlier than five (5) days prior to the Initial Closing Date, in the form attached hereto as Exhibit G.

(xxiii) The Company shall have otherwise not received any notice objecting to the listing of the Underlying Shares from the NYSE in connection with the previously submitted SLAP and such previous approval received from the NYSE shall continue to be in full force and effect.

(xxiv) In the case of a Subsequent Closing pursuant to Section 1(e) hereof, the Company shall have received the Buyer’s Subsequent Closing Consent.

(xxv) Such Buyer shall have received the Security Interest Opinion with respect to the Initial Closing.

8.	TERMINATION.

In the event that the Initial Closing shall not have occurred with respect to a Buyer within five (5) Business Days of the date hereof, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Initial Purchased Securities shall be applicable only to such Buyer providing such written notice; provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(g) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company and each Buyer hereby irrevocably submits to the exclusive jurisdiction of any U.S. Federal Court with applicable subject matter jurisdiction sitting in the City of New York, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b) Counterparts; Electronic Signatures. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

(c) Headings; Gender; Interpretation. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.

(d) Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Buyer with respect to Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer, or any instruments any Buyer received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents and all holders of the Purchased Securities. From the date hereof and while any Purchased Securities are outstanding, the Company shall not be permitted to receive any consideration from a Buyer or a holder of Purchased Securities that is not otherwise contemplated by the Transaction Documents in order to, directly or indirectly, induce the Company or any Subsidiary (i) to treat such Buyer or holder of Purchased Securities in a manner that is more favorable than to other similarly situated Buyers or holders of Purchased Securities, or (ii) to treat any Buyer(s) or holder(s) of Purchased Securities in a manner that is less favorable than the Buyer or holder of Purchased Securities that is paying such consideration; provided, however, that the determination of whether a Buyer has been treated more or less favorably than another Buyer shall disregard any securities of the Company purchased or sold by any Buyer. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (y) nothing contained in any of the SEC Documents shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document. “Required Holders” means (I) prior to the Initial Closing Date, each Buyer entitled to purchase Initial Purchased Securities at the Initial Closing, and (II) on or after the Initial Closing Date, holders of a majority of the Underlying Shares in the aggregate as of such time issued or issuable hereunder or pursuant to the Warrants and Notes, as applicable; provided that such majority must include High Trail Special Situations LLC and HT Investments MA LLC, so long as High Trail Special Situations LLC, HT Investments MA LLC or any of their affiliates hold any Securities.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:

Picard Medical, Inc.

1992 E Silverlake

Tucson AZ, 85713

Telephone:	520-545-1234
Attention:	Bernard Skaggs
E-Mail:	bskaggs@syncardia.com

With a copy (for informational purposes only) to:

Winston & Strawn LLP

800 Capitol St., Suite 2400

Houston, TX 77002-2925

Attention:	Michael Blankenship
E-Mail:	mblankenship@winston.com

If to the Transfer Agent:

Continental Stock Transfer & Trust Company

1 State St 30th floor,

New York, NY 10004

Attention:	Marlene Cunningham
E-Mail:	mcunningham@continentalstock.com

If to a Buyer, to (i) its e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers and (ii) to [***], High Trail Capital, 221 River Street, 9th Floor, Hoboken, NJ 07030 (telephone: [***]).

with a copy (for informational purposes only) to:

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, NY 10112

Attention:	Rick A. Werner
E-Mail:	rick.werner@haynesboone.com

or to such other address, e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Purchased Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including, without limitation, by way of a Fundamental Change or a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Changes set forth in the Notes and the applicable provisions governing Fundamental Transactions set forth in the Warrants). A Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Buyers in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Sections 4(w) and 9(k).

(i) Survival. The representations, warranties, agreements and covenants shall survive the Initial Closing and the Subsequent Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification.

(i) In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents (including, without limitation, any hedging or similar activities in connection therewith), or (B) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, any hedging or similar activities in connection therewith or as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief); provided, however, that the Company will not be liable in any such case to a Buyer or its related Indemnitees to the extent that any such claim, loss, damage, liability or expense arises primarily out of or is based primarily upon the inaccuracy of any representations and warranties made by such Buyer herein. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii) Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including, without limitation, any impleaded parties) include both such Indemnitee and the indemnifying party, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the indemnifying party (in which case, if such Indemnitee notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party), provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee which relates to such Indemnified Liability. The indemnifying party shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action. The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred. The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnitees against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

(l) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Buyer (or its broker or other financial representative) to effect short sales or similar transactions in the future.

(m) Remedies. Each Buyer and in the event of assignment by Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law would be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(n) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided or if no period is prescribed, within a reasonable period of time, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(p) Judgment Currency.

(i) If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(p) referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Business Day immediately preceding:

(1) the date actual payment of the amount due, in the case of any proceeding in the Court of Chancery of the State of Delaware or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

(2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(p)(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).

(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(p)(i)(2), there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.

(q) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that it has conducted such due diligence as it deems appropriate and is not relying on any representation, warranty, statement or information other than those expressly set forth in this Agreement and the other Transaction Document and that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Buyer confirms that each Buyer has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, each Subsidiary and a Buyer, solely, and not between the Company, its Subsidiaries and the Buyers collectively and not between and among the Buyers.

(r) Performance Date. If the date by which any obligation under any of the Transaction Documents must be performed occurs on a day other than a Business Day, then the date by which such performance is required shall be the next Business Day following such date.

(s) Enforcement Fees. The Company agrees to pay all costs and expenses of the Buyers incurred as a result of enforcement of the Transaction Documents and the collection of any amounts owed to the Buyers hereunder (whether in cash, equity or otherwise), including, without limitation, reasonable attorneys’ fees and expenses.

(t) Collateral Agent.

(i) Appointment; Authorization. The Buyers, together with any successors or assigns thereof, hereby irrevocably appoint, designate and authorize High Trail Special Situations LLC as collateral agent to take such action on their behalf under the provisions of the Notes, each Security Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of each Security Document, together with such powers as are reasonably incidental thereto. The provisions of this Section 9(t) are solely for the benefit of the Collateral Agent, and the Company shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any Security Document (or any other similar term) with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Notwithstanding any provision to the contrary contained elsewhere in the Notes, any Security Document or any other agreement, instrument or document related hereto or thereto, the Collateral Agent shall not have any duty or responsibility except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Notes, any Security Document or any other agreement, instrument or document related hereto or thereto or otherwise exist against the Collateral Agent.

(ii) Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its Affiliates (as defined in the Notes), partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives, or the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of any of its Affiliates (collectively, the “Related Parties”). The exculpatory provisions of this Section 9(t) shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent. The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(iii) Exculpatory Provisions.

(A) The Collateral Agent shall not have any duties or obligations except those expressly set forth in the Security Documents, and its duties shall be administrative in nature. Without limiting the generality of the foregoing, the Collateral Agent: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default (as defined in the Notes) has occurred and is continuing or an Event of Default (as defined in the Notes) has occurred; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers; and (iii) shall not, except as expressly set forth in the Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Collateral Agent or any of its Affiliates in any capacity.

(B) The Collateral Agent shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Collateral Agent in writing by the Company.

(C) The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with the Notes, any Security Document or any other agreement, instrument or document related hereto or thereto, (b) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (d) the validity, enforceability, effectiveness or genuineness of the Notes, any Security Document or any other agreement, instrument or document related to the Notes or Security Documents, or (e) any failure of the Company or any other party to the Notes, any Security Agreement or any other agreement, instrument or document related to the Notes or Security Documents to perform its obligations thereunder. The Collateral Agent shall not be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Notes, any Security Document or any other agreement, instrument or document related to the Notes or Security Documents, or to inspect the properties, books or records of the Company or any Affiliate of the Company.

(iv) Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(v) Successor Agent. The Collateral Agent may resign as the Collateral Agent at any time upon ten (10) days’ prior notice to the Buyers and the Company. If the Collateral Agent resigns under the Notes, the Required Holders shall appoint a successor agent. If no successor agent is appointed prior to the effective date of the resignation of the Collateral Agent, the Collateral Agent may appoint a successor Collateral Agent on behalf of the Buyers after consulting with the Buyers. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term “the Collateral Agent” shall mean such successor agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the Collateral Agent’s resignation hereunder as the Collateral Agent, the provisions of this Section 9(t) shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent. If no successor agent has accepted appointment as the Collateral Agent by the date which is thirty (30) days following a retiring Collateral Agent’s notice of resignation, a retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Buyers, shall perform all of the duties of the Collateral Agent hereunder until such time as Required Holders shall appoint a successor agent as provided for above.

(vi) Non-Reliance on the Collateral Agent. The Buyers acknowledges that they have, independently and without reliance upon the Collateral Agent or any of its Related Parties and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter invest in the Notes. The Buyers also acknowledges that they will, independently and without reliance upon the Collateral Agent or any of its Related Parties and based on such documents and information as they shall from time to time deem appropriate, continue to make their own decisions in taking or not taking action under or based upon the Notes, any Security Document or any related agreement or any document furnished hereunder or thereunder.

(vii) Collateral Matters. The Buyers irrevocably authorize the Collateral Agent to release any Lien (as defined in the Notes) granted to or held by the Collateral Agent under any Security Document (i) when all Obligations (as defined in the Security Agreement) have been paid in full; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any sale or other disposition permitted under the Notes and each other agreement, instrument or document related thereto (it being agreed and understood that the Collateral Agent may conclusively rely without further inquiry on a certificate of an officer of the Company as to the sale or other disposition of property being made in compliance with the Notes and each other agreement, instrument or document related thereto); or (iii) if approved, authorized or ratified in writing by the Buyers. The Collateral Agent shall have the right, in accordance with the Security Documents to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and the Collateral Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and setoff the amount of such price against the Obligations.

(viii) Reimbursement by Buyers. To the extent that the Company for any reason fails to indefeasibly pay any amount required under Sections 4(g) or 9(k) to be paid by it to the Collateral Agent (or any sub-agent thereof) or any Related Party of the Collateral Agent (or any sub-agent thereof), the Buyers hereby agree, jointly and severally, to pay to the Collateral Agent (or any such sub-agent) or such Related Party of the Collateral Agent (or any sub-agent thereof), as the case may be, such unpaid amount.

(ix) Marshaling; Payments Set Aside. Neither the Collateral Agent nor the Buyers shall be under any obligation to marshal any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Collateral Agent, or the Collateral Agent enforces its Liens or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Collateral Agent in its discretion) to be repaid to a trustee, receiver or any other party in connection with any bankruptcy, insolvency or similar proceeding, or otherwise, then (i) to the extent of such recovery, the obligation under the Notes intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred and (ii) the Buyers agree to pay to the Collateral Agent upon demand its share of the total amount so recovered from or repaid by the Collateral Agent to the extent paid to the Buyers.

[signature pages follow]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

PICARD MEDICAL, INC.

By:	/s/ Patrick NJ Schnegelsberg
	Name:	Patrick NJ Schnegelsberg
	Title:	Chief Executive Officer

[Signature Page to the Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

HIGH TRAIL SPECIAL SITUATIONS LLC

By:	/s/ [***]
Name:	[***]
Title:	Authorized Signatory

BUYER:

HT INVESTMENTS MA LLC

By:	/s/ [***]
Name:	[***]
Title:	Authorized Signatory

[Signature Page to Securities Purchase Agreement]

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)	(12)
Buyer	Address	Aggregate Principal Amount of Initial Purchased Notes	Aggregate Purchase Price of Initial Purchased Notes	Maximum Aggregate Principal Amount of Subsequently Purchased Notes	Maximum Aggregate Purchase Price of Subsequently Purchased Notes	Maximum Aggregate Purchase Price of Purchased Notes	Aggregate Purchase Price of the Initial Purchased Warrants	Aggregate Number of Warrant Shares underlying the Initial Purchased Warrants	Maximum Aggregate Purchase Price of the Subsequently Purchased Warrants	Aggregate Number of Warrant Shares underlying the Subsequently Purchased Warrants	Legal Representative’s Address
High Trail Special Situations LLC	High Trail Capital 221 River Street, 9th Floor, Hoboken, NJ 07030 Attn: [***] E-Mail: notices@hightrailcap.com	$15,000,000	$10,553,154.72	$35,000,000	TBD	TBD	$0	0	TBD	TBD	Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor, New York, NY 10112 Attention: Rick Werner

HT Investments MA LLC	High Trail Capital 221 River Street, 9th Floor, Hoboken, NJ 07030 Attn: [***] E-Mail: notices@hightrailcap.com	$0	$0	$0	TBD	TBD	$2,946,845.28	7,009,346	TBD	TBD	Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor, New York, NY 10112 Attention: Rick Werner

TOTAL		$15,000,000	$10,553,154.72	$35,000,000	TBD	TBD	$2,946,845.28	7,009,346	TBD	TBD

Exhibit A

Form of Senior Secured Note

Execution Version

[FORM OF] 1 Picard Medical, Inc.

Senior Secured Note due 2028

THE ISSUANCE AND SALE OF NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES THAT MAY BE ISSUABLE PURSUANT TO THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. UNTIL THE DATE THAT IS ONE (1) YEAR AFTER THE ISSUE DATE (AS DEFINED ON THE REVERSE OF THIS NOTE), THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION AND PROSPECTUS-DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

[1]	NTD: This form of Senior Secured Note to be used for Initial Closing and any Subsequent Closing.

Picard Medical, Inc.

[FORM OF] Senior Secured Note due 2028

[_________]

Certificate No. [___]

PICARD MEDICAL, INC., a Delaware corporation (the “Company”), for value received, promises to pay to HIGH TRAIL SPECIAL SITUATIONS LLC (the “Initial Holder”), or its registered assigns, one hundred percent (100%) of the principal sum of [   ] ($[   ]1) (such principal sum, the “Principal Amount”) on [   ]2, and to pay any outstanding interest thereon, as provided in this Note, in each case, as provided in and subject to the other provisions of this Note, including the earlier redemption, repurchase or conversion of this Note.

Unless otherwise indicated, references herein to “dollars” or “$” are to U.S. dollars.

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

[1]	NTD: With respect to the Initial Purchased Notes, $15,000,000, and with respect to the Subsequently Purchased Notes, such amounts as indicated in any Subsequently Purchased Securities Notice.
[2]	NTD: Three years after the closing date.

IN WITNESS WHEREOF, Picard Medical, Inc. has caused this instrument to be duly executed as of the date first written above.

PICARD MEDICAL, INC.

By:
Name:
Title:

(Signature Page to Senior Secured Note due 2028, Certificate No. A-1)

Picard Medical, Inc.

Senior Secured Note due 2028

This Note (this “Note” and, collectively with any Note issued in exchange therefor or in substitution thereof, the “Notes”) is issued by Picard Medical, Inc. a Delaware corporation (the “Company”), and designated as its “Senior Secured Notes due 2028.”

Section 1. Definitions.

“Acceleration Notice” has the meaning set forth in Section 10(B)(ii).

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act.

“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issue Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

“Authorized Denomination” means, with respect to the Notes, a Principal Amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof, or, if such Principal Amount then-outstanding is less than $1,000, then such outstanding Principal Amount.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Combination Event” has the meaning set forth in Section 9.

“Business Day” means any day other than a Saturday, a Sunday or any day on which commercial banks in The City of New York are authorized or required by law or executive order to close or be closed; provided, however, for clarification, commercial banks in The City of New York shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are open for use by customers on such day.

“Capital Lease” means, with respect to any Person, any leasing or similar arrangement conveying the right to use any property, whether real or personal property, or a combination thereof, by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares of, interests (including, for the avoidance of doubt, partnership interests, limited partnership interests or other membership interests) in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” means all cash and liquid funds.

“Cash Equivalents” means, as of any date of determination, any of the following: (A) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States Government, the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (B) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (C) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (D) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any commercial bank organized under the laws of the United States or any state thereof, or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $5,000,000,000; and (E) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (A) and (B) above, (ii) has net assets of not less than $5,000,000,000, and (iii) has the highest rating obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service.

“Close of Business” means 5:00 p.m., New York City time.

“Collateral” has the meaning set forth in the Security Agreements.

“Collateral Agent” means High Trail Special Situations LLC in its capacity as collateral agent for the Holder and each Other Holder, together with any successor thereto in such capacity.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company, subject to Section 7(I).

“Common Stock Change Event” has the meaning set forth in Section 7(I)(i).

“Company Redemption Date” has the meaning set forth in Section 4(F).

“Company Redemption Equity Conditions” will be deemed to be satisfied as of any date if the following condition is satisfied as of such date and on each of the twenty (20) previous Trading Days: no Event of Default will have occurred that has not been waived and no Default will have occurred and be continuing which has not been waived.

“Company Redemption Equity Conditions Period” has the meaning set forth in Section 4(F)(iii).

“Company Redemption Notice” has the meaning set forth in Section 4(F).

“Company Redemption Price” means, a cash amount equal to one hundred five percent (105%) of the Principal Amount of this Note being redeemed at such time, plus accrued and unpaid interest thereon.

“Compliance Certification” has the meaning set forth in Section 8(J)(ii).

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (A) any Indebtedness or other obligations of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (B) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (C) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) operating leases (as determined in accordance with GAAP). The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Control Agreement” has the meaning set forth in the Security Agreements.

“Conversion Consideration” has the meaning set forth in Section 7(E)(i).

“Conversion Date” means the first Business Day on which the requirements set forth in Section 7(C)(i) to convert this Note are satisfied.

“Conversion Settlement Date” has the meaning set forth in Section 7(E)(iv).

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Covering Price” has the meaning set forth in Section 7(E)(v)(1).

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PMI US <EQUITY> VAP” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Default Interest” has the meaning set forth in Section 10(D).

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(A) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(B) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Subsidiary of the Company; provided that any such conversion or exchange will be deemed an incurrence of Indebtedness or Disqualified Stock, as applicable); or

(C) is redeemable at the option of the holder thereof, in whole or in part,

(D) in the case of each of clauses (A), (B) and (C), at any point prior to the one hundred eighty-first (181st) day after the Maturity Date.

“DTC” means The Depository Trust Company.

“Equity Conditions” will be deemed to be satisfied as of any date if all of the following conditions are satisfied as of such date and on each of the twenty (20) previous Trading Days: (A) the shares issuable pursuant to this Note are Freely Tradable; (B) the Holder is not in possession of any material non-public information; (C) the issuance of such shares will not be limited by Section 7(J); (D) such shares will satisfy Section 7(F)(i); (E) no pending, proposed or intended Fundamental Change has occurred that has not been abandoned, terminated or consummated; (F) the Daily VWAP per share of the Common Stock is not less than one dollar twenty five cents ($1.25); (G) the daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the NYSE American LLC is not less than five hundred thousand dollars ($500,000) per each ten million dollars ($10,000,000) in initial principal amount of Notes and all Other Notes issued; (H) no delisting or suspension by the principal, in terms of volume, Trading Market on which the Company is then listed or traded has been threatened (with a reasonable prospect of delisting or suspension occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or is reasonably likely to occur or pending as evidenced by (x) a writing by such Trading Market or (y) the Company falling below the minimum listing maintenance requirements, if applicable, of such Trading Market; and (I) no Event of Default will have occurred that has not been waived and no Default will have occurred and be continuing which has not been waived.

“Equity Interest” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including preferred stock or membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” has the meaning set forth in Section 10(A).

“Event of Default Acceleration Amount” means, with respect to the delivery of an Acceleration Notice, a cash amount equal to (A) if such amount is paid within fifteen (15) Business Days after the Holder has delivered such Acceleration Notice to the Company, the sum of (i) one hundred percent (100%) of the then outstanding principal amount of this Note (or such lesser principal amount accelerated as set forth in such Acceleration Notice) plus (ii) the accrued and unpaid interest on this Note or (B) if such amount is paid more than fifteen (15) Business Days after the Holder has delivered such Acceleration Notice to the Company, the sum of (i) one hundred fifteen percent (115%) of the then outstanding principal amount of this Note (or such lesser principal amount accelerated as set forth in such Acceleration Notice), plus (ii) the accrued and unpaid interest on this Note.

“Event of Default Notice” has the meaning set forth in Section 10(C).

“Excess Shares” has the meaning set forth in Section 7(J)(i).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Foreign Subsidiary” means SynCardia Systems Europe GmbH.

“Foreign Subsidiaries” means, at any time, all Subsidiaries that are organized or existing under the laws of any jurisdiction other than the United States, any state or territory thereof, or the District of Columbia.

“Freely Tradable” means, with respect to any shares of Common Stock issued or issuable pursuant to this Note, that (A) such shares would be eligible to be offered, sold or otherwise transferred by the Holder pursuant to Rule 144, without any requirements as to volume, manner of sale, availability of current public information (other than as then satisfied, to the extent applicable) or notice under the Securities Act and without any requirement for registration under any state securities or “blue sky” laws; (B) such shares are (or, when issued, will be) (i) represented by book-entries at DTC and identified therein by an “unrestricted” CUSIP number; (ii) not represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (iii) listed and admitted for trading, without suspension or material limitation on trading, on a Trading Market; and (C) no delisting or suspension by such Trading Market is pending or has been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (x) a writing by such Trading Market or (y) the Company falling below the minimum listing maintenance requirements of such Trading Market.

“Fundamental Change” means any of the following events:

(A) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or the employee benefit plans of the Company or its Wholly Owned Subsidiaries, files any report with the Commission indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity;

(B) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than solely to one or more of the Company’s Wholly Owned Subsidiaries); or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Common Stock); provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D) the Common Stock ceases to be listed on any Trading Market.

For purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Notice” has the meaning set forth in Section 6(C).

“Fundamental Change Repurchase Date” means the date as of which this Note must be repurchased for cash in connection with a Fundamental Change, as provided in Section 6(B).

“Fundamental Change Repurchase Price” means, with respect to this Note (or any portion of this Note to be repurchased) upon a Repurchase Upon Fundamental Change, a cash amount equal to the sum of (i) one hundred five percent (105%) of the then outstanding Principal Amount of this Note (or such lesser principal amount accelerated pursuant to such notice) and (ii) the accrued and unpaid interest on this Note.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided the definitions set forth in this Note and any financial calculations required thereby shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the date hereof.

“Holder” means the person in whose name this Note is registered on the books of the Company, which initially is the Initial Holder.

“Holder Conversion Notice” has the meaning set forth in Section 7(C)(i).

The term “including” means “including without limitation,” unless the context provides otherwise.

“Indebtedness” means, indebtedness of any kind, including, without duplication (A) all indebtedness for borrowed money or the deferred purchase price of property or services, including reimbursement and other obligations with respect to surety bonds and letters of credit, (B) all obligations evidenced by notes, bonds, debentures or similar instruments, (C) all Capital Lease Obligations, (D) all Contingent Obligations, and (E) Disqualified Stock.

“Independent Investigator” has the meaning set forth in Section 8(R).

“Initial Holder” has the meaning set forth in the cover page of this Note.

“Intellectual Property” means all of the Company’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; the Company’s applications therefor and reissues, extensions, or renewals thereof; and the Company’s goodwill associated with any of the foregoing, together with the Company’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets to solely the extent of the amount in excess of the fair market value.

“Issue Date” means [___].

“Last Reported Sale Price” of the shares of Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the shares of Common Stock are then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Company.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest; provided, that for the avoidance of doubt, licenses, strain escrows and similar provisions in collaboration agreements, research and development agreements that do not create or purport to create a security interest, encumbrance, levy, lien or charge of any kind shall not be deemed to be Liens for purposes of this Note.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal, in terms of volume, Trading Market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Market Stock Payment Price” means, with respect to any Conversion Date, an amount equal to ninety-three percent (93%) of the lowest Daily VWAP during the five (5) VWAP Trading Day period ending on and including the VWAP Trading Day immediately prior to such Conversion Date.

“Maturity Date” means [___].1

“Maximum Percentage” has the meaning set forth in Section 7(J)(i).

“Open of Business” means 9:00 a.m., New York City time.

The term “or” is not exclusive, unless the context expressly provides otherwise.

“Other Holder” means any person in whose name any Other Note is registered on the books of the Company.

“Other Notes” means any Notes that are of the same class of this Note and that are represented by one or more certificates other than the certificate representing this Note.

“Partial Redemption Date” means, with respect to this Note, (A) the first calendar day of each month beginning on February 1, 2026 and (B) if not otherwise included in clause (A), the Maturity Date.

“Partial Redemption Payment” means, for any date that is a Partial Redemption Date, an amount equal to (i) prior to the date on which the Company completes a Qualified Equity Financing, [   ] dollars ($[   ])2, and (ii) following the date on which the Company completes a Qualified Equity Financing, [   ] dollars ($[   ]3); provided that, the Holder and the Company may agree to adjust the size of any Partial Redemption Payment from time to time by mutual written consent; provided, further, that the Holder may by written notice (for which email shall suffice) (such notice, a “Partial Redemption Increase Notice”), at its sole discretion (including, without limitation, retroactively) with respect to any Partial Redemption Payment for which the Company has elected to pay any portion in shares of Common Stock pursuant to 5(C), increase the amount of any such Partial Redemption Payment (the amount by which such Partial Redemption Payment is increased, the “Partial Redemption Increase Payment”); which Partial Redemption Increase Payments shall not exceed more than $3.5 million in the aggregate. Upon delivery of a Partial Redemption Increase Notice, any Partial Redemption Stock Payment Notice previously delivered by the Company with respect to the applicable Partial Redemption Payment subject to such Partial Redemption Increase Notice shall be deemed amended (retroactively or otherwise) as if the Company had elected to pay the entire Partial Redemption Increase Payment in shares of Common Stock and the Company shall certify that the Equity Conditions are satisfied on the date the Holder delivers such Partial Redemption Increase Notice.

[1]	NTD: Three years after the closing date.
[2]	NTD: With respect to the Initial Note, $1,764,706. With respect to any Subsequently Purchased Notes, to equal 1/8.5 of the applicable initial principal amount for such Subsequently Purchased Notes.
[3]	NTD: With respect to the Initial Note, $882,353. With respect to any Subsequently Purchased Notes, to equal 1/17 of the applicable initial principal amount for such Subsequently Purchased Notes.

“Partial Redemption Stock Payment Notice” has the meaning set forth in Section 5(C).

“Patent License” means any written agreement granting any right with respect to any invention covered by a Patent that is in existence or a Patent application that is pending, in which agreement the Company now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Permitted Indebtedness” means (A) Indebtedness evidenced by this Note and all other Senior Secured Notes issued pursuant to the Securities Purchase Agreement; (B) Indebtedness actually disclosed pursuant to the Securities Purchase Agreement as of the date of the Securities Purchase Agreement; (C) Indebtedness to trade creditors incurred in the ordinary course of business consistent with past practices; (D) Subordinated Indebtedness of the Company; (E) reimbursement obligations in connection with letters of credit or similar instruments that are secured by Cash or Cash Equivalents and issued on behalf of the Company or a Subsidiary thereof in an aggregate amount not to exceed two million dollars ($2,000,000) at any time outstanding; (F) refinancings of existing Indebtedness that rank junior to the Notes; provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon the Company or its Subsidiaries, as the case may be, and provided further, that if the lender of any such proposed refinancing is different from the lender of the Permitted Indebtedness to be so refinanced then, in addition to the foregoing proviso, such Permitted Indebtedness shall also not (1) have a final maturity date, amortization payment, sinking fund, put right, mandatory redemption or other repurchase obligation at the option of the lender or holder of such indebtedness, or be prepayable at the option of the Company, in any case earlier than one hundred eighty-one (181) calendar days following the Maturity Date or (2) have any covenants that are more restrictive on the Company in any material respect than the covenants set forth in this Note; (G) equipment financings or Capital Leases; provided that, (i) such equipment financing is secured solely by a Lien on the equipment acquired, (ii) the aggregate principal amount does not exceed the value of such equipment at the time such Indebtedness is incurred and (iii) such equipment financing or Capital Lease is non-recourse to the Company or any property of the Company (other than the equipment subject to such financing or Capital Lease); (H) Indebtedness in respect of ordinary-course bank guarantees and cash-management obligations in an amount up to an aggregate amount of $2,000,000 outstanding at any time; and (I) Contingent Obligations that are guarantees of the Indebtedness described in clauses (A) through (H).

“Permitted Intellectual Property Licenses” means (A) Intellectual Property licenses actually disclosed pursuant to the Securities Purchase Agreement as of the date of the Securities Purchase Agreement, and (B) non-perpetual Intellectual Property licenses granted in the ordinary course of business on arm’s length terms consisting of the licensing of technology, the development of technology or the providing of technical support which may include licenses with unlimited renewal options solely to the extent such options require mutual consent for renewal or are subject to financial or other conditions as to the ability of licensee to perform under the license; provided such license was not entered into during an Event of Default or continuance of a Default.

“Permitted Investment” means: (A) Investments actually disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date; (B) (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit issued by any bank headquartered in the United States with assets of at least five billion dollars ($5,000,000,000) maturing no more than one year from the date of investment therein, and (iv) money market accounts; (C) Investments accepted in connection with Permitted Transfers; (D) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Company’s business; (E) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers in the ordinary course of business and consistent with past practice, provided that this clause (E) shall not apply to Investments of the Company in any Subsidiary thereof; (F) Investments consisting of (i) loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of Capital Stock of the Company pursuant to employee stock purchase plans or other similar agreements approved by the Company’s Board of Directors and (ii) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, provided that the aggregate of all such loans outstanding may not exceed fifty thousand dollars ($50,000) at any time; (G) Investments in Wholly Owned Subsidiaries that are not Foreign Subsidiaries; (H) Investments in Foreign Subsidiaries during any twelve (12) month period in an aggregate amount not to exceed $3,000,000; (I) Permitted Intellectual Property Licenses; and (J) additional Investments that collectively do not exceed two million dollars ($2,000,000) in the aggregate following the date of the Securities Purchase Agreement.

“Permitted Liens” means any and all of the following: (A) Liens deemed to be disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date; (B) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that the Company maintains adequate reserves therefor in accordance with GAAP; (C) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business; provided, that the payment thereof is not yet required; (D) Liens arising from judgments, decrees or attachments in circumstances which do not constitute a Default or an Event of Default hereunder; (E) the following deposits, to the extent made in the ordinary course of business: deposits under workers’ compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (F) leasehold interests in leases or subleases and licenses granted in the ordinary course of the Company’s business and not interfering in any material respect with the business of the licensor; (G) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (H) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (I) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (J) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (K) Liens on Cash or Cash Equivalents securing obligations permitted under clauses (C) and (E) of the definition of Permitted Indebtedness; (L) Liens in favor of Holder or the Collateral Agent; (M) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (B) through (K) above (other than any Indebtedness repaid with the proceeds of this Note); provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase; (N) Liens securing equipment financed with the proceeds of Permitted Indebtedness and Liens in respect of Capital Lease Obligations, in each case, permitted pursuant to clause (G) of the definition of Permitted Indebtedness; (O) Liens arising by operation of law; and (P) customary bank account liens in favor of depositary institutions.

“Permitted Transfers” means (A) dispositions of inventory sold, and Permitted Intellectual Property Licenses entered into, in each case, in the ordinary course of business, (B) dispositions of worn-out, obsolete or surplus property at fair market value in the ordinary course of business; (C) dispositions of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the ordinary course of business for less than the full amount thereof; (D) transfers consisting of Permitted Investments in Wholly Owned Subsidiaries under clause (G) of Permitted Investments and in Foreign Subsidiaries under clause (H) of Permitted Investments; and (E) other transfers of assets to any Person other than to a joint venture or a Foreign Subsidiary and which have a fair market value of not more than five hundred thousand dollars ($500,000) in the aggregate in any twelve (12) month period.

“Person” or “person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Principal Amount” has the meaning set forth in the cover page of this Note; provided, however, that the Principal Amount of this Note will be subject to reduction (A) pursuant to Section 4(F), Section 5, Section 6, and Section 7 and (B) by an amount equal to the sum of all Partial Redemption Payments made prior to the date of determination of the Principal Amount of the Note then outstanding.

“Qualified Equity Financing” means, following the date of the Securities Purchase Agreement, the issuance and sale by the Company of the Company’s Common Stock resulting in gross proceeds of at least $10,000,000 in cash.

“Reference Property” has the meaning set forth in Section 7(I)(i)(4).

“Reference Property Unit” has the meaning set forth in Section 7(I)(i)(4).

“Reported Outstanding Share Number” has the meaning set forth in Section 7(J)(i).

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 6.

“Required Holders” has the meaning set forth in the Securities Purchase Agreement.

“Required Reserve Amount” has the meaning set forth in Section 8(Q).

“Requisite Stockholder Approval” means the stockholder approval contemplated by the NYSE American Company Guide, including under Section 713(a) of the NYSE American (or similar rule of the principal, in terms of volume, Trading Market on which the Common Stock is listed for trading) with respect to the issuance of shares of Common Stock upon conversion of the Notes and the Warrants (as defined in the Securities Purchase Agreement) in excess of the limitations imposed by such rule; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of the NYSE American LLC (or of the principal, in terms of volume, Trading Market on which the Common Stock is listed for trading), such stockholder approval is no longer required for the Company to settle all conversions of this Note by delivering shares of Common Stock without limitation pursuant to Section 7(B).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Trading Market on which the Common Stock is listed for trading. If the Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of December 24, 2025, between the Company, High Trail Special Situations LLC and HT Investments MA LLC providing for the issuance of this Note.

“Security Agreements” means those certain security agreements, dated December 24, 2025, between the Company and the Collateral Agent.

“Security Document” has the meaning set forth in the Security Agreements.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person.

“Subordinated Indebtedness” means Indebtedness subordinated to the Notes pursuant to a written agreement between the Required Holders and the applicable lender in amounts and on terms and conditions satisfactory to the Required Holders in their sole discretion.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Corporation” has the meaning set forth in Section 9(A).

“Successor Person” has the meaning set forth in Section 7(I)(i).

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Trading Market on which the Common Stock is listed for trading; and (B) there is no Market Disruption Event, provided that the Holder, by written notice to the Company, may waive any such Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Trading Market” means any of The New York Stock Exchange, The NYSE American LLC, The Nasdaq Stock Market, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors).

“Transaction Documents” has the meaning set forth in the Securities Purchase Agreement.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York.

“Undelivered Shares” has the meaning set forth in Section 7(E)(v).

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal, in terms of volume, Trading Market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; provided that the Holder, by written notice to the Company, may waive any such VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Trading Market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

“Withheld Shares” has the meaning set forth in Section 7(J)(ii).

Section 2. Persons Deemed Owners.

The Holder of this Note will be treated as the owner of this Note for all purposes.

Section 3. Registered Form.

This Note, and any Note issued in exchange therefor or in substitution thereof, will be in registered form, without coupons.

Section 4. Partial Redemption Payments; Maturity Date Payment; Prepayment.

(A) Partial Redemption Payments. The Company shall partially redeem this Note in an amount equal to the applicable Partial Redemption Payment (or portion thereof, if applicable) on each Partial Redemption Date. Each such Partial Redemption Payment shall be paid to Holder in cash on each Partial Redemption Date in accordance with Section 5(A) or in shares of Common Stock on each Conversion Settlement Date in accordance with Section 7(C). Any Partial Redemption Payment paid pursuant to this Section 4(A) shall reduce the Principal Amount by the amount of such paid amount. If this Note (or any portion of this Note) is to be redeemed pursuant to this Section 4(A), then, from and after the date the related Partial Redemption Payment is paid in full, this Note (or such portion) will cease to be outstanding.

(B) [Reserved.]

(C) Maturity Date Payment. On the Maturity Date, the Company will pay the Holder an amount in cash equal to the then outstanding Principal Amount of this Note plus any accrued and unpaid interest on this Note.

(D) [Reserved]

(E) Prepayment. The Company may not prepay the Note without the written consent of the Holder other than pursuant to Section 4(F).

(F) Company Redemption Election.

(i) The Company may redeem part or all of the then outstanding Principal Amount of this Note (a “Company Redemption”), beginning sixteen (16) Business Days after the Issue Date (any such date, a “Company Redemption Date”), for a cash redemption price equal to the Company Redemption Price; provided, that the Company must provide notice of a Company Redemption, which notice shall state the Company Redemption Date and the outstanding Principal Amount of this Note to be redeemed (“Company Redemption Notice”) at least fifteen (15) Business Days prior to such Company Redemption Date and the Company must have, on or prior to 8:30 a.m., New York City time, on the Trading Day on which such Company Redemption Notice is delivered, publicly disclosed any material, non-public information regarding the Company (including the fact that the Company is redeeming the Note) on a Form 8-K or otherwise. The Holder may convert any portion of this Note pursuant to Section 5(C) and Section 7 with respect to which the Company has delivered a Partial Redemption Stock Payment Notice prior to the payment of the Company Redemption Price. Notwithstanding the foregoing, (A) this Section 4(F) will cease to have any force and effect if (i) any Default or Event of Default has occurred hereunder or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default and (B) the Company may only redeem a portion of the then outstanding Principal Amount in minimum increments equal to the lesser of $500,000 and the entire then outstanding Principal Amount.

(ii) If this Note is to be redeemed in full pursuant to this Section 4(F) then, from and after the date the related Company Redemption Price is paid in full, this Note will cease to be outstanding.

(iii) Notwithstanding anything herein to the contrary, the Company will not have the right to, and will not, make any Company Redemption pursuant to this Section 4(F) if (x) the Company is in possession of material non-public information or (y) the Company Redemption Equity Conditions are not satisfied on each Trading Day during the period commencing on the date the Company Redemption Notice is delivered to the Holder and ending on, and including the Company Redemption Date (such period, the “Company Redemption Equity Conditions Period”) (and the Company shall certify in writing to the Holder (A) on the date of the Company Redemption Notice, within such notice, that the Company Redemption Equity Conditions were satisfied as of the date of the Company Redemption Notice and (B) on the Company Redemption Date that the Company Redemption Equity Conditions have continued to have been satisfied on each Trading Day during the remainder of the Company Redemption Equity Conditions Period), unless such failure of the Company Redemption Equity Conditions to be so satisfied is waived in writing by the Holder, which waiver may be granted or withheld by the Holder in its sole discretion.

Section 5. Method of Payment; When Payment Date is Not a Business Day.

(A) Method of Payment. The Company will pay all cash amounts due under this Note by wire transfer of immediately available funds to the account of the Holder as set forth in a written notice of an account of such Holder delivered by the Holder to the Company at least one (1) Business Day before the date such amount is due.

(B) [Reserved.]

(C) Company’s Election to Pay Partial Redemption Payments in Cash or Common Stock. At least fifteen (15) Trading Days or such shorter period as the Holder may agree in its sole discretion (but no more than twenty (20) Trading Days) prior to a Partial Redemption Date, the Company, if it desires to elect to make a Partial Redemption Payment with respect to such Partial Redemption Date entirely or partially in shares of Common Stock, shall deliver to the Holder a written notice (for which email shall suffice) of such election stating which portion thereof (provided that such amount may only be in an Authorized Denomination) the Company has elected to pay in shares of Common Stock and certifying that the Equity Conditions are satisfied as of such date (a “Partial Redemption Stock Payment Notice”) (and such election shall be irrevocable as to such Partial Redemption Date). Failure to timely deliver such written notice and certification to the Holder shall be deemed an irrevocable election by the Company to pay the Partial Redemption Payment with respect to such Partial Redemption Date in cash. With respect to any Partial Redemption Date for which the Company has elected to make a Partial Redemption Payment (or any applicable portion thereof) in shares of Common Stock in accordance with this Section 5(C), the Holder shall have the right to convert such Partial Redemption Payment (or any applicable portion thereof) into Common Stock pursuant to Section 7 hereof at any time and from time to time on or after such Partial Redemption Date, allocating all or any portion of any applicable Partial Redemption Payment to any Conversion Date. Notwithstanding anything herein to the contrary, the Company will not have the right to, and will not, make any Partial Redemption Payment (or any applicable portion thereof) in shares of Common Stock if the Equity Conditions are not satisfied for each VWAP Trading Day occurring between the date of delivery of the Partial Redemption Stock Payment Notice and the applicable Conversion Settlement Date (as defined below) (and the Company shall certify in writing (for which email shall suffice) to the Holder on the applicable Conversion Settlement Date that the Equity Conditions have continued to have been satisfied during such period), and such Partial Redemption Payment (or any applicable portion thereof) shall instead be satisfied by paying in cash an amount equal to one hundred percent (100%) of the amount of such Partial Redemption Payment (or any applicable portion thereof) that the Company has elected to pay in shares of Common Stock, together with the payment of any Default Interest corresponding to such Partial Redemption Payment (or portion thereof, if applicable) on the immediately succeeding Partial Redemption Date, in accordance with Section 5(A), unless such failure of the Equity Conditions to be so satisfied is waived in writing by the Holder, which waiver may be granted or withheld by the Holder in its sole discretion.

(D) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on this Note as provided in this Note is not a Business Day, then, notwithstanding anything to the contrary in this Note, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay.

Section 6. Required Repurchase of Note upon a Fundamental Change.

(A) Repurchase Upon Fundamental Change. Subject to the other terms of this Section 6, if a Fundamental Change occurs, then the Holder will have the right to require the Company to repurchase this Note (or any portion of this Note in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Holder’s choosing that is no more than twenty (20) Business Days after the later of (x) the date the Company delivers to the Holder the related Fundamental Change Notice pursuant to Section 6(C); and (y) the effective date of such Fundamental Change.

(C) Fundamental Change Notice. No later than the tenth (10th) Business Day before the occurrence of any Fundamental Change, the Company will send to the Holder a written notice (the “Fundamental Change Notice”) thereof (provided, however, in no event shall such notice be required prior to the actual public announcement of such Fundamental Change), stating the expected date such Fundamental Change will occur. No later than the fifth (5th) Business Day after the date of delivery of the Fundamental Change Notice, the Holder shall notify the Company in writing whether it will require the Company to repurchase this Note and specify the Fundamental Change Repurchase Date.

(D) Effect of Repurchase. If this Note (or any portion of this Note) is to be repurchased upon a Repurchase Upon Fundamental Change, then, from and after the date the related Fundamental Change Repurchase Price is paid in full, this Note (or such portion) will cease to be outstanding and interest will cease to accrue on this Note (or such portion).

Section 7. Conversion.

(A) Right to Convert Upon Receipt of Partial Redemption Stock Payment Notice.

(i) Generally. Subject to the provisions of this Section 7, each time, if any, that the Holder receives a Partial Redemption Stock Payment Notice, the Holder may convert the applicable portion of the Partial Redemption Payment for which the Partial Redemption Stock Payment Notice was given into Conversion Consideration.

(ii) Conversions in Part. Subject to the terms of this Section 7, this Note may be converted in part, but only in an Authorized Denomination. Provisions of this Section 7 applying to the conversion of this Note in whole will equally apply to conversions of any permitted portion of this Note.

(B) When this Note May Be Converted.

(i) Generally. Upon receipt of a Partial Redemption Stock Payment Notice, the Holder may convert the Partial Redemption Payment (or any applicable portion thereof) at any time and from time to time on or after the Partial Redemption Date with respect to which the Partial Redemption Stock Payment Notice was delivered.

(ii) Limitations and Closed Periods. Notwithstanding anything to the contrary in this Section 7, if this Note (or any portion of this Note) is to be repurchased upon a Repurchase Upon Fundamental Change, then in no event may this Note (or such portion) be converted after the Close of Business on the Scheduled Trading Day immediately before the related Fundamental Change Repurchase Date; provided, that the limitations contained in this Section 7(B)(ii) shall no longer apply to this Note (or such applicable portion) if the applicable Fundamental Change Repurchase Price is not delivered on the Fundamental Change Repurchase Date in accordance with Section 6.

(C) Conversion Procedures.

(i) Generally. To convert this Note, the Holder must complete, sign and deliver to the Company the conversion notice attached to this Note on Exhibit A or portable document format (.pdf) version of such conversion notice (at which time such conversion will become irrevocable) (a “Holder Conversion Notice”). For the avoidance of doubt, the Holder Conversion Notice may be delivered by e-mail in accordance with Section 13. If the Company fails to deliver, by the related Conversion Settlement Date, any shares of Common Stock forming part of the Conversion Consideration of the conversion of this Note, the Holder, by notice to the Company, may rescind all or any portion of the corresponding Holder Conversion Notice at any time until such Undelivered Shares are delivered.

(ii) Holder of Record of Conversion Consideration. The person in whose name any shares of Common Stock is issuable pursuant to this Note will be deemed to become the holder of record of such shares as of the Close of Business on the Conversion Date for such conversion, conferring, as of such time, upon such person, without limitation, all voting and other rights appurtenant to such shares; provided, that the Holder shall be deemed to have waived any voting rights of any such shares of Common Stock issued to the Holder that may arise during the period commencing on such Conversion Date, through, and including, such applicable Conversion Settlement Date, as necessary, such that the aggregate voting rights of any shares of Common Stock (including such shares of Common Stock issued to the Holder) beneficially owned by the Holder and/or any Attribution Parties, collectively, on any such record date shall not exceed the Maximum Percentage as a result of any such conversion of this Note.

(iii) Taxes and Duties. If the Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon such conversion.

(D) [Reserved]

(E) Settlement upon Conversion.

(i) Generally. Subject to Section 7(E)(ii), the consideration (the “Conversion Consideration”) due in respect of each one thousand dollars ($1,000) Principal Amount of this Note, with respect to any portion of a Partial Redemption Payment for which the Holder has delivered a Holder Conversion Notice will consist of the following:

(1) subject to Section 7(E)(iii), a number of shares of Common Stock equal to the quotient (rounded up to the closest whole number) obtained by dividing the Principal Amount for which the Holder has delivered such Holder Conversion Notice by the Market Stock Payment Price; and

(2) cash in an amount equal to the aggregate accrued and unpaid Default Interest on this Note to, but excluding, the Conversion Settlement Date for such conversion.

(ii) [Reserved]

(iii) Fractional Shares. The total number of shares of Common Stock due in respect of any conversion of this Note pursuant to this Section 7, will be determined on the basis of the total Principal Amount of this Note to be converted with the same Conversion Date; provided, however, that if such number of shares of Common Stock is not a whole number, then such number will be rounded up to the nearest whole number.

(iv) Delivery of the Conversion Consideration. The Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of this Note to the Holder on or before the first (1st) Business Day (or, if earlier, the standard settlement period for the primary Trading Market (measured in terms of trading volume for its Common Stock) on which the Common Stock is traded) immediately after the Conversion Date for such conversion (the “Conversion Settlement Date”).

(v) Company Failure to Timely Deliver Stock Payments. If (x) the Company shall fail for any reason or for no reason on or prior to the applicable Conversion Settlement Date to deliver shares of Common Stock in accordance with, Section 5(C), or Section 7(C) (such shares to which Holder is entitled referred to as the “Undelivered Shares”); and (y) the Holder (whether directly or indirectly, including by any broker acting on the Holder’s behalf or acting with respect to such Undelivered Shares) purchases any shares of Common Stock (whether in the open market or otherwise) to cover any such Undelivered Shares (whether to satisfy any settlement obligations with respect thereto of the Holder or otherwise), then, without limiting the Holder’s right to pursue any other remedy available to it (whether hereunder, under applicable law or otherwise), the Holder will have the right, exercisable by notice to the Company, to cause the Company to either:

(1) pay, on or before the first (1st) Business Day after the date such notice is delivered (or, if earlier, the standard settlement period for the primary Trading Market (measured in terms of trading volume for its Common Stock) on which the Common Stock is traded), cash to the Holder in an amount equal to the aggregate purchase price (including any brokerage commissions and other out-of-pocket costs) incurred to purchase such shares (such aggregate purchase price, the “Covering Price”); or

(2) promptly deliver, to the Holder, such Undelivered Shares in accordance with this Note, together with cash in an amount equal to the excess, if any, of the Covering Price over the product of (x) the number of such Undelivered Shares; and (y) the Daily VWAP per share of Common Stock on the applicable Conversion Date relating to such conversion.

To exercise such right, the Holder must deliver notice of such exercise to the Company, specifying whether the Holder has elected clause (1) or (2) above to apply. If the Holder has elected clause (1) to apply, then the Company’s obligation to deliver the Undelivered Shares in accordance with this Note will be deemed to have been satisfied and discharged to the extent the Company has paid the Covering Price in accordance with clause (1). Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock as required pursuant to the terms hereof. In addition to the foregoing, if the Company fails for any reason to deliver Common Stock to the Holder by the applicable Conversion Settlement Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each one thousand dollars ($1,000) of Undelivered Shares (based on the Daily VWAP on the Conversion Settlement Date), ten dollars ($10) per Trading Day (increasing to twenty dollars ($20) per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after the applicable Conversion Settlement Date until the cash amount set forth in Section 7(E)(v)(1) is paid to the Holder or the shares of Common Stock are delivered to the Holder pursuant to Section 7(E)(v)(2).

(vi) Effect of Conversion. If this Note is converted in full, then, from and after the date the Conversion Consideration therefor is issued or delivered in settlement of such conversion, this Note will cease to be outstanding and all interest will cease to accrue on this Note.

(F) Status of Common Stock Issued upon Conversion.

(i) Status of Conversion Consideration; Listing. Each share of Common Stock delivered pursuant to this Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any Lien or adverse claim (except to the extent of any Lien or adverse claim created by the action or inaction of the Holder or the Person to whom such share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each share of Common Stock issued pursuant to this Note, when delivered, to be admitted for listing on such exchange or quotation on such system. Any shares of Common Stock issued pursuant to this Note will be issued in the form of book-entries at the facilities of DTC.

(ii) Transferability of Conversion Consideration. Any shares of Common Stock issued pursuant to this Note, if issued by the Company pursuant to an effective registration statement, will be identified therein by an “unrestricted” CUSIP number.

(G) [Reserved]

(H) [Reserved]

(I) Effect of Certain Recapitalizations, Reclassifications, Consolidations, Mergers and Sales.

(i) Generally. If there occurs any:

(1) recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(2) consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4) other similar event,

and, in each case, as a result of such occurrence, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities or other property (including cash or any combination of the foregoing) (such an event, a “Common Stock Change Event,” and such other securities or other property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue fractional shares of securities or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Note, at the effective time of such Common Stock Change Event, (x) the Conversion Consideration due pursuant to any Note will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 7 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (y) for purposes of Section 7(A), each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (z) for purposes of the definition of “Fundamental Change,” the term “ Common Stock” and “common equity” will be deemed to mean the common equity, if any, forming part of such Reference Property. For these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holder of such weighted average as soon as practicable after such determination is made.

At or before the effective date of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such instruments or agreements that (x) provides for subsequent conversions of this Note in the manner set forth in this Section 7(I) and (y) contains such other provisions as the Company reasonably determines are appropriate to preserve the economic interests of the Holder and to give effect to the provisions of this Section 7(I). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such instruments or agreements and such instruments or agreements will contain such additional provisions the Company reasonably determines are appropriate to preserve the economic interests of the Holder.

(ii) Notice of Common Stock Change Events. As soon as practicable after learning the anticipated or actual effective date of any Common Stock Change Event, the Company will provide written notice to the Holder of such Common Stock Change Event, including a brief description of such Common Stock Change Event, its anticipated effective date and a brief description of the anticipated change in the conversion right of this Note.

(iii) Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 7(I).

(J) Limitations on Conversions.

(i) Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained herein, the Company shall not effect the conversion of any portion of this Note, or otherwise issue shares pursuant to this Note, and the Holder shall not have the right to convert any portion of this Note, pursuant to the terms and conditions of this Note and any such conversion or issuance shall be null and void and treated as if never made, to the extent that after giving effect to such conversion or issuance, the Holder together with the other Attribution Parties collectively would beneficially own in the aggregate in excess of 9.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or issuance. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of, or otherwise pursuant to, this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, unconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 7(J)(i). For purposes of this Section 7(J)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Note, in determining the number of outstanding shares of Common Stock the Holder may acquire in connection with this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent (as defined in the Securities Purchase Agreement) setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a notice from the Holder related to the conversion of this Note or any issuance of shares of Common Stock in connection with this Note at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall promptly notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such conversion or issuance of shares of Common Stock would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 7(J)(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be issued pursuant to such notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of, or otherwise pursuant to, this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any Other Holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert this Note or receive shares pursuant to this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7(J)(i) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 7(J)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

(ii) Stock Exchange Limitations. Notwithstanding anything to the contrary in this Note, until the Requisite Stockholder Approval is obtained, in no event will the number of shares of Common Stock issuable upon conversion or otherwise pursuant to this Note and any Other Notes, including (for the avoidance of doubt) any portion constituting a payment of a Partial Redemption Payment exceed 14,740,234 shares in the aggregate. If any one or more shares of Common Stock are not delivered as a result of the operation of the preceding sentence (such shares, the “Withheld Shares”), then (1) on the date such shares of Common Stock are issuable hereunder (after giving effect to any limitations imposed under Section 7(J)(i)), the Company will pay to the Holder, in addition to the Conversion Consideration otherwise due upon such conversion or shares otherwise due to the Holder hereunder, cash in an amount equal to the product of (x) the number of such Withheld Shares; and (y) the Daily VWAP per share of Common Stock on the applicable Conversion Date; and (2) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in settlement of a sale by the Holder of such Withheld Shares, the Company will reimburse the Holder for (x) any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection with such purchases and (y) the excess, if any, of (A) the aggregate purchase price of such purchases over (B) the product of (I) the number of such Withheld Shares purchased by the Holder; and (II) the Daily VWAP per share of Common Stock on the applicable Conversion Date.

Section 8. Affirmative and Negative Covenants.

(A) Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

(B) Corporate Existence. Subject to Section 9, the Company will cause to preserve and keep in full force and effect:

(i) its corporate existence and the corporate existence of its Subsidiaries in accordance with the organizational documents of the Company or its Subsidiaries, as applicable; and

(ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries (other than the Excluded Foreign Subsidiary);

provided, however, that the Company need not preserve or keep in full force and effect any such rights (charter and statutory), license or franchise or existence of any of its Subsidiaries if the Board of Directors determines in good faith that (x) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; and (y) the loss thereof is not, individually or in the aggregate, materially adverse to the Holder.

(C) Ranking. All payments due under this Note shall rank (i) pari passu with all Other Notes, (ii) effectively senior to all unsecured indebtedness of the Company to the extent of the value of the Collateral securing the Notes for so long as the Collateral so secures the Notes in accordance with the terms hereof and (iii) senior to any Subordinated Indebtedness.

(D) Indebtedness; Amendments to Indebtedness. The Company shall not and shall not permit any Subsidiary to: (a) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness; (b) prepay any Indebtedness except by the conversion of Indebtedness into equity securities (other than Disqualified Stock) and the payment of cash in lieu of fractional shares in connection with such conversion or (c) amend or modify any documents or notes evidencing any Indebtedness other than Indebtedness not to exceed $2,000,000 in the aggregate, and, provided that, after giving effect to such amendment or modification, such Indebtedness constitutes Permitted Indebtedness. The Company shall not and shall not permit any Subsidiary to incur any Indebtedness that would cause a breach or Default under the Notes or prohibit or restrict the performance of any of the Company’s or its Subsidiaries’ obligations under the Notes, including without limitation, the payment of interest and principal thereon.

(E) Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, permit or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens. No pari passu or senior lien on the Collateral shall be incurred without the consent of the Required Holders.

(F) Investments. The Company shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do; provided that nothing herein shall prohibit the Company from making or holding Permitted Investments; provided, further, that the Company may not make any Investment (or make or hold a Permitted Investment) or permit any of its Subsidiaries to make any Investment (or make or hold a Permitted Investment) if (i) any Event of Default has occurred hereunder and has not been waived by the Required Holders or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default with respect to Section 10(A)(ii), Section 10(A)(iv), Section 10(A)(vi), Section 10(A)(ix), Section 10(A)(x), Section 10(A)(xi), Section 10(A)(xiii) or Section 10(A)(xv).

(G) Distributions. The Company shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other Equity Interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements provided under plans approved by the Board of Directors; provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest, except that a Subsidiary of the Company may pay dividends or make distributions to the Company or a parent company that is a direct or indirect Wholly Owned Subsidiary of the Company, or (c) lend money to any employees, officers or directors (except as permitted under clause (F) of the definition of Permitted Investment), or guarantee the payment of any such loans granted by a third party in excess of fifty thousand dollars ($50,000) in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of fifty thousand dollars ($50,000) in the aggregate. If there are dividends or distributions made by the Company or any Subsidiary (other than a Subsidiary of the Company paying dividends or making distributions to the Company or a parent company that is a direct or indirect Wholly Owned Subsidiary of the Company the assets of which are subject to a Lien in favor of the Holder pursuant to the Security Agreements), within one (1) Business Day following the date on which the Company files an Annual Report on Form 10-K or Quarterly Report on Form 10-Q with the Commission, the Company will provide the Holder with a written notice setting forth the aggregate amount of dividends or distributions made by the Company or any Subsidiary pursuant to this Section 8(G) for the period covered by such Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable. Notwithstanding anything herein to the contrary, the Company shall not, and shall not allow any Subsidiary to, declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest if (A) any Event of Default has occurred hereunder and has not been waived by the Required Holders or (B) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default with respect to Section 10(A)(ii), Section 10(A)(iv), Section 10(A)(vi), Section 10(A)(ix), Section 10(A)(x), Section 10(A)(xi), Section 10(A)(xiii) or Section 10(A)(xv), other than a Subsidiary of the Company paying dividends or making distributions to the Company or a parent company that is a direct or indirect Wholly Owned Subsidiary of the Company, the assets of which are subject to a Lien in favor of the Holder pursuant to the Security Agreements.

(H) Transfers. The Company shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of the assets of the Company and its Subsidiaries (taken as a whole), except for Permitted Transfers and Permitted Investments.

(I) Taxes. The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom. The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns. Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.

(J) Minimum Liquidity.

(i) The Company and its Subsidiaries shall have at all times liquidity calculated as unrestricted, unencumbered Cash and Cash Equivalents in one or more deposit accounts located in the United States and subject to a Control Agreement entered into subject to the post closing time period set forth in the Security Agreement in favor of the Collateral Agent in a minimum amount equal to $4,000,000. Notwithstanding anything to the contrary herein, any Cash or Cash Equivalents securing, backing or supporting any letter of credit, whether directly or indirectly, shall not constitute unrestricted, unencumbered Cash or Cash Equivalents for purposes of this Section 8(J)(i).

(ii) On or prior to the Issue Date and upon request by Holder (which may not be requested more than one (1) time in any calendar month), within one (1) Business Day of such request, the Company shall provide to the Holder a certification, in the form attached hereto as Exhibit B, executed on behalf of the Company by a duly authorized officer of the Company, certifying whether or not the Company has satisfied the requirements of Section 8(D), Section 8(E), Section 8(F), Section 8(G), Section 8(J)(i) or Section 8(Q) during the immediately preceding calendar month (a “Compliance Certification”). If the Company determines in its sole discretion that such information constitutes material non-public information, then the Company will so indicate in the certification provided pursuant to the preceding sentence and the Company will concurrently disclose such material non-public information on a Current Report on Form 8-K or otherwise.

(K) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Issue Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries (other than the Excluded Foreign Subsidiary) to not, directly or indirectly, modify its or their corporate structure or purpose.

(L) Maintenance of Properties, Etc. The Company shall maintain and preserve, and the Company shall cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful (as determined by the Company in good faith) to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times in all material respects with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(M) Maintenance of Intellectual Property. The Company will take, and the Company shall cause each of its Subsidiaries to take, all actions necessary or advisable to maintain and preserve all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company or such Subsidiary that are necessary or material (as determined by the Company in good faith) to the conduct of its business in full force and effect.

(N) Maintenance of Insurance. The Company shall maintain, and the Company shall cause each of its Subsidiaries (other than the Excluded Foreign Subsidiary) to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(O) Transactions with Affiliates. Neither the Company, nor any of its Subsidiaries, shall enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate (other than the Company or any of its Wholly Owned Subsidiaries), except transactions for fair consideration and on terms no less favorable to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

(P) Restricted Issuances. The Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities or incur any Indebtedness, in each case, that would cause a breach or Default under the Notes or that by its terms would prohibit or restrict the performance of any of the Company’s or its Subsidiaries’ obligations under the Notes, including, without limitation, the payment of principal thereon.

(Q) Share Reserve. So long as this Note remains outstanding, the Company shall at all times have no less than a number of shares of authorized but unissued Common Stock reserved for any issuance of Underlying Shares (as defined in the Securities Purchase Agreement) equal to the sum of (i) 15,000,000 shares; provided that, the Holder shall have the sole and absolute discretion to require the Company to increase such amount at any time and from time to time with prior written notice up to an amount not to exceed two hundred percent (200%) of a fraction (A) the numerator of which shall be the then outstanding principal amount of all Notes and all Other Notes, if any, issued pursuant to the Securities Purchase Agreement and (B) the denominator of which shall be the Minimum Price (as defined in Section 713(c) of the NYSE American LLC Company Guide) as of the applicable date of determination plus (ii) one hundred percent (100%) of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligations to issue shares of Common Stock under the Warrants (as defined in the Securities Purchase Agreement), which shall be reserved for issuance upon the exercise of the Warrants (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 8(Q) be reduced other than in connection with any stock combination, reverse stock split or other similar transaction. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval (if required) of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

(R) Independent Investigation. At the request of the Required Holders at any time the Required Holders have determined in good faith that (i) an Event of Default has occurred or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default but the Company has not timely agreed to such determination in writing, the Company shall hire an independent, reputable investment bank (or, at the sole option of the Required Holders, an independent, reputable accounting firm) selected by the Company and approved by the Required Holders to investigate as to whether such Event of Default or event or circumstance has occurred (the “Independent Investigator”). If the Independent Investigator determines that such Event of Default or event or circumstance has occurred, the Independent Investigator shall notify the Company of such Event of Default or occurrence of such event or circumstance and the Company shall promptly deliver written notice to the Holder of such Event of Default if such Event of Default has occurred. In connection with such investigation, the Independent Investigator may, during normal business hours and upon signing a confidentiality agreement in a form reasonably acceptable to the Company, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, any of the Company’s officers, directors, key employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.

(S) Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York City time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 8(S) shall limit any obligations of the Company, or any rights of the Holder, under the Securities Purchase Agreement.

(T) The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company, the Holder will not have any obligations hereunder except those obligations expressly set forth herein (and in the Securities Purchase Agreement) and the Holder is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Note and not as a fiduciary or agent of the Company. The Company agrees that it will not assert any claim against the Holder based on an alleged breach of fiduciary duty by the Holder in connection with the Note. The Company acknowledges that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

(U) The Company shall cause this Note and any shares of Common Stock issuable pursuant to this Note to be eligible to be offered, sold or otherwise transferred by the Holder pursuant to Rule 144, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the Securities Act and without any requirement for registration under any state securities or “blue sky” law, on and after the date that is six (6) months following the Issue Date. If this Note is to be transferred, the Holder shall notify the Company and surrender this Note to the Company (or provide the Company an affidavit in a form reasonably acceptable to the Company that this Note was lost, stolen or destroyed), whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note, registered as the Holder may request.

(V) The Company shall pay when due any and all fees and expenses owed by it under any Control Agreement entered into in favor of the Collateral Agent with respect to deposit accounts located in the United States.

Section 9. Successors.

The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person, other than the Holder or any of its Affiliates (a “Business Combination Event”), unless:

(A) the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Holder, at or before the effective time of such Business Combination Event, a supplement to this instrument) all of the Company’s obligations under this Note; and

(B) immediately after giving effect to such Business Combination Event, no Event of Default will have occurred that has not been waived and no Default will have occurred and be continuing which has not been waived.

At the effective time of any Business Combination Event, the Successor Corporation (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Note with the same effect as if such Successor Corporation had been named as the Company in this Note, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Note.

Section 10. Defaults and Remedies

(A) Events of Default. “Event of Default” means the occurrence of any of the following (whose occurrence, for the avoidance of doubt, may be waived, but may not be cured):

(i) a default in the payment when due of a Partial Redemption Payment, the Principal Amount or the Fundamental Change Repurchase Price under this Note;

(ii) a default for three (3) Business Days in the payment when due of the interest on this Note;

(iii) a default in the Company’s obligation to issue shares pursuant to this Note (or any portion of this Note) in accordance with Section 5(C), or Section 7(C) upon the exercise of the Holder’s right with respect thereto;

(iv) a default in the Company’s obligation to timely deliver a Fundamental Change Notice pursuant to Section 6(C), or Compliance Certification pursuant to Section 8(J)(ii) and, in each case, such default continues for five (5) Business Days, or the delivery of a materially false or inaccurate Fundamental Change Notice, Company Redemption Notice, or Compliance Certification;

(v) any failure to timely deliver an Event of Default Notice or any delivery of a materially false or inaccurate certification (including a false or inaccurate deemed certification) by the Company (A) that the Company Redemption Equity Conditions or the Equity Conditions are satisfied or (B) as to whether any Event of Default has occurred;

(vi) a default in any of the Company’s obligations or agreements under this Note or the Transaction Documents (in each case, other than a default set forth in clauses (i) - (v) or (vii) – (xix) of this Section 10(A)), or a breach of any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality qualifications, which may not be breached in any respect) of any Transaction Document; provided, however, that if such default can be cured, then such default shall not be an Event of Default unless the Company has failed to cure such default within fifteen (15) days after its occurrence;

(vii) any provision of any Transaction Document at any time for any reason (other than pursuant to the express terms thereof) ceases to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof is contested, directly or indirectly, by the Company or any of its Subsidiaries, or a proceeding is commenced by the Company or any of its Subsidiaries or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof;

(viii) the Company fails to comply with any covenant set forth in Section 8(D), Section 8(E), Section 8(F), Section 8 (G), Section 8 (H), Section 8 (J)(i), Section 8(P), Section 8(Q) and Section 8(V) of this Note;

(ix) the suspension from trading or failure of the Common Stock to be trading or listed on the Company’s primary Trading Market (measured in terms of trading volume for its Common Stock) on which the Common Stock is traded for a period of three (3) consecutive Trading Days;

(x) (i) the failure of the Company or any of its Subsidiaries to pay when due or within any applicable grace period any Indebtedness having an individual principal amount in excess of at least five hundred thousand dollars ($500,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, whether such Indebtedness exists as of the Issue Date or is thereafter created, and whether such default has been waived for any period of time or is subsequently cured; or (ii) the occurrence of any breach or default under any terms or provisions of any other Indebtedness of at least five hundred thousand dollars ($500,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such indebtedness, to cause, Indebtedness having an individual principal amount in excess of five hundred thousand dollars ($500,000) to become or be declared due prior to its stated maturity;

(xi) one or more final judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of at least five hundred thousand dollars ($500,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance pursuant to which the insurer has been notified and has not denied coverage), is rendered against the Company or any of its Subsidiaries and remains unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of ten (10) consecutive Trading Days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(xii) (A) the Company fails to timely file its quarterly reports on Form 10-Q or its annual reports on Form 10-K with the Commission in the manner and within the time periods required by the Exchange Act in a manner that results in the Company failing for any reason to satisfy the requirements of Rule 144(c)(1) under the Securities Act, including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c), (B) any restatement of any of the financial statements of the Company filed with the Commission under the Exchange Act to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period or (C) the Company at any time ceases to satisfy the eligibility requirements set forth under Section I.A of the General Instructions to Form S-3;

(xiii) the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder pursuant to any Securities (as defined in the Securities Purchase Agreement) acquired by the Holder under the Securities Purchase Agreement (including this Note) as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws and such failure continues for more than five (5) Trading Days;

(xiv) any Security Document shall for any reason fail or cease to create a separate valid and perfected, and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral, in each case, in favor of the Collateral Agent in accordance with the terms thereof, or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;

(xv) any material damage to, or loss, theft or destruction of, any Collateral (provided that any damage, loss, theft or destruction of the Collateral that reduces the value of such Collateral by two million dollars ($2,000,000) or more shall be deemed to be material), whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement); for clarity, an Event of Default under this Section 10(A)(xv) will not require any curtailment of revenue;

(xvi) at any time any shares of Common Stock issuable pursuant to this Note after the earlier of (i) the six (6) month anniversary of the issuance of this Note and (ii) the effective date of the Resale Registration Statement (as defined in the Securities Purchase Agreement) are not Freely Tradable;

(xvii) the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1) commences a voluntary case or proceeding;

(2) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3) consents to the appointment of a custodian of it or for any substantial part of its property;

(4) makes a general assignment for the benefit of its creditors;

(5) takes any comparable action under any foreign Bankruptcy Law; or

(6) generally is not paying its debts as they become due; or

(xviii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1) is for relief against Company or any of its Significant Subsidiaries in an involuntary case or proceeding;

(2) appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;

(3) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(4) grants any similar relief with respect to the Company or any of its Significant Subsidiaries under any foreign Bankruptcy Law, and, in each case under this Section 10(A)(xviii), such order or decree remains unstayed and in effect for at least thirty (30) days.

(xix) the Company fails to deliver, or cause to be delivered, the Security Interest Opinion (as defined in the Securities Purchase Agreement) within fifteen (15) calendar days following the Initial Closing Date (as defined in the Securities Purchase Agreement).

(xx) the Company’s stockholders approve any plan for the liquidation or dissolution of the Company.

(B) Acceleration.

(i) Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 10(A)(xvii) or Section 10(A)(xviii) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then the then outstanding portion of the Principal Amount of, and all accrued and unpaid interest on, this Note will immediately become due and payable without any further action or notice by any Person.

(ii) Optional Acceleration. If an Event of Default (other than an Event of Default set forth in Section 10(A)(xvii) or Section 10(A)(xviii) with respect to the Company (and not solely with respect to a Subsidiary of the Company)) occurs and has not been waived by the Holder, then the Holder, by notice to the Company (such notice, an “Acceleration Notice”), may declare this Note (or any portion thereof) to become due and payable on the second (2nd) Business Day immediately following the date of such Acceleration Notice for cash in an amount equal to the Event of Default Acceleration Amount.

(C) Notice of Events of Default. Promptly, but in no event later than one (1) Business Day after an Event of Default, the Company will provide written notice of such Event of Default to the Holder (an “Event of Default Notice”), which Event of Default Notice shall include (i) a reasonable description of the applicable Event of Default, (ii) the date on which the Event of Default occurred and (iii) the date on which the Default underlying such Event of Default initially occurred, if different than the date on which the Event of Default occurred.

(D) Default Interest. If a Default or an Event of Default occurs, then in each case, to the extent lawful, interest (“Default Interest”) will automatically accrue on the Principal Amount outstanding as of the date of such Default or Event of Default at a rate per annum equal to fifteen percent (15%), from, and including, the date of such Default or Event of Default, as applicable, to, but excluding, the date such Default is cured and all outstanding Default Interest under this Note has been paid. Default Interest hereunder will be computed on the basis of a 360-day year comprised of twelve 30-day months and will be payable in arrears on the earlier of (i) the first day of each calendar month, (ii) the date such Default is cured, (iii) the date on which any portion of the outstanding Principal Amount of this Note is reduced or otherwise retired (including, for the avoidance of doubt, a Fundamental Change Repurchase Date, Conversion Settlement Date, Partial Redemption Date or any date that an Event of Default Acceleration Amount is paid by the Company to the Holder), and (iv) the Maturity Date.

Section 11. Ranking.

All payments due under this Note shall rank (i) pari passu with all Other Notes, (ii) effectively senior to all unsecured indebtedness of the Company to the extent of the value of the Collateral securing the Notes for so long as the Collateral so secures the Notes in accordance with the terms hereof and (iii) senior to any Subordinated Indebtedness.

Section 12. Replacement Notes.

If the Holder of this Note claims that this Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver a replacement Note upon surrender to the Company of such mutilated Note, or upon delivery to the Company of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company may require the Holder to provide such security or an indemnity that is reasonably satisfactory to the Company to protect the Company from any loss that it may suffer if this Note is replaced.

Section 13. Notices.

Any notice or communication to the Company will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), electronic transmission (including e-mail) or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

Picard Medical, Inc.
1992 E. Silverlake
Tucson, Arizona 85713
Attention: Bernard Skaggs
Email address: bskaggs@syncardia.com

The Company, by notice to the Holder, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to the Holder will be by e-mail to its e-mail address, which initially is as set forth in the Securities Purchase Agreement. The Holder, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

If a notice or communication is mailed in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Section 14. Successors and Assigns.

All agreements of the Company in this Note will bind its successors and will inure to the benefit of the Holder’s successors and assigns.

Section 15. Severability.

If any provision of this Note is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

Section 16. Headings, Etc.

The headings of the Sections of this Note have been inserted for convenience of reference only, are not to be considered a part of this Note and will in no way modify or restrict any of the terms or provisions of this Note.

Section 17. Amendments

This Note may not be amended or modified unless in writing by the Company and the Required Holders, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit; provided, however, that in no event may Section 7(J)(i) be amended or modified, it being understood that this does not affect the ability of the Holder to deliver written notice to the Company to increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as provided in Section 7(J)(i).

Section 18. Governing Law; Waiver of Jury Trial.

All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company and each Holder hereby irrevocably submits to the exclusive jurisdiction of the Supreme Court of the State of New York, County of New York, and the United States District Court for the Southern District of New York, in each case sitting in the Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Holder or to enforce a judgment or other court ruling in favor of such Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

Section 19. Submission to Jurisdiction.

The Company (A) agrees that any suit, action or proceeding against it arising out of or relating to this Note may be instituted in the Supreme Court of the State of New York, County of New York, and the United States District Court for the Southern District of New York, in each case sitting in the Borough of Manhattan; (B) waives, to the fullest extent permitted by applicable law, (i) any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding; and (ii) any claim that it may now or hereafter have that any such suit, action or proceeding in such a court has been brought in an inconvenient forum; and (C) submits to the nonexclusive jurisdiction of such court in any such suit, action or proceeding.

Section 20. Enforcement Fees.

The Company agrees to pay all costs and expenses of the Holder incurred as a result of enforcement of this Note and the collection of any amounts owed to the Holder hereunder (whether in cash, Common Stock or otherwise), including, without limitation, reasonable attorneys’ fees and expenses.

Section 21. Electronic Execution.

The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

* * *

Exhibit A

Form of Holder Conversion Notice

Picard Medical, Inc.

Senior Secured Note due 2028

Subject to the terms of this Note, by executing and delivering this Holder Conversion Notice, the undersigned Holder of this Note directs the Company to convert the following Principal Amount of this Note: $__________,000 in accordance with the following details.

Shares of Common Stock to be delivered:

Market Stock Payment Price

Account Number:

DTC Participant Number:

DTC Participant Name:

Date:
(Legal Name of Holder)

By:
Name:
Title:

Exhibit B

Form of Covenant Compliance Certification

The undersigned, the duly qualified and elected Chief Financial Officer PICARD MEDICAL, INC., a Delaware corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to the Senior Secured Note due 2028, issued on [●] (the “Note”), issued by the Company to HIGH TRAIL SPECIAL SITUATIONS LLC, that:

i.	the Company satisfied the requirements of Section 8(D) of the Note during the calendar month ended [●];

ii.	the Company satisfied the requirements of Section 8(E) of the Note during the calendar month ended [●];

iii.	the Company satisfied the requirements of Section 8(F) of the Note during the calendar month ended [●];

iv.	the Company satisfied the requirements of Section 8(G) of the Note during the calendar month ended [●];

v.	the Company satisfied the requirements of Section 8(J)(i) of the Note during the calendar month ended [●]; and

vi.	the Company satisfied the requirements of Section 8(Q) of the Note during the calendar month ended [●].

Capitalized terms used herein without definition shall have the meanings given to such terms in the Note.

PICARD MEDICAL, INC.

By:
Name:
Title:

Date:

Exhibit B

Form of Warrant

THIS SECURITY AND ANY SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR (B) AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

[FORM OF] WARRANT TO PURCHASE SHARES OF COMMON STOCK

PICARD MEDICAL, INC.

Warrant Shares: [●][1]	Original Issuance Date: [●]

THIS WARRANT TO PURCHASE SHARES OF COMMON STOCK (this “Warrant”) certifies that, for value received, or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time or times on or after [ ]2 (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on the five year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Picard Medical, Inc., a Delaware corporation (the “Company”), up to [●] shares of Common Stock, par value $0.0001 per share (the “Common Stock”), of the Company (as subject to adjustment hereunder, the “Warrant Shares”). The purchase price of one Warrant Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Warrant is one of the Warrants to Purchase Common Stock (collectively, the “SPA Warrants”) issued or to be issued pursuant to that certain Securities Purchase Agreement, dated as of December 24, 2025, by and among the Company, the Holder and the other investors referred to therein, as amended from time to time (the “Securities Purchase Agreement”).

1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement. In addition, the following terms have the meanings indicated in this Section 1:

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted on a Trading Market and if the Common Stock is listed or quoted for trading on the OTC Market Group’s OTCQB exchange (“OTCQB”) or OTCQX exchange (“OTCQX”) (or any successors to either of the foregoing), the VWAP of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of the Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

[1]	NTD: With respect to the Initial Purchased Warrants, to be a number of shares of Common Stock equal to the quotient of (i) the aggregate principal amount of the Initial Purchased Note, divided by (ii) the Closing Sale Price on the date of signing the Securities Purchase Agreement. With respect to each Subsequently Purchased Warrant, to be a number of shares of Common Stock equal to the quotient of (i) the aggregate principal amount of the Subsequently Purchased Notes being issued, divided by (ii) the “Minimum Price” (as defined in Section 713(c) of the NYSE American LLC Company Guide) on the applicable Subsequent Closing Date.
[2]	NTD: With respect to the Initial Purchased Warrants, to be the earlier of (i) the date on which the requisite stockholder approval with respect to the approval to satisfy the applicable rules of the NYSE for the transactions contemplated by the Transaction Documents is obtained, and (ii) the date that is the six (6) month anniversary of the Initial Closing Date, provided that, in each case, if such date is not a Trading Day, then the immediately preceding Trading Day. With respect to each Subsequently Purchased Warrant, to be the date of each applicable Subsequent Closing Date.

“Closing Sale Price” means, for any security as of any date, the last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or on the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

“Equity Conditions” will be deemed to be satisfied as of any date if all of the following conditions are satisfied as of such date and on each of the twenty (20) previous Trading Days: (A) the shares issuable pursuant to this Warrant are Freely Tradable; (B) the Holder is not in possession of any material non-public information; (C) the issuance of such shares will not be limited by Section 2(d)(viii), provided that if the only condition preventing a Forced Exercise is this clause (C), then the Company may effect a Forced Exercise up to the limit set forth in Section 2(d)(viii); (D) such shares will satisfy Section 5(e); (E) no pending, proposed or intended Fundamental Transaction has occurred that has not been abandoned, terminated or consummated; (F) no delisting or suspension by the Trading Market on which the Company’s Common Stock is then listed or traded has been threatened (with a reasonable prospect of delisting or suspension occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or is reasonably likely to occur or pending as evidenced by (x) a writing by such Trading Market or (y) the Company falling below the minimum listing maintenance requirements, if applicable, of such Trading Market; (G) no Default (as defined in the Purchased Notes) or Event of Default (as defined in the Purchased Notes) shall have occurred with respect to any Purchased Notes, and (H) no breach of any of the provisions of this Warrant shall have occurred which remains uncured.

“Exempt Issuance” shall have the meaning set forth in the Securities Purchase Agreement.

“Forced Exercise Trigger” means the Closing Sale Price exceeds two hundred percent (200%) of the Exercise Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization, but excluding any adjustments pursuant to the provisions of Section 3(i) of this Warrant) on each of twenty (20) consecutive Trading Days beginning after the Original Issuance Date and ending on the date upon which the Forced Exercise Notice is delivered to the Holder.

“Freely Tradable” means, with respect to any shares of Common Stock issued or issuable pursuant to this Warrant, that (A) such shares would be eligible to be offered, sold or otherwise transferred by the Holder pursuant to Rule 144, without any requirements as to volume, manner of sale, availability of current public information (other than as then satisfied, to the extent applicable) or notice under the Securities Act and without any requirement for registration under any state securities or “blue sky” laws; (B) such shares are (or, when issued, will be) (i) represented by book-entries at DTC and identified therein by an “unrestricted” CUSIP number; (ii) not represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (iii) listed and admitted for trading, without suspension or material limitation on trading, on a Trading Market; and (C) no delisting or suspension by such Trading Market is pending or has been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (x) a writing by such Trading Market or (y) the Company falling below the minimum listing maintenance requirements of such Trading Market.

“Principal Market” means The NYSE American LLC.

“Trading Market” means any of the following markets or exchanges on which the shares of Common Stock are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Stock Market LLC, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Variable Rate Transaction” shall have the meaning set forth in the Securities Purchase Agreement.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted on a Trading Market and if the Common Stock is listed or quoted for trading on OTCQB or OTCQX (or any successors to either of the foregoing), the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

2. Exercise.

(a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise on the date of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b) Exercise Price. The exercise price per share of Common Stock under this Warrant, shall be $[●]3 per share, subject to adjustment hereunder (the “Exercise Price”).

(c) Cashless Exercise. Notwithstanding anything to the contrary set forth herein, if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (x) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (y) the highest Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) within two (2) hours of the time of the Holder’s delivery of the Notice of Exercise pursuant to Section 2(a) hereof if such Notice of Exercise is delivered during “regular trading hours,” or within two (2) hours after the close of “regular trading hours” on a Trading Day or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is delivered pursuant to Section 2(a) hereof after two (2) hours following the close of “regular trading hours” on such Trading Day;

(B)	=	the Exercise Price of this Warrant, as adjusted hereunder; and

(X)	=	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 2(c).

[3]	NTD: With respect to the Initial Purchased Warrants, to be an exercise price equal to one hundred twenty-five percent (125%) of the Closing Sale Price on the date of signing the Securities Purchase Agreement. With respect to each Subsequently Purchased Warrant, to be an exercise price equal to one hundred twenty-five percent (125%) of the “Minimum Price” (as defined in Section 713(c) of the NYSE American LLC Company Guide) on the applicable Subsequent Closing Date

(d) Mechanics of Exercise

(i) Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of the Warrant Shares, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (i) one (1) Trading Day after the delivery to the Company of the Notice of Exercise, and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon the date of delivery of the Notice of Exercise (the “Exercise Date”), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise; and provided further, that the Holder shall be deemed to have waived any voting rights of any such Warrant Shares that may arise during the period commencing on such Exercise Date, through, and including, such applicable Warrant Share Delivery Date, as necessary, such that the aggregate voting rights of any Common Stock (including such Warrant Shares) beneficially owned by the Holder and/or any Attribution Parties, collectively, shall not exceed the Beneficial Ownership Limitation (as defined below) as a result of any such exercise of this Warrant. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fourth Trading Day after the Warrant Share Delivery Date) for each Trading Day beginning on the second Trading Day following such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a registrar (which may be the Company’s transfer agent (the “Transfer Agent”)) that is a participant in the Fast Automated Securities Transfer Program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

(ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii) Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(iv) Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrants with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(v) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either (x) pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or (y) round up to the next whole share of Common Stock.

(vi) Charges, Taxes and Expenses. The issuance and delivery of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

(vii) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(viii) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with (i) the Holder’s Affiliates, (ii) any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates, and (iii) any other Persons whose beneficial ownership of the shares of Common Stock would or could be aggregated with the Holder’s for the purposes of Section 13(d) (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Warrant Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Warrant Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other securities of the Company or its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (collectively “Common Stock Equivalents”)) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(d)(viii), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(d)(viii) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(d)(viii), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission (the “Commission”), as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the Warrant Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(d)(viii), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Warrant Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(d)(viii) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d)(viii) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. If the Warrant is unexercisable as a result of the Holder’s Beneficial Ownership Limitation, no alternate consideration is owing to the Holder.

(e) Forced Exercise. If the Forced Exercise Trigger occurs, then the Company may, at its sole discretion, deliver written notice to the Holder (a “Forced Exercise Notice”) requiring the Holder to exercise all or any portion of this Warrant (a “Forced Exercise”) (A) for cash, if at the time the Forced Exercise Notice is delivered there is an effective registration statement registering, and the prospectus contained therein is available for, the resale of the Warrant Shares, or (B) otherwise, by cashless exercise pursuant to Section 2(c), and certifying that the Equity Conditions have been satisfied on the date the Forced Exercise Notice was delivered to the Holder; provided that (i) no Forced Exercise will be effected unless the Equity Conditions are satisfied on each Trading Day from, and including, the date of the Forced Exercise Notice until the corresponding Warrant Shares are delivered by the Company, (ii) if the Company receives a Notice of Exercise prior to the date the Company delivers a Forced Exercise Notice and any Warrant Shares due thereunder remain undelivered by the Company, the Forced Exercise may not occur until after such Warrant Shares are delivered to the Holder, (iii) if the Company delivers a Forced Exercise Notice with respect to less than the entire Warrant, the portion of this Warrant subject to such Forced Exercise shall have an aggregate Exercise Price of at least $2,500,000, and (iv) the number of Warrant Shares subject to any Forced Exercise shall be reduced, on a share-for-share basis, by the number of Warrant Shares that the Holder exercised pursuant to any voluntary Notices of Exercise delivered prior to the Forced Exercise Date. The Forced Exercise shall be effective as of the date the Forced Exercise Notice is delivered to the Holder (the “Forced Exercise Date”), and the Company shall deliver the applicable Warrant Shares as if the Holder had delivered a Notice of Exercise on the Forced Exercise Date using the applicable settlement method. Notwithstanding the foregoing, (i) the Company may not elect to effect a Forced Exercise of this Warrant if the aggregate Exercise Price subject to such Forced Exercise would exceed an amount equal to 50% of the median daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market during the twenty (20) Trading Day period ending on the Trading Day immediately preceding the date of the delivery of the Forced Exercise Notice, and (ii) the Company may not deliver more than one Forced Exercise Notice, whether a Forced Exercise Notice with respect to this Warrant or a Forced Exercise Notice with respect to any other SPA Warrants, in any rolling forty-five (45) calendar day period.

3. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of Common Stock or any other equity or Common Stock Equivalents payable in shares of Common Stock (which, for avoidance of doubt, shall not include any Warrant Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant remains unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(c) Subsequent Equity Sales. If, at any time while this Warrant is outstanding (such period, the “Adjustment Period”), the Company issues, sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or grants any right to reprice, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition), or, in accordance with this Section 3(c), is deemed to have issued or sold, any Common Stock or Common Stock Equivalents (excluding any Exempt Issuance issued or sold or deemed to have been issued or sold) for a consideration per share (the “Dilutive Issuance Price”) less than a price equal to the quotient of (x) the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale, divided by (y) 1.25 (such price is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then simultaneously with the consummation (or, if earlier, the announcement) of such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to 125% of the Dilutive Issuance Price (the “New Issuance Price”); provided that, no adjustment shall be made if such adjustment would result in an increase of the Exercise Price then in effect. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(c) in respect of an Exempt Issuance. The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any shares of Common Stock or Common Stock Equivalents subject to this Section 3(c), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(c), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the New Issuance Price regardless of whether the Holder accurately refers to the New Issuance Price in the Notice of Exercise. If the Company enters into a Variable Rate Transaction, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible price, conversion price or exercise price at which such securities may be issued, converted or exercised.

i. Issuance of Options. If the Company in any manner grants, issues or sells (or enters into any agreement to grant, issue or sell) any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting, issuance or sale (or the time of execution of such agreement to grant, issue or sell, as applicable) of such Option for such price per share. For purposes of this Section 3(c)(i), the “lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting, issuance or sale (or pursuant to the agreement to grant, issue or sell, as applicable) of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Common Stock Equivalent issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of any such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting, issuance or sale (or the agreement to grant, issue or sell, as applicable) such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Common Stock Equivalent issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Common Stock Equivalents upon the exercise of such Options or otherwise pursuant to the terms of or upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents.

ii. Issuance of Common Stock Equivalents. If the Company in any manner issues or sells (or enters into any agreement to issue or sell) any Common Stock Equivalents and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale (or the time of execution of such agreement to issue or sell, as applicable) of such Common Stock Equivalents for such price per share. For the purposes of this Section 3(c)(ii), the “lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale (or pursuant to the agreement to issue or sell, as applicable) of the Common Stock Equivalent and upon conversion, exercise or exchange of such Common Stock Equivalent or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Common Stock Equivalent for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Common Stock Equivalent (or any other Person) upon the issuance or sale (or the agreement to issue or sell, as applicable) of such Common Stock Equivalent plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Common Stock Equivalent (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Common Stock Equivalents is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 3(c), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

iii. Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Common Stock Equivalents, or the rate at which any Common Stock Equivalents are convertible into or exercisable or exchangeable for Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 3(a)), the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Common Stock Equivalents provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3(c)(iii), if the terms of any Option or Common Stock Equivalent that was outstanding as of the Initial Exercise Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Common Stock Equivalent and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 3(c) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

iv. Calculation of Consideration Received. If any Option and/or Common Stock Equivalents and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security”, and such Option and/or Common Stock Equivalents and/or Adjustment Right, the “Secondary Securities” and together with the Primary Security, each a “Unit”), together comprising one integrated transaction, the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be the lowest of (x) the purchase price of such Unit, (y) if such Primary Security is an Option and/or Common Stock Equivalent, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security in accordance with Section 3(c)(i) or 3(c)(ii) above and (z) the lowest VWAP of the Common Stock on any Trading Day during the five (5) Trading Day period (the “Adjustment Period”) immediately following the public announcement of such Dilutive Issuance (for the avoidance of doubt, if such public announcement is released prior to the opening of the applicable Trading Market on a Trading Day, such Trading Day shall be the first Trading Day in such five Trading Day period and if this Warrant is exercised, on any given Exercise Date during any such Adjustment Period, solely with respect to such portion of this Warrant converted on such applicable Exercise Date, such applicable Adjustment Period shall be deemed to have ended on, and included, the Trading Day immediately prior to such Exercise Date). If any Common Stock, Options or Common Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any Common Stock, Options or Common Stock Equivalents are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any Common Stock, Options or Common Stock Equivalents are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Common Stock Equivalents (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company. For purposes of hereof, “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with this Section 3(c) of Common Stock that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

v. Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Common Stock Equivalents or (B) to subscribe for or purchase Common Stock, Options or Common Stock Equivalents, then such record date will be deemed to be the date of the issuance or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(d) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section 3(c), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(e) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(f) Fundamental Transaction. If (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (or any Subsidiary), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of Common Stock or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of shares of Common Stock or any compulsory share exchange pursuant to which the shares of Common Stock are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding shares of Common Stock or 50% or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(d)(viii) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(d)(viii) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within thirty (30) days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder, as described below, an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction, provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor Entity, as of the date of the consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), valued at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received shares of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of (1) the 30 day volatility, (2) the 100 day volatility or (3) the 365 day volatility, each of clauses (1)-(3) as obtained from the HVT function on Bloomberg (determined utilizing a 365-day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 3(f) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five Business Days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction). The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(f) pursuant to written agreements in form and substance reasonably satisfactory to the Holder prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant and the other Transaction Documents with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 3(f) regardless of whether (i) the Company has sufficient authorized shares of Common Stock for the issuance of Warrant Shares; (ii) a Fundamental Transaction occurs prior to the Initial Exercise Date; and/or (iii) the Requisite Stockholder Approval has been obtained.

(g) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share of Common Stock, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(h) Notice to Holder.

(i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(i) Voluntary Adjustment By Company. At any time, subject to the rules and regulations of the Trading Market and applicable law, the Company may at any time during the term of this Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

4. Transfer of Warrant.

(a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 9(g) of the Securities Purchase Agreement.

(e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that (i) it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act and (ii) it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

5. Miscellaneous.

(a) Currency. All dollar amounts referred to in this Warrant are in United States Dollars (“U.S. Dollars”). All amounts owing under this Warrant shall be paid in U.S. Dollars. All amounts denominated in other currencies shall be converted in the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Warrant, the U.S. Dollar exchange rate as published in the Wall Street Journal (New York edition) on the relevant date of calculation.

(b) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

(c) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(d) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

(e) Authorized Shares. The Company covenants that during the period that the Warrant is outstanding, it will reserve from its authorized and unissued shares of Common Stock, a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued and delivered, as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares underlying this Warrant which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any shares of Common Stock above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(f) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Securities Purchase Agreement.

(g) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not Freely Tradable, will have restrictions upon resale imposed by state, federal or foreign securities laws.

(h) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Securities Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(i) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Securities Purchase Agreement.

(j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(k) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(l) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(m) Amendment. Other than Section 2(d)(viii) and this Section 5(m), which may not be modified, amended or waived, this Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(n) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

PICARD MEDICAL, INC.

By:
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE

TO: PICARD MEDICAL, INC.

(1) The undersigned hereby elects to purchase _________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)	Payment shall take the form of (check applicable box(es)):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Title of Authorized Signatory:

Date:

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated:

Holder’s Signature:

Holder’s Address:

Exhibit C

Form of Security Agreement

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of December [ ], 2025 among Picard Medical, Inc., a Delaware corporation (the “Pledgor”), each of the Domestic Subsidiaries of the Pledgor from time to time party hereto (together with the Pledgor and all Additional Grantors (as defined below), the “Grantors”) and High Trail Special Situations LLC, a Delaware limited liability company, in its capacity as collateral agent for the benefit of the Holders (as defined below) (together with its successors and assigns in such capacity, the “Secured Party”).

W I T N E S S E T H:

WHEREAS, the Pledgor has entered into that certain Securities Purchase Agreement, dated as of December [ ], 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), with High Trail Special Situations LLC, a Delaware limited liability company (the “Initial Holder”) and each other party thereto, pursuant to which, among other things, the Pledgor will issue, and the Holders will purchase, subject to the terms set forth therein, the Notes (as defined in the Securities Purchase Agreement);

AND WHEREAS, it is a condition precedent to the closing under the Securities Purchase Agreement that the Grantors shall have executed and delivered this Agreement to the Secured Party for its benefit and the benefit of the Holders.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used herein without definition and defined in the Notes are used herein as defined therein. In addition, as used herein:

“Account” means any “account”, as such term is defined in the UCC. “Additional Grantor” shall have the meaning given in Section 4.14.

“Agreement” has the meaning set forth in the preamble hereof.

“Applicable Law” means, in relation to any subject, all provisions applicable to that subject of all (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Entity, (ii) authorizations, consents, approvals, permits or licenses issued by, or a registration or filing with, any Governmental Entity and (iii) orders, decisions, judgments, awards and decrees of any Governmental Entity (including common law and principles of public policy).

“As-Extracted Collateral” means all “as-extracted collateral”, as such term is defined in the UCC.

“Chattel Paper” means all “chattel paper”, as such term is defined in the UCC, including, without limitation, “electronic chattel paper” and “tangible chattel paper”, as each term is defined in the UCC.

“Closing Date” means the date hereof.

“Collateral” has the meaning ascribed thereto in Section 3 hereof.

“Collateral Records” means all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” means all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claims” means “commercial tort claims”, as such term is defined in the UCC, including, without limitation, all commercial tort claims listed on Schedule VIII hereto.

“Contracts” means all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which a Grantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Control Agreement” has the meaning set forth in Section 4.5 hereof.

“Copyrights” means all copyrights and rights, title and interests (and all related IP Ancillary Rights) in copyrights, works protectable by copyrights, mask works, database and design rights, copyright registrations and copyright applications, including, without limitation, the copyright registrations and copyright applications listed on Schedule III attached hereto (if any), all Copyrights (as defined in the Notes), and all renewals of any of the foregoing.

“Deposit Accounts” means all “deposit accounts”, as such term is defined in the UCC, now or hereafter held in the name of a Grantor.

“Documents” means all “documents”, as such term is defined in the UCC, and shall include, without limitation, all documents of title (as defined in the UCC), bills of lading or other receipts evidencing or representing Inventory or Equipment.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Equipment” means (i) all “equipment”, as such term is defined in the UCC, and, in any event, shall exclude, Motor Vehicles, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC); and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

“Excluded Accounts” means (i) any accounts maintained by a Grantor exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of such Grantor’s employees; provided amounts therein are transferred into such accounts no earlier than five (5) Business Days prior to the use of all amounts contained therein for making such payments, (ii) all segregated accounts constituting (and the balance of which consists solely of funds set aside in connection with) fiduciary accounts and trust accounts, and (iii) any other accounts that have amounts on deposit that do not exceed $100,000 in the aggregate at any one time.

“Excluded Collateral” has the meaning set forth in Section 3.1(a) hereof.

“Fixtures” means all “fixtures”, as such term is defined in the UCC.

“General Intangibles” means all “general intangibles”, as such term is defined in the UCC, and, in any event, shall include, without limitation, payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark), Patents, Trademarks, Copyrights, URLs and internet domain names, industrial designs and other Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the UCC.

“Goods” means all “goods”, as such term is defined in the UCC, including, without limitation, fixtures and embedded Software to the extent included in “goods” as defined in the UCC.

“Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature; any federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); and multi-national organization or body, or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

“Grantors” has the meaning set forth in the preamble hereof.

“Holders” means the Initial Holder and each Holder under and as defined in any Note.

“Initial Holder” has the meaning set forth in the preamble hereof.

“Instruments” means all “instruments”, as such term is defined in the UCC, and shall include, without limitation, promissory notes, drafts, bills of exchange and trade acceptances.

“Insurance” means (i) all insurance policies covering any or all of the Collateral (regardless of whether the Secured Party is the loss payee thereof) and (ii) all key man life insurance policies (if any).

“Intellectual Property” means all rights, title and interests in intellectual property arising under any Applicable Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets, industrial designs, integrated circuit topographies, confidential proprietary information and rights under Intellectual Property Licenses.

“Intellectual Property Licenses” means all rights under or interests in any written agreement, including all contractual obligations (and all related IP Ancillary Rights), granting any right, title and interest in any Intellectual Property, including software license agreements, whether a Grantor is a licensee or licensor under any such license agreement, and including, without limitation, the license agreements listed on Schedule IV attached hereto and all Copyright Licenses, Patent Licenses and Trademark Licenses.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Applicable Law in Internet domain names.

“Inventory” means (i) any “inventory”, as such term is defined in the UCC, and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in a Grantor’s business; all goods in which a Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by a Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Property” means all “investment property”, as such term is defined in the UCC.

“IP Ancillary Rights” means, with respect to an item of Intellectual Property, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“Joinder Agreement” shall mean a Joinder Agreement substantially in the form of Annex I attached hereto.

“Letter-of-Credit Right” means any “letter-of-credit right”, as such term is defined in the UCC.

“Mortgage” means any mortgage, deed of trust, deed to secure debt or other document, in form and substance reasonably satisfactory to the Secured Party, creating in favor of the Secured Party a Lien on real property owned by a Grantor.

“Motor Vehicles” means motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

“Note Documents” means the Securities Purchase Agreement, the Notes, the Security Documents, and the other Transaction Documents (as defined in the Securities Purchase Agreement).

“Notes” has the meaning set forth in the Securities Purchase Agreement.

“Obligations” means all liabilities, indebtedness and obligations (including interest accrued at the rate provided in the applicable Note Document after the commencement of a bankruptcy proceeding, whether or not a claim for such interest is allowed) of the Pledgor and the other Grantors under the Notes, any Security Document or any other Note Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

“Patents” means any patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein, all patentable inventions, those patents and patent applications listed on Schedule V attached hereto (if any), all Patents (as defined in the Notes), and all IP Ancillary Rights in respect of any of the foregoing.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity.

“Pledge Supplement” has the meaning set forth in Section 4.1(j) hereof.

“Pledged Collateral” means (a) all of the Pledged Interests, (b) the certificates, if any, representing the Pledged Interests and any interest of a Grantor on the books and records of any Pledged Entity pertaining to such Pledged Interests and (c) all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Interests.

“Pledged Entities” means the corporations, limited liability companies and other entities set forth on Exhibit A and each other corporation, limited liability company or other entity, the stock or other equity interests and securities of which are owned or acquired by a Grantor and described on a Pledge Supplement.

“Pledged Interests” means all of the capital stock, limited liability company interests and other equity interests and securities of (i) the Pledged Entities or (ii) any other entity now owned or hereafter acquired by a Grantor.

“Pledgor” has the meaning set forth in the preamble hereof.

“Proceeds” means “proceeds”, as such term is defined in the UCC and, in any event, includes, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Entity (or any person acting under color of a Governmental Entity), and (c) any and all other amounts from time to time paid or payable under, in respect of or in connection with any of the Collateral.

“Receivables” means all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Property, together with all of a Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” means (i) all originals or copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables; (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of a Grantor or any computer bureau or agent from time to time acting for such Grantor or otherwise; (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers; (iv) all credit information, reports and memoranda related thereto; and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Record” has the meaning specified in the UCC.

“Related Person” has the meaning specified in Section 6.12(b).

“Representative” means any Person acting as agent, trustee or representative on behalf of the Secured Party from time to time.

“Secured Party” has the meaning set forth in the preamble hereof.

“Security Documents” means this Agreement, the Intellectual Property Security Agreement, the Subsidiary Guaranty, the Control Agreements, the Mortgages, and each other agreement or instrument pursuant to or in connection with which the Pledgor or any of its Subsidiaries grants a security interest in any Collateral to the Secured Party, for its benefit and the benefit of the Holders, or pursuant to which any such security interest in Collateral is perfected, each as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Securities Purchase Agreement” has the meaning set forth in the recitals hereof.

“Software” means all “software”, as such term is defined in the UCC, now owned or hereafter acquired by a Grantor, other than software embedded in any category of Goods, including, without limitation, all computer programs and all supporting information provided in connection with a transaction related to any program.

“Subsidiary Guaranty” means that certain Subsidiary Guaranty, dated as of the date hereof, by and among the Pledgor and the Grantors party thereto in favor of the Secured Party, as amended, restated or modified from time to time.

“Supporting Obligation” means any “supporting obligation”, as such term is defined in the UCC.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Applicable Law in or relating to trade secrets.

“Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Applicable Law in any trademarks, trade names, internet domain names, URLs, all websites, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, all goodwill associated therewith, all registrations and recordings thereof and all applications in connection therewith, including, without limitation, the trademarks, trademark applications, internet domain names and URLs listed in Schedule VI attached hereto (if any) and renewals thereof, all Trademarks (as defined in the Notes).

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that to the extent that the Uniform Commercial Code is used to define any term herein and such term is defined differently in different Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern.

Section 2. Representations and Warranties of the Grantors. Each Grantor represents and warrants to the Secured Party, as of the date hereof, as follows:

(a) Such Grantor has rights in and the power to transfer the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof (subject, with respect to after acquired Collateral, to such Grantor acquiring the same) and no Lien other than (x) with respect to the Collateral other than the Pledged Collateral, Permitted Liens, and (y) with respect to the Pledged Collateral, the Permitted Liens described in clause (A) of the definition thereof, in each case, exists or will exist upon such Collateral at any time.

(b) This Agreement is the legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms except to the extent that such enforceability is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally, or the availability of equitable remedies, which are subject to the discretion of the court before which an action may be brought.

(c) This Agreement is effective to create in favor of the Secured Party a valid security interest in and Lien upon all of such Grantor’s right, title and interest in and to the Collateral, and upon (i) the filing of appropriate UCC financing statements in the jurisdictions listed on Schedule I attached hereto, (ii) each Deposit Account (other than any Excluded Accounts) being subject to a Control Agreement (as hereinafter defined) among the applicable Grantor, depository institution and the Secured Party on behalf of the Holders, (iii) filings in the United States Patent and Trademark Office or United States Copyright Office with respect to Collateral that is Patents, Trademarks or Copyrights, as the case may be, (iv) the filing of the Mortgages, to the extent required by this Agreement, in the jurisdictions listed on Schedule I hereto, (v) the delivery to the Secured Party of the Pledged Collateral together with assignments in blank, (vi) [reserved], (vii) delivery to the Secured Party or its Representative of Instruments duly endorsed by the applicable Grantor or accompanied by appropriate instruments of transfer duly executed by the applicable Grantor with respect to Instruments not constituting Chattel Paper, and (viii) the consent of the issuer and any confirmer of any letter of credit to an assignment to the Secured Party of the proceeds of any drawing thereunder, such security interest will be a duly perfected first priority security interest (subject only to Permitted Liens) in all of the Collateral, in each case to the extent such security interest can be perfected by the taking of such action. No consent, approval or authorization of or designation or filing with any Governmental Entity on the part of any Grantor is required in connection with the pledge and security interest granted under this Agreement (other than (x) any consent or approval which has been obtained and is in full force and effect and (y) the filings described in clauses (c)(i), (iii) and (iv) above).

(d) The execution, delivery and performance of this Agreement (A) will not violate in any material respect (i) any provision of any Applicable Law, (ii) any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, which are binding on any Grantor, (iii) the articles or certificate of incorporation, certificate of formation, bylaws or any other similar organizational documents of any Grantor or any Pledged Entity or of any securities issued by any Grantor or any Pledged Entity, or (iv) any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which any Grantor or any Pledged Entity is a party or which is binding upon any Grantor or any Pledged Entity or upon any of the assets of any Grantor or any Pledged Entity, and (B) will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of any Grantor or any Pledged Entity, except as otherwise contemplated by this Agreement.

(e) All of the Equipment, Inventory and Goods with a value in excess of $500,000 individually or in the aggregate owned by any Grantor is located at the places as specified on Schedule I attached hereto (other than locations where such Equipment, Inventory and Goods is temporarily located for maintenance or repair, locations in transit, and each end-user location where not more than one Grantor system is located). Except as disclosed on Schedule I, none of the Collateral is in the possession of any bailee, warehousemen, processor or consignee. Schedule I discloses each Grantor’s name as of the date hereof as it appears in official filings in the state or province, as applicable, of its incorporation, formation or organization, the type of entity of such Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by such Grantor’s state of incorporation, formation or organization (or a statement that no such number has been issued), such Grantor’s state or province, as applicable, of incorporation, formation or organization and the chief place of business, chief executive office and the office where such Grantor keeps its books and records and the states in which such Grantor conducts its business. Such Grantor has only one state or province, as applicable, of incorporation, formation or organization. Such Grantor does not do business and has not done business during the past five years under any trade name or fictitious business name, has not changed its name and has not changed its jurisdiction of incorporation, chief executive office, formation or organization or its corporate structure in any way, except as disclosed on Schedule II attached hereto.

(f) The Copyrights, Patents, and Trademarks listed on Schedules III, V and VI, respectively (if any), constitute all of the registered Copyrights and all of the issued or applied-for Patents, and registered or applied-for Trademarks owned by such Grantor as of the date hereof or licensed to Grantor under any material Intellectual Property License as of the date hereof. Each material Intellectual Property License is in full force and effect and constitutes a legal, valid, and binding obligation of the applicable Grantor and each other party thereto, and is enforceable in accordance with its terms, and neither the applicable Grantor nor, to such Grantor’s knowledge, any other party to any material Intellectual Property License is, and no person has provided written notice to the applicable Grantor alleging it to be, in default or breach under any such material Intellectual Property License, and no person has provided written notice to the applicable Grantor indicating an intention to terminate (including by non-renewal) any such material Intellectual Property License. To such Grantor’s knowledge, no Copyrights, Patents, Intellectual Property Licenses or Trademarks listed on Schedules III, IV, V and VI attached hereto, respectively, if any, have been adjudged invalid or unenforceable or have been canceled, in whole or in part, or are not presently subsisting. To such Grantor’s knowledge and as of the date hereof, each of such Copyrights, Patents, Intellectual Property Licenses and Trademarks (if any) is valid and enforceable. To such Grantor’s knowledge, such Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of such Copyrights, Patents, Intellectual Property Licenses and Trademarks, identified on Schedules III, IV, V and VI, as applicable, as being owned by such Grantor, free and clear of any liens, charges and encumbrances, including without limitation licenses, shop rights and covenants by such Grantor not to sue third persons, other than Permitted Liens and Permitted Intellectual Property Licenses. Such Grantor has adopted, used and is currently using, or has a current bona fide intention to use, all of the Trademarks and Copyrights listed on Schedules III and VI, respectively. Such Grantor has not received written notice of any suits or actions commenced or threatened in writing with reference to the Copyrights, Patents or Trademarks owned by it. To such Grantor’s knowledge, such Grantor’s use of the Intellectual Property owned by such Grantor is not interfering with, infringing upon, misappropriating, or otherwise in conflict with the Intellectual Property rights of any third party.

(g) Without duplication of any information required to be delivered by any Grantor to the Secured Party under and in accordance with the terms of the Notes, each Grantor agrees to deliver to the Secured Party (x) an updated Schedule I, II, VII and VIII within ten (10) Business Days after any material change thereto, and (y) other than the Schedules described in clause (x), updated schedules to this Agreement on a quarterly basis, together with the Compliance Certificate delivered by the Pledgor pursuant to the Notes for the last month of each calendar quarter.

(h) All depositary and other accounts including, without limitation, Deposit Accounts, securities accounts, brokerage accounts and other similar accounts, maintained by any Grantor (other than any Excluded Accounts) are described on Schedule VII hereto, which description includes for each such account the name of such Grantor maintaining such account, the name of the financial institution at which such account is maintained and the account number of such account. No Grantor shall open any new Deposit Accounts, securities accounts, brokerage accounts or other accounts (other than any Excluded Accounts) unless such Grantor shall have given the Secured Party prior written notice of its intention to open any such new accounts. Subject to Section 2(r), each Grantor shall deliver to the Secured Party a revised version of Schedule VII showing any changes thereto promptly following, but in any event within ten (10) Business Days of, any such change. Each Grantor hereby authorizes the financial institutions at which such Grantor maintains an account to provide the Secured Party with such information with respect to such account as the Secured Party from time to time reasonably may request, and each Grantor hereby consents to such information being provided to the Secured Party. In addition, all of such Grantor’s depositary, security, brokerage and other accounts including, without limitation, Deposit Accounts (other than any Excluded Accounts) shall be subject to the provisions of Section 4.5 hereof.

(i) No Grantor owns any Commercial Tort Claims having a value in excess of $2,500,000 individually or in the aggregate except for those disclosed on Schedule VIII hereto (if any).

(j) No Grantor has any interest in owned real property with a fair market value in an amount equal to or greater than $1,000,000 in the aggregate, except as disclosed on Schedule IX. Subject to Section 2(r), such Grantor shall deliver to the Secured Party a revised version of Schedule IX showing any changes thereto within ten (10) Business Days after any such change. Except as otherwise agreed to by the Secured Party, all such interests that are fee interests in real property with a fair market value in an amount equal to or exceeding $1,000,000 in the aggregate are, or within thirty (30) days after such Grantor acquires any such fee interest shall be, subject to a Mortgage in favor of the Secured Party.

(i) Each Grantor shall duly and properly record each interest in owned real property with a fair market value in an amount equal to or greater than $1,000,000 in the aggregate held by such Grantor that is required to be subject to a Mortgage, except with respect to easements, rights of way, access agreements, surface damage agreements, surface use agreements or similar agreements that such Grantor, in good faith, using prudent customs and practices in the industry in which it operates, does not believe are of material value or material to the operation of such Grantor’s business or, with respect to state and federal rights of way, are not capable of being recorded as a matter of state and federal law.

(ii) Each Grantor shall cause a title insurance company reasonably satisfactory to the Secured Party to issue, in respect of each mortgaged real property interest (including any additional real property interest (whether fee or leasehold) that is required to be subject to a Mortgage), a mortgagee’s title insurance policy (or policies) or marked up unconditional binder for such insurance or unconditional commitment to issue a title policy for such insurance. Each such policy shall (1) be in an amount satisfactory to Secured Party; (2) insure that the Mortgage insured thereby creates a valid first Lien on, and security interest in, such mortgaged real property interest free and clear of all defects and encumbrances, except for Permitted Liens; (3) name the Secured Party, for the benefit of the Holders, as the insured thereunder; (4) be in the form of ALTA Loan Policy acceptable to the Secured Party; and (5) contain such endorsements and affirmative coverage as the Secured Party may reasonably request, each in form and substance reasonably acceptable to the Secured Party.

(k) All Equipment (excluding Motor Vehicles) owned by each Grantor and subject to a certificate of title or ownership statute is described on Schedule X hereto.

(l) None of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC).

(m) No Grantor owns any As-Extracted Collateral or any timber to be cut.

(n) All actions and consents, including all filings, notices, registrations and recordings necessary for the exercise by the Secured Party of the rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been or will be made or obtained, other than those required under federal and state securities laws (in each case, with respect only to the exercise of remedies).

(o) Exhibit A sets forth (i) the authorized capital stock and other equity interests of each Pledged Entity, (ii) the number of shares of capital stock and other equity interests of each Pledged Entity that are issued and outstanding as of the date hereof and (iii) the percentage of the issued and outstanding shares of capital stock and other equity interests of each Pledged Entity held by each Grantor. Each Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Interests, and such shares are and will remain free and clear of all pledges, liens, security interests and other encumbrances and restrictions whatsoever, except the liens and security interests in favor of the Secured Party created by this Agreement and any Permitted Lien described in clause (A) of the definition thereof.

(p) Except as set forth on Exhibit A, there are no outstanding options, warrants or other similar agreements with respect to the Pledged Interests or any of the other Collateral.

(q) The Pledged Interests have been duly and validly authorized and issued, are fully paid and non-assessable, and the Pledged Interests listed on Exhibit A constitute all of the issued and outstanding capital stock or other equity interests of the Pledged Entities.

(r) Upon delivery by any Grantor to the Secured Party of any updated schedule required to be delivered pursuant to this Section 2, unless such Grantor has in good faith determined that the matters contained in such updated schedule do not constitute material, nonpublic information relating to such Grantor or any of its Subsidiaries, such Grantor shall on or prior to 9:00 am, New York city time on the Business Day immediately following such updated schedule delivery date, publicly disclose such material, non-public information on a Form 8-K or otherwise. In the event that such Grantor believes that any updated schedule required to be delivered pursuant to this Section 2 contains material, non-public information relating to such Grantor or any of its Subsidiaries, such Grantor so shall indicate to the Secured Party explicitly in writing concurrently with the delivery of such updated schedule, and in the absence of any such written indication, the Secured Party shall be entitled to presume that information contained in such updated schedule does not constitute material, non-public information relating to such Grantor or any of its Subsidiaries.

Section 3. Collateral.

(a) As collateral security for the prompt payment and performance in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, each Grantor hereby pledges and grants to the Secured Party (for the ratable benefit of the Holders) a Lien on and security interest in all of such Grantor’s right, title and interest in the following properties and assets of such Grantor, whether now owned by such Grantor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as “Collateral”):

i) all Instruments, together with all payments thereon or thereunder, and Letter-of-Credit Rights;

ii) all Accounts;

iii) all cash and cash equivalents;

iv) all Inventory;

v) all General Intangibles (including Software);

vi) all Equipment;

vii) all Documents;

viii) all Contracts;

ix) all Goods;

x) all Investment Property and Financial Assets (as defined in the UCC) and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange therefor and all warrants, rights or options issued thereon or with respect thereto;

xi) all Deposit Accounts and the balance from time to time in all bank accounts maintained by such Grantor;

xii) all Commercial Tort Claims specified on Schedule VIII;

xiii) all Intellectual Property;

xiv) all Chattel Paper, all amounts payable thereunder, all rights and remedies of such Grantor thereunder including but limited to the right to amend, grant waivers and declare defaults, any and all accounts evidenced thereby, any guarantee thereof, and all collections and monies due or to become due or received by any Person in payment of any of the foregoing;

xv) all Receivables and Receivable Records;

xvi) all Insurance;

xvii) all Pledged Collateral;

xviii) all Fixtures;

xix) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

xx) all other tangible and intangible property of such Grantor, including, without limitation, all interests in real property, Proceeds, tort claims, products, accessions, rents, profits, income, benefits, substitutions, additions and replacements of and to any of the property of such Grantor described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon, insurance claims and all rights, claims and benefits against any Person relating thereto), other rights to payments not otherwise included in the foregoing, and all books, correspondence, files, records, invoices and other papers, including without limitation all tapes, cards, computer runs, computer programs, computer files and other papers, documents and records in the possession or under the control of such Grantor, any computer bureau or service company from time to time acting for such Grantor.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in, and the term “Collateral” shall be deemed to exclude, all of the following property (the “Excluded Collateral”): (A) any intent-to-use trademark applications filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, to the extent that, and solely during the period in which, the grant of a security interest therein would otherwise invalidate any Grantor’s right, title or interest therein, (B) any property owned by a Grantor that is subject to a purchase money Lien or a “capital lease” in accordance with GAAP permitted hereunder or under the Note Documents if the contractual obligation pursuant to which such Lien is granted (or the document providing for such capital lease) prohibits the creation of a Lien thereon or expressly requires the consent of any person other than a Grantor, unless such consent has been obtained or such prohibitions otherwise cease to exist, in which case such Collateral shall automatically become subject to the security interest granted hereunder, (C) any General Intangibles or other right, title, or interest, in or otherwise arising under any contracts, instruments, licenses, leases or other documents as to which the grant of a security interest would violate or invalidate any such contract, instrument, license or other document or give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder, (D) any asset, the granting of a security interest in which would be void or illegal under any Applicable Law, or pursuant thereto would result in, or permit the termination of, such asset, provided, that the property described in clauses (C) and (D) above shall only be excluded from the term “Collateral” to the extent the conditions stated therein are not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other Applicable Law; provided, that (x) immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect and (y) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Secured Party’s unconditional continuing security interest in and liens upon any rights or interests of a Grantor in or to (1) monies due or to become due under or in connection with any such license, contract, lease or agreement, or (2) any proceeds from the sale, license, lease, or other dispositions of any such license, contract, lease or agreement (unless otherwise constituting Excluded Collateral), (E) any Excluded Accounts, (F) those assets as to which the Secured Party, in consultation with the Grantors, reasonably determines that the costs of obtaining such security interests in such assets are excessive in relation to the benefit to the Secured Party and the Holders of the security to be afforded thereby, (G) equity interests in any Foreign Subsidiary to the extent a pledge of more than 65% of the voting stock of such Subsidiary would reasonably be expected to result in material adverse tax consequences, (H) any assets or property of any Foreign Subsidiary, (I) any owned real property with a fair market value in an amount less than $1,000,000 or leasehold interests in real property, (J) all Motor Vehicles, (K) any non-assignable governmental permits, licenses and authorizations to the extent a security interest therein is prohibited by applicable law, (L) any “intent-to-use” filings outside the United States to the extent inclusion would impair validity under applicable law and (M) any application software and other intellectual property that is commercially available to the public on standard terms, open-source software and off-the-shelf software. Notwithstanding the foregoing, all Proceeds of the property described in clauses (A) through (M) above shall constitute Collateral and shall be included within the property and assets over which a security interest is granted pursuant to this Agreement, unless such Proceeds would independently constitute Excluded Collateral; provided, however, that “Excluded Collateral” shall with respect to the exclusions set forth in clauses (C) and (D) above, not be construed to limit, impair or otherwise affect the Secured Parties’ continuing security interests in any Grantor’s rights to or interests of any Grantor in (x) monies due or to become due under any such contract, license, agreement, instrument or other document (to the extent not prohibited by such contract, license, agreement, instrument or other document and Applicable Law) or (y) any proceeds from the sale, license, lease or other disposition of any such contract, license, agreement, instrument or other document.

(b) The security interest granted under this Section does not constitute and is not intended to result in a creation or an assumption by the Secured Party of any obligation of any Grantor or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (i) the exercise by the Secured Party of any of its rights in the Collateral shall not release any Grantor from any of its duties or obligations in respect of the Collateral other than any duties and obligations arising with respect to Collateral after such Grantor has been dispossessed of such Collateral by the Secured Party (or its assignee), which, by their nature, may not be satisfied without possession of such Collateral and (ii) the Secured Party shall not have any obligations or liability in respect of the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Covenants; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, each Grantor hereby agrees with the Secured Party as follows:

4.1 Delivery and Other Perfection; Maintenance, etc.

(a) Delivery of Instruments, Documents, Etc. Each Grantor shall deliver and pledge to the Secured Party or its Representative any and all Instruments, negotiable Documents and Chattel Paper evidencing amounts greater than $500,000 individually or in the aggregate for any such Instruments, negotiable Documents and Chattel Paper of such Grantor and certificated securities accompanied by stock/membership interest powers executed in blank, if any, which stock/membership interest powers may be filled in and completed at any time upon the occurrence and during the continuance of any Event of Default duly endorsed and/or accompanied by such instruments of assignment and transfer executed by such Grantor in such form and substance as the Secured Party or its Representative may request; provided, that so long as no Event of Default shall have occurred and be continuing, each Grantor may retain for collection in the ordinary course of business any Instruments, negotiable Documents and Chattel Paper received by such Grantor in the ordinary course of business, and the Secured Party or its Representative shall, promptly upon request of a Grantor, make appropriate arrangements for making any other Instruments, negotiable Documents and Chattel Paper pledged by such Grantor available to such Grantor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Secured Party or its Representative, against a trust receipt or like document). If a Grantor retains possession of any Chattel Paper, negotiable Documents or Instruments evidencing amounts greater than $500,000 individually or in the aggregate for any such Instruments, negotiable Documents and Chattel Paper of such Grantor at any time pursuant to the terms hereof, such Chattel Paper, negotiable Documents and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of High Trail Special Situations LLC, in its capacity as agent for one or more creditors, as Secured Party.”

(b) Other Documents and Actions. Each Grantor shall give, execute, deliver, file and/or record any financing statement, registration, notice, instrument, document, agreement, Mortgage (to the extent required by this Agreement), or other papers that may be necessary (as determined in the reasonable judgment of the Secured Party or its Representative) to create, preserve, perfect or validate the security interest granted pursuant hereto (or any security interest or mortgage contemplated or required hereunder, including with respect to Section 2(j) of this Agreement) or to enable the Secured Party or its Representative to exercise and enforce the rights of the Secured Party hereunder with respect to such pledge and security interest; provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (e) below. Notwithstanding the foregoing each Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements (and other similar filings or registrations under any Applicable Laws and regulations pertaining to the creation, attachment, or perfection of security interests) and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Secured Party promptly upon request.

(c) Books and Records; Inspections. Each Grantor shall maintain at its own cost and expense, in accordance with sound business practices, complete and accurate, in all material respects, books and records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Upon the occurrence and during the continuation of any Event of Default, such Grantor shall deliver and turn over any such books and records (or true and correct copies thereof) to the Secured Party or its Representative at any time on written demand. Such Grantor shall permit, at reasonable times during business hours and with reasonable prior notice, the Secured Party or its Representative to: (i) inspect the properties and operations of such Grantor or any Pledged Entity; (ii) visit any or all of its offices, to discuss its financial matters with its directors or officers; (iii) examine (and, at the expense of the Grantors, photocopy extracts from) any of its books or other records; and (iv)(A) inspect the Collateral and other tangible assets of such Grantor or any Pledged Entity, (B) perform appraisals of the equipment of such Grantor or any Pledged Entity and (C) inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to any Collateral, for purposes of or otherwise in connection with conducting a review, audit or appraisal of such books and records. Each Grantor will pay the Secured Party the reasonable out-of-pocket costs and expenses of any audit or inspection of the Collateral promptly after receiving the invoice; provided that such Grantor shall not be required to reimburse the Secured Party for the foregoing expenses relating to more than one such inspection or audit in any calendar year unless an Event of Default has occurred and is continuing, in which event such Grantor shall be required to reimburse the Secured Party for any and all of the foregoing expenses. Notwithstanding anything contained in this Section 4.1(c) to the contrary, if an Event of Default shall have occurred and be continuing, then the Secured Party or its Representative may take any of the actions specified in clauses (i) through (iv) of this Section 4.1(c) without prior notice to such Grantor, but shall endeavor in good faith to provide such Grantor subsequent notice.

(d) [Reserved].

(e) Notice to Account Debtors; Verification. Upon the occurrence and during the continuance of any Event of Default, (i) upon request of the Secured Party or its Representative, each Grantor shall promptly notify (and each Grantor hereby authorizes the Secured Party and its Representative so to notify) each account debtor in respect of any Accounts or Instruments or other Persons obligated on the Collateral that such Collateral has been assigned to the Secured Party hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Secured Party, and (ii) the Secured Party and its Representative shall have the right at any time or times to make direct verification with the account debtors or other Persons obligated on the Collateral of any and all of the Accounts or other such Collateral.

(f) Intellectual Property. If such Grantor shall obtain ownership of or other right, title or interest in or to, or otherwise become entitled to the benefit of, any registered Copyrights, issued or applied-for Patents, registered or applied-for Trademarks, Intellectual Property Licenses or any other Intellectual Property (including, for the avoidance of doubt, any improvements to any existing Intellectual Property), the provisions of this Agreement above shall automatically apply thereto and such Grantor shall promptly give to the Secured Party notice with respect to any such registered Copyrights, issued or applied-for Patents, registered or applied-for Trademarks, or Intellectual Property Licenses. Each Grantor hereby authorizes the Secured Party to modify this Agreement by amending Schedules III, IV, V and VI, as applicable, to include any such property in any such notice. Each Grantor shall (i) prosecute diligently any patent, trademark or service mark applications pending as of the date hereof or hereafter to the extent material to the operations of the business of such Grantor, (ii) preserve and maintain all rights in the Copyrights, Patents, Intellectual Property Licenses and Trademarks, to the extent material to the operations of the business of such Grantor and (iii) ensure that the Copyrights, Patents, Intellectual Property Licenses and Trademarks are and remain enforceable, to the extent material to the operations of the business of such Grantor. Any expenses incurred in connection with such Grantor’s obligations under this Section 4.1(f) shall be borne by such Grantor. Except for any such items that such Grantor reasonably believes in good faith are no longer necessary for the on-going operations of its business, such Grantor shall not abandon any material registered Copyright, issued or applied-for Patent, or registered or applied-for Trademark, or permit any right to apply for the registration of any material Intellectual Property to lapse or expire, without the prior written consent of the Secured Party, which consent shall not be unreasonably withheld, conditioned or delayed. Each Grantor represents that all Intellectual Property license agreements pursuant to which such Grantor is a licensee or licensor are in writing. No Grantor (other than SynCardia Systems, LLC) shall own any Intellectual Property unless such Grantor has delivered to the Collateral Agent an Intellectual Property Security Agreement substantially consistent with the one delivered by SynCardia Systems, LLC on the Closing Date.

(g) Further Identification of Collateral. Each Grantor will, when and as often as requested by the Secured Party or its Representative (but, absent the occurrence and continuance of an Event of Default, in no event more frequently than quarterly), furnish to the Secured Party or such Representative, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party or its Representative may reasonably request, all in reasonable detail.

(h) Investment Property. Each Grantor will promptly take any and all actions required or requested by the Secured Party, from time to time, to cause the Secured Party to obtain exclusive control of any Investment Property owned by such Grantor. For purposes of this Section 4.1(h), the Secured Party shall have exclusive control of Investment Property if (i) such Investment Property consists of certificated securities and such Grantor delivers such certificated securities to the Secured Party (with assignments in blank or appropriate endorsements if such certificated securities are in registered form); (ii) such Investment Property consists of uncertificated securities and the issuer thereof agrees, pursuant to documentation in form and substance reasonably satisfactory to the Secured Party, that it will comply with instructions originated by the Secured Party without further consent by such Grantor, and (iii) such Investment Property consists of security entitlements and either (x) the Secured Party becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to the documentation in form and substance reasonably satisfactory to the Secured Party, that it will comply with entitlement orders originated by the Secured Party without further consent by such Grantor.

(i) Commercial Tort Claims. Each Grantor shall promptly notify the Secured Party of any Commercial Tort Claims acquired by it that concerns claims in excess of $500,000 individually or in the aggregate for any such Commercial Tort Claims of the Pledgor and any of its Subsidiaries and if requested by the Secured Party, such Grantor shall enter into a supplement to this Agreement granting to the Secured Party a Lien on and security interest in such Commercial Tort Claim.

(j) Pledge Supplement. Within five (5) Business Days after the creation or acquisition of any new Pledged Interests, each Grantor shall execute a supplement to Exhibit A in the form of Annex II (a “Pledge Supplement”) and deliver such Pledge Supplement to the Secured Party. Any Pledged Collateral described in a Pledge Supplement delivered by such Grantor shall thereafter be deemed to be listed on Exhibit A hereto.

4.2 Preservation of Rights. Whether or not an Event of Default has occurred or is continuing, the Secured Party and its Representative shall have the right to take any steps the Secured Party or its Representative reasonably deems necessary or appropriate to preserve any Collateral or any rights against third parties to any of the Collateral upon any Grantor’s failure to do so, including obtaining insurance for the Collateral at any time when such Grantor has failed to do so, and such Grantor shall promptly pay, or reimburse the Secured Party for, all reasonable and customary out-of- pocket expenses incurred in connection therewith.

4.3 Name Change; Location; Bailees.

(a) No Grantor shall form or acquire any subsidiary other than in accordance with any express terms of the Note Documents.

(b) Each Grantor shall provide the Secured Party at least ten (10) Business Days prior written notice of (i) any reincorporation or reorganization of itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof, and/or (ii) any change of its name, identity or corporate structure.

(c) Except for the sale of Inventory in the ordinary course of business, other sales of assets expressly permitted by the terms of the Note Documents and except for Collateral temporarily located for maintenance or repair (so long as such Grantor shall promptly provide the Secured Party with written notice of such temporary location), such Grantor will keep Collateral with a value in excess of $500,000 individually or in the aggregate at the locations specified in Schedule I attached hereto. Such Grantor will give the Secured Party ten (10) Business Days prior written notice before any change in such Grantor’s chief place of business or of any new location for any of the Collateral with a value in excess of $500,000 individually or in the aggregate for any Collateral granted in favor of the Secured Party by such Grantor.

4.4 Other Liens. No Grantor will create, permit or suffer to exist, and each Grantor will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and each Grantor will defend the right, title and interest of the Secured Party in and to the Collateral and in and to all Proceeds thereof against the claims and demands of all Persons whatsoever, subject to Permitted Liens.

(a) If any Collateral with a value in excess of $2,000,000 in the aggregate for any Collateral granted in favor of the Secured Party by such Grantor is at any time in the possession or control of any one warehousemen, bailee, consignee or processor, the applicable Grantor shall promptly notify the Secured Party of such fact and, upon the request of the Secured Party or its Representative, notify such warehousemen, bailee, consignee or processor of the Lien and security interest created hereby and shall instruct such Person to hold all such Collateral for the Secured Party’s account subject to the Secured Party’s instructions.

(b) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement naming such Grantor, as debtor, and the Secured Party, as secured party, without the prior written consent of the Secured Party and agrees that it will not do so without the prior written consent of the Secured Party, subject to such Grantor’s rights under Section 9-509(d)(2) to the UCC.

4.5 Bank Accounts and Securities Accounts. On or prior to the date hereof, each Grantor, as applicable, shall enter into an account control agreement or securities account control agreement, as applicable, in form and substance reasonably satisfactory to the Secured Party (each a “Control Agreement”), with the Secured Party and each financial institution with which each such Grantor maintains from time to time any Deposit Accounts (general or special), securities accounts, brokerage accounts or other similar accounts (other than (i) Excluded Accounts and (ii) each account held by a Grantor existing on the Closing Date with Wells Fargo Bank, N.A. as depository institution so long as all funds in such accounts are swept daily into a high yield interest-bearing account subject to a Control Agreement satisfactory to Secured Party, subject to the post-closing time period set forth in the immediately following proviso (the “WF Accounts”)), which financial institutions are set forth on Schedule VII attached hereto; provided that with respect to accounts existing on the Closing Date (other than the WF Accounts), the applicable Control Agreements shall be delivered within fifteen (15) days after the Closing Date. Pursuant to this Agreement, each Grantor grants and shall grant to the Secured Party a continuing lien upon, and security interest in, all such accounts (other than Excluded Accounts) and all funds at any time paid, deposited, credited or held in such accounts (whether for collection, provisionally or otherwise) or otherwise in the possession of such financial institutions. Following the date hereof, no Grantor shall establish any Deposit Account, securities account, brokerage account or other similar account (other than Excluded Accounts) with any financial institution unless prior or concurrently thereto the Secured Party and such Grantor shall have entered into a Control Agreement with such financial institution which purports to cover such account. Each Grantor shall deposit and keep on deposit all of its funds in a Deposit Account, securities account, brokerage account or other similar account (other than (i) Excluded Accounts and (ii) the WF Accounts), in each case which is subject to a Control Agreement with the Secured Party; provided that with respect to accounts existing on the Closing Date (other than the WF Accounts), the applicable Control Agreements shall be delivered within fifteen (15) days after the Closing Date.

4.6 Events of Default, Etc. During any period during which an Event of Default shall have occurred and be continuing:

(a) each Grantor shall, at the request of the Secured Party or its Representative, assemble the Collateral and make it available to the Secured Party or its Representative at a place or places designated by the Secured Party or its Representative which are reasonably convenient to the Secured Party or its Representative, as applicable, and such Grantor;

(b) the Secured Party or its Representative may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c) the Secured Party shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not said UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral in accordance with this Agreement and the other Note Documents as if the Secured Party were the sole and absolute owner thereof (and each Grantor agrees to take all such action as may be appropriate to give effect to such right);

(d) the Secured Party or its Representative shall have the right, in the name of the Secured Party or in the name of a Grantor or otherwise, to demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(e) the Secured Party or its Representative shall have the right to take immediate possession and occupancy of any premises owned, used or leased by a Grantor and exercise all other rights and remedies which may be available to the Secured Party;

(f) the Secured Party shall have the right, upon reasonable written notice (such reasonable notice to be determined by the Secured Party in its sole and absolute discretion, which shall not be less than ten (10) days), with respect to the Collateral or any part thereof (whether or not the same shall then be or shall thereafter come into the possession, custody or control of the Secured Party or its Representative), to sell, lease, license, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Secured Party deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Secured Party or anyone else may be the purchaser, lessee, licensee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the applicable Grantor, any such demand, notice and right or equity being hereby expressly waived and released. The Secured Party may, to the fullest extent permitted by Applicable Law, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

(g) the Secured Party may, prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Secured Party deems appropriate;

(h) the Secured Party may proceed to perform any and all of the obligations of any Grantor contained in any Contract and exercise any and all rights of such Grantor therein contained as such Grantor itself could;

(i) the Secured Party shall have the right to use any Grantor’s rights under any Collateral consisting of Intellectual Property Licenses in connection with the enforcement of the Secured Party’s rights hereunder; and

(j) the rights, remedies and powers conferred by this Section 4.6 are in addition to, and not in substitution for, any other rights, remedies or powers that the Secured Party may have under any Note Document, at law, in equity or by or under the UCC or any other statute or agreement. The Secured Party may proceed by way of any action, suit or other proceeding at law or in equity and no right, remedy or power of the Secured Party will be exclusive of or dependent on any other. The Secured Party may exercise any of its rights, remedies or powers separately or in combination and at any time.

Without limiting the foregoing, the Secured Party may, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon any Grantor or any other person or entity (all and each of which demands, advertisements and/or notices are hereby expressly waived), upon the occurrence and during the continuance of an Event of Default forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith date and otherwise fill in the blanks on any assignments separate from certificates or stock power or otherwise sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more portions at one or more public or private sales or dispositions, at any exchange or broker’s board or at any of the Secured Party’s offices or elsewhere upon such terms and conditions as the Secured Party may deem advisable and at such prices as it may deem best, for any combination of cash and/or securities or other property or on credit or for future delivery without assumption of any credit risk, with the right of the Secured Party (or the designee of the Secured Party) upon any such sale, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption of the applicable Grantor, which right or equity is hereby expressly waived or released. Each Grantor agrees that, to the extent notice of sale shall be required by Applicable Law or this Agreement, at least ten (10) days’ prior written notice to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Notwithstanding any provision in any operating agreement or shareholder agreement of any issuer of the Collateral or any other Applicable Law to the contrary, the undersigned, constituting a member and/or shareholder of each Pledged Entity hereby acknowledges that such member and/or shareholder, as applicable, may pledge to the Secured Party all of such member’s and/or shareholder’s right, title and interest in such Pledged Entity, and upon foreclosure the successful bidder (which may include the Secured Party or any Holder) will be deemed admitted as a member and/or shareholder, as applicable, of such issuer, and will automatically succeed to all of such pledged right, title and interest, including without limitation such members’ and/or shareholder’s limited liability company and equity interests, right to vote and participate in the management and business affairs of the issuer, right to a share of the profits and losses of the issuer and right to receive distributions from the issuer.

The proceeds of each collection, sale or other disposition under this Section 4.6 shall be applied in accordance with Section 4.9 hereof.

4.7 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, the Grantors shall remain liable for any deficiency.

4.8 Private Sale. Each Grantor recognizes that the Secured Party may be unable to effect a public sale of any or all of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and such Grantor agrees that it is not commercially unreasonable for the Secured Party to engage in any such private sales or dispositions under such circumstances. Each Grantor agrees that it would not be commercially unreasonable for the Secured Party to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. The Secured Party may sell the Collateral without giving any warranties as to the Collateral. The Secured Party may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. The Secured Party shall be under no obligation to delay a sale of any of the Collateral to permit any Grantor to register such Collateral for public sale under the Act, or under applicable state securities laws, even if such Grantor would agree to do so. The Secured Party shall not incur any liability as a result of the sale of any such Collateral, or any part thereof, at any private sale provided for in this Agreement and each Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree. The Secured Party may sell the Collateral without giving any warranties as to the Collateral. The Secured Party may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

Each Grantor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of any such Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Grantor’s expense. Each Grantor further agrees that a breach of any of the covenants contained in this Section 4.8 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 4.8 shall be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

Each Grantor further agrees not to exercise any and all rights of subrogation it may have against a Pledged Entity upon the sale or disposition of all or any portion of the Pledged Collateral by the Secured Party pursuant to the terms of this Agreement until the termination of this Agreement in accordance with Section 4.12.

4.9 Application of Proceeds. The proceeds of any collection, sale or other realization of all or any part of the Collateral following the occurrence and during the continuance of an Event of Default, and any other cash at the time held by the Secured Party under this Agreement, shall be applied, first to the payment of all fees and expenses or other liabilities of any kind payable to the Secured Party in connection with the Note Documents and second, to payment of any other Obligations in such order as the Secured Party shall elect.

4.10 Attorney-in-Fact. Each Grantor hereby irrevocably constitutes and appoints the Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time upon the occurrence and during the continuance of an Event of Default in the discretion of the Secured Party, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary to perfect or protect any security interest granted hereunder, to maintain the perfection or priority of any security interest granted hereunder, and, without limiting the generality of the foregoing, hereby gives the Secured Party the power and right, on behalf of such Grantor, without notice to or assent by such Grantor (to the extent permitted by Applicable Law), to do the following upon the occurrence and during the continuation of an Event of Default:

(a) to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement;

(b) to ask, demand, collect, receive and give acquittance and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Grantor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

(c) to pay or discharge charges or liens levied or placed on or threatened in writing against the Collateral, to effect any insurance called for by the terms of this Agreement or the Note Documents and to pay all or any part of the premiums therefor;

(d) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Secured Party or as the Secured Party shall direct, and to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral;

(e) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against any Grantor, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral;

(f) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

(g) to defend any suit, action or proceeding brought against the Grantors with respect to any Collateral;

(h) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate;

(i) to the extent that a Grantor’s authorization given in Section 4.1(b) of this Agreement is not sufficient, to file such financing statements with respect to this Agreement, with or without such Grantor’s signature;

(j) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes;

(k) to use any Intellectual Property or Intellectual Property Licenses of such Grantor, including but not limited to any Copyrights, Patents or Trademarks, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts of such Grantor;

(l) in connection with the exercise of the Secured Party’s rights under Section 4.6, to prepare, sign, and file any document which may be required by the United States Patent and Trademark Office, the United States Copyright Office or similar registrar in order to effect an absolute assignment of all right, title and interest in all registered Intellectual Property and any application for all such registrations, and record the same;

(m) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of the applicable Grantor as debtor; and

(n) to do, at the Secured Party’s option and at the Grantors’ expense, at any time, or from time to time, all acts and things which the Secured Party reasonably deems necessary to protect or preserve or realize upon the Collateral and the Secured Party’s lien therein, in order to effect the intent of this Agreement, all as fully and effectively as the Grantors might do.

Each Grantor hereby ratifies, to the extent permitted by law, all that such attorneys lawfully do or cause to be done by virtue hereof provided the same is performed in a commercially reasonable manner. The power of attorney granted hereunder is a power coupled with an interest and shall be irrevocable until the Obligations are paid in full and this Agreement is terminated in accordance with Section 4.12 hereof.

Each Grantor also authorizes the Secured Party, at any time from and after the occurrence and during the continuation of any Event of Default, (x) to communicate in its own name with any party to any Contract constituting Collateral with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts hereunder and other matters relating thereto and (y) to execute, in connection with any sale of Collateral provided for in Section 4.6 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

4.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement (unless otherwise stated), each Grantor shall:

(a) at the Secured Party’s request, file such financing statements, assignments for security and other documents in such offices as may be necessary to perfect the security interests granted by Section 3 of this Agreement;

(b) at the Secured Party’s request, deliver to the Secured Party or its Representative the originals of all Instruments required to be so delivered hereunder together with, in the case of Instruments constituting promissory notes, allonges attached thereto showing such promissory notes to be payable to the order of a blank payee;

(c) within two (2) Business Days of the Closing Date, deliver to the Secured Party or its Representative all certificates representing the Pledged Interests now owned by such Grantor, together with undated assignments separate from certificates or stock/membership interest powers duly executed in blank by such Grantor and irrevocable proxies;

(d) within two (2) Business Days of the Closing Date, deliver to the Secured Party or its Representative a Mortgage with respect to all owned real property held by such Grantor that is required to be subject to a Mortgage pursuant to Sections 1 or 2(j) of this Agreement; and

(e) within fifteen (15) Business Days of the Closing Date (or such later date as agreed by the Secured Party in its sole discretion), deliver to the Secured Party evidence that the previously identified Intellectual Property filings in favor of Sindex SSI Leasing, LLC and Cantor Fitzgerald have been released or terminated.

In addition, on or prior to the date that is within fifteen (15) days of the Closing Date, each Grantor shall deliver to the Secured Party or its Representative a Control Agreement for each Deposit Account (other than (i) any Excluded Accounts or (ii) any WF Accounts) owned by such Grantor, acceptable in all respects to the Secured Party, duly executed by such Grantor and the financial institution at which such Grantor maintains such Deposit Account.

4.12 Termination; Partial Release of Collateral. This Agreement and the Liens and security interests granted hereunder shall continue in effect until the Obligations (other than inchoate indemnity obligations) are paid in full. When the Obligations (other than inchoate indemnity obligations) are paid in full, the security interest granted hereby shall immediately and automatically terminate and all rights to the Collateral shall revert to the applicable Grantor, and the Secured Party will promptly following such termination deliver possession of all Collateral (including, without limitation, the Pledged Interests, the other Pledged Collateral and any other property then held as part of the Pledged Collateral) to the applicable Grantor and execute and deliver to such Grantor such documents as are necessary to evidence such termination, including UCC termination statements and such other documentation as shall be reasonably requested by such Grantor to effect the termination and release of the Liens and security interests in favor of the Secured Party affecting the Collateral, all at the applicable Grantor’s sole cost and expense. Upon any sale of property, permitted by the Note Documents, to a party who is not a Grantor or a Subsidiary of a Grantor (including any Foreign Subsidiary), the Liens granted herein with respect to such property shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. The Secured Party shall, at the Grantors’ sole cost and expense, execute and deliver or otherwise authorize the filing of such documents as any Grantor shall reasonably request, in form and substance reasonably satisfactory to the Secured Party, including financing statement amendments, to evidence any release of Liens pursuant to this Section 4.12.

4.13 Further Assurances. At any time and from time to time, upon the written request of the Secured Party or its Representative, and at the sole expense of the Grantors, each Grantor shall promptly and duly execute and deliver any and all such further instruments, documents and agreements and take such further actions as the Secured Party or its Representative may reasonably require in order for the Secured Party to obtain the full benefits of this Agreement and of the rights and powers herein granted in favor of the Secured Party, including, without limitation, using such Grantor’s commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to the Secured Party of any Collateral held by such Grantor or in which such Grantor has any rights not heretofore assigned, the filing of any financing or continuation statements under the UCC with respect to the liens and security interests granted hereby, transferring Collateral to the Secured Party’s possession (if a security interest in such Collateral can be perfected by possession), using commercially reasonable efforts to obtain waivers of liens from landlords and mortgagees, and delivering to the Secured Party all such Control Agreements as the Secured Party or its Representative shall require (other than with respect to Excluded Accounts) duly executed by such Grantor and the financial institution at which such Grantor maintains a Deposit Account covered by such Control Agreement. Each Grantor also hereby authorizes the Secured Party and its Representative to file any such financing or continuation statement without the signature of such Grantor to the extent permitted by Applicable Law.

4.14 Additional Grantors. From time to time subsequent to the date hereof, if any Grantor acquires a Subsidiary (other than a Foreign Subsidiary), such Grantor shall (i) have provided at least five (5) Business Days’ prior to such Grantor’s acquisition of such Subsidiary notice of such acquisition to the Secured Party, and (ii) within thirty (30) days following the date any Grantor acquires such Subsidiary (or such later date as agreed by the Secured Party in its sole discretion), (a) cause each such Person so acquired to become a party hereto as an additional Grantor (each, an “Additional Grantor”), by executing a Joinder Agreement, together with a Pledge Supplement executed by the applicable Grantor and any other attachments, all in form and substance satisfactory to Secured Party, (b) cause each Additional Grantor to execute a joinder to the Subsidiary Guaranty; (c) deliver each of the following documents: (x) a secretary’s certificate, (y) a Lien and judgment search and (z) any financing statements or amendments to financing statements requested by the Secured Party, in the case of the items described in clauses (x) and (y), substantially in the form of such document or other item delivered under the Securities Purchase Agreement in respect of the Grantors on the Closing Date (with any such changes reasonably satisfactory to the Secured Party), (d) if such Additional Grantor maintains any Deposit Account, securities account, brokerage account or other similar account (other than any Excluded Accounts), such Additional Grantor shall execute and deliver a Control Agreement with the applicable financial institution which purports to cover such account, (e) if reasonably requested by the Secured Party, such Grantor shall deliver an opinion of legal counsel to the Additional Grantor, in form and substance reasonably satisfactory to the Secured Party, covering the documents executed and the security interests granted by the Secured Party, (iii) if an Additional Grantor owns any fee interest in any real property with a fair market value equal to or greater than $1,000,000 on an individual basis, such Grantor and such Additional Grantor shall comply with the terms of Section 2(j) as if such real property was acquired on the date Grantor acquired such Pledged Interest, (iv) take all other such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates reasonably requested by Secured Party, and (v) promptly following demand thereof, pay all fees and expenses of the Secured Party, including reasonable and documented attorney’s fees, incurred in connection with actions taken under this Section. Upon delivery of any such Joinder Agreement to the Secured Party, notice of which is hereby waived by each other Grantor, each Additional Grantor shall be a “Grantor” hereunder with the same force and effect as if it were originally a party to this Agreement and named as a “Grantor” hereunder. Each Grantor expressly agrees that their obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of the Secured Party not to cause any other Person to become an Additional Grantor hereunder. This Agreement shall be fully effective as to each Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

4.15 Limitation on Duty of Secured Party. The powers conferred on the Secured Party under this Agreement are solely to protect the Secured Party’s interest on behalf of itself and the Holders in the Collateral and shall not impose any duty upon it to exercise any such powers. Without in any way limiting the exculpation and indemnification provisions of the Note Documents, the Secured Party shall be accountable only for amounts that it actually receives and retains for its own account as a result of the exercise of such powers and neither the Secured Party nor its Representative nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act, except for bad faith, gross negligence, or willful misconduct. Without limiting the foregoing, the Secured Party and any Representative shall each be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its respective possession if such Collateral is accorded treatment substantially similar to that which the relevant Secured Party or any Representative, in its individual capacity, accords its own property consisting of the type of Collateral involved, it being understood and agreed that neither the Secured Party nor any Representative shall have any responsibility for taking any necessary steps (other than steps taken in accordance with the standard of care set forth above) to preserve rights against any Person with respect to any Collateral.

Without limiting the generality of the foregoing, neither the Secured Party nor any Representative shall have any obligation or liability under any Contract or license by reason of or arising out of this Agreement or the granting to the Secured Party of a security interest therein or assignment thereof or the receipt by the Secured Party or any Representative of any payment relating to any Contract or license pursuant hereto, nor shall the Secured Party or any Representative be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or license, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

4.16 Dividends, Distributions, Etc. If, prior to the payment in full of the Obligations (other than inchoate indemnity obligations), any Grantor shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization, merger or consolidation), or any options or rights, whether as an addition to, in substitution for, or in exchange for any of the Pledged Interests or otherwise, such Grantor agrees, in each case, to accept the same as the Secured Party’s agent and to hold the same in trust for the Secured Party, and to deliver the same promptly (but in any event within five (5) Business Days of receipt) to Secured Party in the exact form received, with the endorsement of such Grantor when necessary and/or with appropriate undated assignments separate from certificates or stock powers duly executed in blank, to be held by the Secured Party subject to the terms hereof, as additional Pledged Collateral. Each Grantor shall promptly deliver to the Secured Party (i) a Pledge Supplement with respect to such additional certificates, and (ii) any financing statements or amendments to financing statements as requested by the Secured Party. Each Grantor hereby authorizes the Secured Party to attach each such Pledge Supplement to this Agreement. Except as provided in Section 4.17(b) below, all sums of money and property so paid or distributed in respect of the Pledged Interests which are received by such Grantor shall, until paid or delivered to the Secured Party, be held by such Grantor in trust as additional Pledged Collateral.

4.17 Voting Rights; Dividends; Certificates.

(a) So long as no Event of Default has occurred and is continuing, each Grantor shall be entitled (subject to the other provisions hereof, including, without limitation, Section 4.18 below) to exercise its voting and other consensual rights with respect to the Pledged Interests and otherwise exercise the incidents of ownership thereof in any manner not inconsistent with this Agreement and/or any of the other Note Documents. Each Grantor hereby grants to the Secured Party or its nominee, an irrevocable proxy to exercise all voting, corporate and limited liability company rights relating to the Pledged Interests in any instance, which proxy shall be effective, at the discretion of the Secured Party, upon the occurrence and during the continuance of an Event of Default so long as the Secured Party has notified such Grantor in writing of its intent to exercise its voting power under this clause prior to the exercise thereof and in accordance with clause (b) below. Upon the request of the Secured Party at any time, each Grantor agrees to deliver to the Secured Party such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Interests as the Secured Party may reasonably request.

(b) So long as no Event of Default shall have occurred and be continuing, the Grantors shall be entitled to receive cash dividends or other distributions made in respect of the Pledged Interests, to the extent permitted to be made pursuant to the terms of the Note Documents. Upon the occurrence and during the continuance of an Event of Default, in the event that any Grantor, as record and beneficial owner of the Pledged Interests, shall have received, any cash dividends or other distributions in the ordinary course, such Grantor shall deliver to the Secured Party, and the Secured Party shall be entitled to receive and retain, for the benefit of the Secured Party and the Holders, all such cash or other distributions as additional security for the Obligations.

(c) Each Grantor shall cause all Pledged Interests required to be delivered pursuant to Section 4.1(a) to be certificated at all times while this Agreement is in effect and shall deliver to the Secured Party or its Representative within thirty (30) days after the date of this Agreement and at all times thereafter all certificates representing the Pledged Interests, together with undated assignments separate from certificates or stock/membership interest powers duly executed in blank by such Grantor and irrevocable proxies.

(d) Any or all of the Pledged Interests held by the Secured Party hereunder may, if an Event of Default has occurred and is continuing and so long as the Secured Party has notified the applicable Grantor in writing of its intent to exercise its power of registration under this sentence prior to the exercise thereof, be registered in the name of Secured Party or its nominee, and the Secured Party or its nominee may thereafter without notice exercise all voting and corporate rights at any meeting with respect to any Pledged Entity and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests as if it were the absolute owner thereof, including, without limitation, the right to vote in favor of, and to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other readjustment with respect to any Pledged Entity or upon the exercise by any Pledged Entity, any Grantor or the Secured Party of any right, privilege or option pertaining to any of the Pledged Interests, and in connection therewith, to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may reasonably determine, all without liability except to account for property actually received by the Secured Party, but the Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

4.18 No Disposition, Etc. Until the irrevocable payment in full of the Obligations (other than inchoate indemnity obligations), each Grantor agrees that, except as permitted under the Note Documents, it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Interests or any other Pledged Collateral, nor will such Grantor create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Interests or any other Pledged Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest of the Secured Party provided for by this Agreement, the other Security Documents and the Permitted Liens described in clause (A) of the definition thereof.

4.19 Payment of Expenses. The Grantors shall, jointly and severally, pay all costs and expenses (including reasonable and documented attorneys’ fees) incurred by the Secured Party and its Affiliates and each Holder in connection with the administration and enforcement of this Agreement and the other Note Documents, and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any other Note Document (whether or not such amendment, waiver or consent becomes effective), including: (a) the reasonable and documented costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any other Note Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any other Note Document, or by reason of being a holder of any Note, and (b) the reasonable and documented costs and expenses, including the fees of one financial advisor for all holders of the Notes incurred in connection with the insolvency or bankruptcy of any Grantor or any Subsidiary thereof or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes or any other Note Document.

Section 5. Lien Absolute; Waiver of Suretyship Defenses.

5.1 Lien Absolute, Waivers

(a) Until payment in full of the Obligations (other than inchoate indemnity obligations), all rights of Secured Party hereunder, and all obligations of Grantors hereunder, shall be absolute and unconditional irrespective of, shall not be affected by, and shall remain in full force and effect without regard to, and each Grantor hereby waives all, rights, claims or defenses that it might otherwise have (now or in the future) with respect to, in each case, each of the following (whether or not such Grantor has knowledge thereof):

i) the validity or enforceability of the Note Documents, any of the Obligations or any guarantee or right of offset with respect thereto at any time or from time to time held by the Secured Party;

ii) any renewal, extension or acceleration of, or any increase in the amount of the Obligations, or any amendment, supplement, modification or waiver of, or any consent to departure from, the Note Documents;

iii) any failure or omission to assert or enforce, or agreement or election not to assert or enforce, delay in enforcement, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Note Documents, at law, in equity or otherwise) with respect to the Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Obligations;

iv) any change, reorganization or termination of the corporate structure or existence of any Grantor or any of their Subsidiaries (excluding any Foreign Subsidiary) and any corresponding restructuring of the Obligations;

v) any settlement, compromise, release, or discharge of, or acceptance or refusal of any offer of payment or performance with respect to, or any substitutions for, the Obligations or any subordination of the Obligations to any other obligations;

vi) the validity, perfection, non-perfection or lapse in perfection, priority or avoidance of any security interest or lien, the release of any or all collateral securing, or purporting to secure, the Obligations or any other impairment of such collateral;

vii) any exercise of remedies with respect to any security for the Obligations (including, without limitation, any collateral, including the Collateral securing or purporting to secure any of the Obligations) at such time and in such order and in such manner as the Secured Party may decide and whether or not every aspect thereof is commercially reasonable and whether or not such action constitutes an election of remedies and even if such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy that any Grantor would otherwise have and without limiting the generality of the foregoing or any other provisions hereof, each Grantor hereby expressly waives any and all benefits which might otherwise be available to such Grantor under applicable law;

viii) any other circumstance whatsoever which may or might in any manner or to any extent vary the risk of any Grantor as an obligor in respect of the Obligations or which constitutes, or might be construed to constitute, an equitable or legal discharge of the Pledgor or any other Grantor for the Obligations, or of such Grantor under the guarantee contained in the Note Documents or of any security interest granted by any Grantor, whether in a Bankruptcy Proceeding or in any other instance;

ix) any right to require the Secured Party, as a condition of payment or performance by such Grantor, to (i) proceed against any other guarantor (including any other Grantor) of the Obligations or any other Person, (ii) proceed against or exhaust any security held from any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of the Secured Party in favor of any Grantor, any such other guarantor or any other Person, or (iv) pursue any other remedy in the power of the Secured Party whatsoever;

x) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; and

xi) any defenses (other than the defense of payment or release in accordance with the Note Documents) or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

(b) In addition, each Grantor further waives any and all other defenses, set-offs or counterclaims (other than a defense of payment or performance in full hereunder) which may at any time be available to or be asserted by it, any Grantor or Person against the Secured Party, including, without limitation, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury.

(c) Each Grantor waives diligence, presentment, protest, marshaling, demand for payment, notice of dishonor, notice of default and notice of nonpayment to or upon any of the Grantors with respect to the Obligations. Except for notices provided for herein, each Grantor hereby waives notice (to the extent permitted by applicable law) of any kind in connection with this Agreement or any collateral securing the Obligations, including, without limitation, the Collateral. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Grantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 6. Miscellaneous.

6.1 No Waiver. No failure on the part of the Secured Party or any of its Representatives to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Party or any of its Representatives of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

6.2 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

6.3 Notices. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Notes; provided, that, to the extent any such communication is being made or sent to the Secured Party, such communication shall be made to the Secured Party at the address set forth below the Secured Party’s signature hereto; provided, further, that any communication to a Grantor (other than the Pledgor) may be made to the address of the Pledgor. The Pledgor and the Secured Party may change their respective notice addresses by written notice given to the other parties hereto ten (10) days following the effectiveness of such change.

6.4 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Grantors and the Secured Party, except that the Schedules hereto shall be deemed amended and supplemented by any information set forth from time to time in writing delivered by any Grantor to the Secured Party. Any such amendment or waiver shall be binding upon the Secured Party and the Grantors and their respective successors and assigns.

6.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, that no Grantor shall assign or transfer any of its rights or obligations hereunder without the prior written consent of the Secured Party. The Secured Party, in its capacity as the collateral agent, may assign its rights and obligations hereunder without the consent of any Grantor.

6.6 Counterparts; Headings. This Agreement may be authenticated in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may authenticate this Agreement by signing any such counterpart. This Agreement may be authenticated by manual signature or facsimile, .pdf or similar electronic signature, all of which shall be equally valid. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

6.7 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party and its Representative in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

6.8 SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS. EACH GRANTOR (A) AGREES THAT ANY SUIT, ACTION OR PROCEEDING AGAINST IT ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE INSTITUTED IN ANY U.S. FEDERAL COURT WITH APPLICABLE SUBJECT MATTER JURISDICTION SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN; (B) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (I) ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING; AND (II) ANY CLAIM THAT IT MAY NOW OR HEREAFTER HAVE THAT ANY SUCH SUIT, ACTION OR PROCEEDING IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (C) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE SECURED PARTY’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE FOREGOING COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

6.9 WAIVER OF RIGHT TO TRIAL BY JURY. EACH GRANTOR AND THE SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH GRANTOR AND THE SECURED PARTY HEREBY AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 6.9 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

6.10 Survival. All representations, warranties, covenants and agreements of the Grantors and the Secured Party shall survive the execution and delivery of this Agreement.

6.11 Collateral Agent for Holders.

(a) The Holders have, pursuant to Section 9(t) of the Securities Purchase Agreement, designated and appointed the Secured Party as the collateral agent of the Holders under this Agreement and the other Note Documents.

(b) The Secured Party shall have the discretion to allocate proceeds received by the Secured Party pursuant to the exercise of remedies under the Note Documents or at law or in equity (including without limitation with respect to any secured creditor remedies exercised against the Collateral and any other security provided for under any Security Documents) to the then outstanding Obligations in such order as the Secured Party shall elect.

6.12 Collateral Agent.

(a) The Secured Party is hereby designated as the collateral agent under this Agreement, the Security Documents and the Note Documents, and each Holder, together with any successors or assigns thereof, hereby irrevocably appoints, designates and authorizes the Secured Party to take such action, exercise such powers and perform sch duties on its behalf under the provisions of this Agreement, the Security Documents and the other Note Documents as are delegated to it by the terms of such documents, and to act as agent of such Holder for purposes of acquiring, holding, enforcing and perfecting all Liens granted by each Grantor on the Collateral to secure any of the Obligations, in each case together with such actions and powers as are reasonably incidental thereto. Each Holder, by accepting the benefits of this Agreement, agrees to the appointment of the Secured Party pursuant to this Section 6.12. The Secured Party agrees to act as such on the express conditions contained in this Section 6.12. The Holders agree that any action taken by the Secured Party in accordance with the provisions of this Agreement and the other Note Documents, and the exercise by the Secured Party of any rights or remedies set forth herein and therein shall be authorized and binding upon the Holders. Notwithstanding any provision to the contrary contained elsewhere in this Agreement and the other Note Documents, the duties of the Secured Party shall be ministerial and administrative in nature, and the Secured Party shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents, to which the Secured Party is a party, nor shall the Secured Party have or be deemed to have any trust or other fiduciary relationship with the Holders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Security Documents and the other Note Documents, or otherwise exist against the Secured Party. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Secured Party is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Secured Party may perform any of its duties under this Agreement or the other the Note Documents, by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Secured Party shall not be responsible for the acts or omissions of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care.

(c) The Secured Party shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, order, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the any Grantor), independent accountants and other experts and advisors selected by the Secured Party. The Secured Party shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Secured Party shall be fully justified in failing or refusing to take any action under this Agreement and the other Note Documents. The Secured Party shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Note Documents, in accordance with a request, direction, instruction or consent of the Holders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(d) The Secured Party shall not be deemed to have knowledge or notice of the occurrence of any default or Event of Default.

(e) The Secured Party may resign at any time by ten (10) days’ written notice to the Holders, such resignation to be effective upon the acceptance of a successor agent to its appointment as Secured Party. If the Secured Party resigns under this Agreement, the Holders shall appoint a successor collateral agent. If no successor collateral agent is appointed pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Secured Party shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Secured Party, and the retiring Secured Party’s appointment, powers and duties as the Secured Party shall be terminated. After the retiring Secured Party’s resignation hereunder, the provisions of this Section 6.12(e) shall continue to inure to its benefit and the retiring Secured Party shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Secured Party under this Agreement.

(f) High Trail Special Situations LLC shall initially act as collateral agent and shall be authorized to appoint co-collateral agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents, neither the Secured Party nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Secured Party nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own bad faith, gross negligence, or willful misconduct.

(g) The Secured Party is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Closing Date, (ii) bind the Holders on the terms as set forth in the Security Documents and the other Note Documents, and (iii) perform and observe its obligations under the Security Documents and the other Note Documents.

(h) The Secured Party shall have no obligation whatsoever to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Secured Party’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or part of the Grantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Secured Party pursuant to this Agreement, any Security Document or the other Note Documents.

(i) No provision of this Agreement, any Security Document or the other Note Documents shall require the Secured Party to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder unless it shall have received indemnity satisfactory to the Secured Party in its sole discretion against potential costs and liabilities incurred by the Secured Party relating thereto. Notwithstanding anything to the contrary contained in this Agreement, the Security Documents or the other Note Documents, in the event the Secured Party is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Secured Party shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the Mortgages or take any such other action if the Secured Party has determined that the Secured Party may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Secured Party shall at any time be entitled to cease taking any action described in this clause (i) if it no longer reasonably deems any indemnity, security or undertaking to be sufficient.

(j) The Secured Party (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Agreement, any Security Document, the other Note Documents, or any instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own bad faith, gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Secured Party shall not be construed to impose duties to act.

(k) The Secured Party shall not be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include, but not be limited to, acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters and other events out of the Secured Party’s control directly relating to the foregoing. The Secured Party shall not be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(l) The Secured Party does not assume any responsibility for any failure or delay in performance or any breach by the Pledgor or any Grantor under this Agreement, the Security Documents and the other Note Documents. The Secured Party shall not be responsible to any Person for any recitals, statements, information, representations or warranties contained in this Agreement, the Security Documents, the other Note Documents, or in any certificate, report, statement, or other document referred to or provided for in, or received by the Secured Party under or in connection with, this Agreement, the Security Documents or the other Note Documents; the execution, validity, genuineness, effectiveness or enforceability of the Security Documents and any other Note Document of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its obligations under this Agreement, the Security Documents and the other Note Documents. The Secured Party shall have no obligation to any Person to ascertain or inquire into the existence of any default or Event of Default, the observance or performance by any obligor of any terms of this Agreement, the Security Documents or the other Note Documents, or the satisfaction of any conditions precedent contained in this Agreement, the Security Documents or the other Note Documents. The Secured Party shall not be required to initiate or conduct any litigation or collection or other proceeding under this Agreement and the Security Documents unless expressly set forth hereunder or thereunder.

(m) The parties hereto hereby agree and acknowledge that the Secured Party shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Agreement, the Security Documents or the other Note Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto hereby agree and acknowledge that in the exercise of its rights under this Agreement, the Security Documents or the other Note Documents, the Secured Party may hold or obtain indicia of ownership primarily to protect the security interest of the Secured Party in the Collateral and that any such actions taken by the Secured Party shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Secured Party is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in either of the Secured Party’s sole discretion may cause the Secured Party to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Secured Party to incur liability under CERCLA or any other federal, state or local law, the Secured Party reserves the right, instead of taking such action, to either resign as the collateral agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver. The Secured Party shall not be liable to the Pledgor, the Grantors, or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Secured Party’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment.

(n) Subject to the provisions of the applicable Security Documents and the other Note Documents, the Secured Party shall execute and deliver this Agreement, the Security Documents and the other Note Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Secured Party shall have no discretion under this Agreement, the Security Documents or the other Note Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders.

(o) The Secured Party is authorized to receive any funds for the benefit of itself, and the Holders distributed under the Security Documents and to make further distributions of such funds to itself and the Holders in accordance with the Security Documents and the other Note Documents.

(p) In each case that the Secured Party may or is required hereunder or under any Security Document or the other Note Documents, to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Security Document or the other Note Documents, the Secured Party may seek direction from the Holders. The Secured Party shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders. If the Secured Party shall request direction from the Holders with respect to any Action, the Secured Party shall be entitled to refrain from such Action unless and until the Secured Party shall have received direction from the Holders, and the Secured Party shall not incur liability to any Person by reason of so refraining.

(q) Notwithstanding anything to the contrary in this Agreement, the Security Documents or the other Note Documents, in no event shall the Secured Party be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Agreement, the Security Documents or the other Note Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Secured Party be responsible for, and the Secured Party makes no representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(r) Notwithstanding anything to the contrary contained herein, the Secured Party shall only act pursuant to the instructions of the Holders with respect to the Security Documents and the Collateral.

6.13 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.14 ENTIRE AGREEMENT; AMENDMENT. THIS AGREEMENT, TOGETHER WITH THE OTHER NOTE DOCUMENTS, SUPERSEDES ALL OTHER PRIOR ORAL OR WRITTEN AGREEMENTS BETWEEN THE SECURED PARTY, EACH GRANTOR, THEIR RESPECTIVE AFFILIATES AND PERSONS ACTING ON THEIR BEHALF WITH RESPECT TO THE MATTERS DISCUSSED HEREIN, AND THIS AGREEMENT, TOGETHER WITH THE OTHER NOTE DOCUMENTS AND THE OTHER INSTRUMENTS REFERENCED HEREIN AND THEREIN, CONTAINS THE ENTIRE UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE MATTERS COVERED HEREIN AND THEREIN AND, EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR THEREIN, NEITHER THE SECURED PARTY NOR ANY GRANTOR MAKES ANY REPRESENTATION, WARRANTY, COVENANT OR UNDERTAKING WITH RESPECT TO SUCH MATTERS. AS OF THE DATE OF THIS AGREEMENT, THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS DISCUSSED HEREIN. NO PROVISION OF THIS AGREEMENT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED OTHER THAN BY AN INSTRUMENT IN WRITING SIGNED BY THE GRANTORS AND THE SECURED PARTY.

6.15 Grantor Acknowledgement. Each Grantor acknowledges receipt of an executed copy of this Agreement. Each Grantor waives the right to receive any amount that it may now or hereafter be entitled to receive (whether by way of damages, fine, penalty, or otherwise) by reason of the failure of the Secured Party to deliver to such Grantor a copy of any financing statement or any statement issued by any registry that confirms registration of a financing statement relating to this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

PLEDGOR:

PICARD MEDICAL, INC.

By:
Name:
Title:

Notice Address:

Picard Medical, Inc.
1992 E. Silverlake
Tucson AZ, 85713
Attention:
Email address:

GRANTORS:

SYNCARDIA SYSTEMS, LLC

By:
Name:
Title:

Notice Address:

SynCardia Systems, LLC
1992 E. Silverlake
Tucson AZ, 85713
Attention:
Email address:

[Signature Page to Security Agreement]

SECURED PARTY:

HIGH TRAIL SPECIAL SITUATIONS LLC, as Secured Party

By:
Name:
Title:

Notice Address:

c/o Hudson Bay Capital Management LP
290 Harbor Drive, 3rd Floor
Stamford, CT 06902
Attention:	[***]
Telephone:	[***]
Email:	notices@hightrailcap.com

[Signature Page to Security Agreement]

ANNEX I

to SECURITY AGREEMENT

JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of [●] (this “Joinder Agreement”), is delivered by [NAME OF ADDITIONAL GRANTOR], a [●] (the “Additional Grantor”) pursuant to the Security Agreement, dated as of December [●], 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Picard Medical, Inc., a Delaware corporation, as the Pledgor, the Grantors party thereto from time to time, and High Trail Special Situations LLC, as the Secured Party. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

RECITALS:

WHEREAS, the Pledgor and certain of its Subsidiaries (other than the Additional Grantor) have entered into the Security Agreement in favor of the Secured Party;

WHEREAS, the agreements, documents and instruments related to the Obligations secured by the Security Agreement require the Additional Grantor to become a party to the Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Joinder Agreement in order to become a party to the Security Agreement.

NOW, THEREFORE, IT IS AGREED:

1. Security Agreement. By executing and delivering this Joinder Agreement, the Additional Grantor, as provided in Section 4.14 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. Attached hereto is a Pledge Supplement with the information with respect to the Additional Grantor required under Section 2 of the Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 2 of the Security Agreement is true and correct on and as of the date hereof (after giving effect to this Joinder Agreement) as if made by such Additional Grantor on and as of such date.

2. Grant of Security Interest. The Additional Grantor hereby assigns as collateral security to the Secured Party, and hereby grants to the Secured Party, a security interest in and continuing lien on, all of the Additional Grantor’s right, title and interest in, to and under all of the property described in Section 3 of the Security Agreement, in each case, whether now owned or existing or hereafter acquired or arising and wherever located (collectively and together with the Collateral under the Security Agreement, the “Collateral”), for the prompt and complete payment and performance when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of the Obligations, subject to the exclusions, limitations and other provisions set forth in Section 3 of the Security Agreement.

3. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Joinder Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

By:
Name:
Title:

ANNEX II

to SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated as of [●], is delivered by [NAME OF GRANTOR], a [●] (the “Grantor”) pursuant to the Security Agreement, dated as of December [●], 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Picard Medical, Inc., a Delaware corporation (the “Pledgor”), each of the Subsidiaries of the Pledgor from time to time party thereto (together with the Pledgor, the “Grantors”), High Trail Special Situations LLC, in its capacity as collateral agent for the benefit of the Holders (as defined in the Security Agreement) (together with its successors and assigns in such capacity, the “Secured Party”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

The Grantor hereby confirms the grants of security interests to the Secured Party set forth in Section 3 of the Security Agreement. The Grantor represents and warrants that the attached supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

IN WITNESS WHEREOF, the Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

[NOTE: Grantor to attach each of the Schedules to the Security Agreement necessary to reflect any changes to such Schedules.]

Schedule I

A.	Organizational Information

Exact Legal Name	Jurisdiction of Formation and Registration	Country / State / Provincial Entity Registration / ID No.	Federal employer identification number	Date of Formation	Chief executive offices	Principal mailing addresses
Picard Medical, Inc.	Delaware	5822780	86-3212894	April 8, 2021	1992 E. Silverlake Tucson, Arizona 85713	1992 E. Silverlake Tucson, Arizona 85713

SynCardia Systems, LLC	Delaware	6109287	81-3399071	July 28, 2016

Syncardia Systems Australia Pty Ltd	Australia	673901794	N/A	January 2, 2024

SynCardia Systems Europe GmbH	Germany	6401911237	N/A	July 28, 2016

B.	Location of Equipment, Inventory and Goods

Grantor Name	Location of Equipment, Inventory and Goods
Picard Medical, Inc.	1992 E. Silverlake Tucson, Arizona 85713

SynCardia Systems, LLC

Syncardia Systems Australia Pty Ltd

SynCardia Systems Europe GmbH

C.	Collateral in Possession of Bailee, Warehousemen, Processor or Consignee.

Name	Complete Street and Mailing Address, including County and Zip Code	Company/Subsidiary
None.

Schedule II

List of Trade Names/Fictitious Names Used in the Past Five Years

None.

Schedule III

List of Copyrights

None.

Schedule IV

List of License Agreements

None.

Schedule V

List of Patents and Patent Applications

Country	Pat./Pub. No.	App. No.	Title	Assignee	Status	Publication Date	Security Recordal
US	12383722	18/886,718	Next generation total artificial heart	SYNCARDIA SYSTEMS LLC	Issued	August 12, 2025	No
US	11918798-B2	17/779,058	Next generation total artificial heart	SYNCARDIA SYSTEMS LLC	Issued	March 5, 2025	No
US	8021422	12/454,440	Actuating mechanism for pneumatically-driven artificial heart	SYNCARDIA SYSTEMS LLC	Issued	September 20, 2011	Yes September 19, 2016 at Reel/Frame 39784/0608
US	7811318	12/108,436	Apparatus and method for pneumatically driving an implantable medical device	SYNCARDIA SYSTEMS LLC	Issued	October 12, 2010	Yes September 19, 2016 at Reel/Frame 39784/0608
US	12121711	18/432,598	Next generation total artificial heart	SYNCARDIA SYSTEMS LLC	Issued	October 22, 2024	No
US	8070455-B2	12/498,991	Scotch-yoke mechanism for redundant actuation applications	SYNCARDIA SYSTEMS LLC	Issued	December 6, 2011	Yes September 19, 2016 at Reel/Frame 39784/0608
US	2024/0207599 A1	18/600,056	NEXT GENERATION TOTAL ARTIFICIAL HEART SYSTEM	SYNCARDIA SYSTEMS LLC	Issued	June 27, 2024	No
CA	2762200	CA 2762200	ACTUATING MECHANISM FOR PNEUMATICALLY-DRIVEN ARTIFICIAL HEART	SYNCARDIA SYSTEMS INC	Issued	April 17, 2012	No
EP	4061439	EP 20890347	NEXT GENERATION TOTAL ARTIFICIAL HEART	SYNCARDIA SYSTEMS LLC	Issued	September 28, 2022	No

Schedule VI

List of Trademarks

Registered Owner/Applicant	Registration Number	Registration Date
SynCardia Systems, LLC	7918055	August 26, 2025

SynCardia Systems, LLC	007587769	October 21, 2009

Schedule VII

Depositary Accounts

Account Name	Account Number	Account Description	Financial Institution	Financial Institution Address
SynCardia Systems Europe GmbH	221742095	Checking	CITI	388 Greenwich Street, New York, NY 10013
Picard Medical, Inc.	54304448	Checking	CITI	388 Greenwich Street, New York, NY 10013
SynCardia Systems, LLC	54303808	Checking	CITI	388 Greenwich Street, New York, NY 10013
SynCardia Systems Australia Pay Ltd	0/237698/002	Checking	CITI	388 Greenwich Street, New York, NY 10013
SynCardia Systems, LLC	5255068586	Wells One Checking	Wells Fargo	333 Market Street, San Francisco, CA 94105
SynCardia Systems, LLC	3330003379	Euro Checking	Wells Fargo	333 Market Street, San Francisco, CA 94105
Picard Medical, Inc.	4942713215	Commercial Bus. Checking	Wells Fargo	333 Market Street, San Francisco, CA 94105

Schedule VIII

List of Commercial Tort Claims

None.

Schedule IX

List of Interests in Real Property

Complete Street and Mailing Address, including County and Zip Code	Interest	Company/Subsidiary
1992 E. Silverlake Tucson, AZ 85713 Pima County	Lease	SynCardia Systems, LLC

Schedule X

[Reserved]

Exhibit A

SUBJECT SECURITIES

Pledged Entity	Pledgor	Percentage of Ownership	Shares	Certificate Number(s)
SynCardia Systems, LLC	Picard Medical, Inc.	100%	Limited liability company interests	N/A

Syncardia Systems Australia Pty Ltd	SynCardia Systems, LLC	100%	Proprietary interests	N/A

SynCardia Systems Europe GmbH	SynCardia Systems, LLC	100%	Proprietary interests	N/A

Exhibit D

Escrow Agreement

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of December 16, 2025 (“Escrow Agreement”), is by and between WestPark Capital, Inc. (“Placement Agent”); Picard Medical, Inc. (the “Company”); Laurel Hill advisory Group, LLC, as Escrow Manager hereunder (“Escrow Manager” and, together with Placement Agent and the Company, the “Parties”) and InBank (“Escrow Agent”).

BACKGROUND

A. Company has engaged Placement Agent as its agent in connection with its assistance of the sale of securities of the Company, (the “Securities”) to accredited investors, financial investors and others (the “Investors”) for a period ending on the Final Termination Date, as defined on Exhibit A hereof, which may be extended for up to 90 days upon written notice to Escrow Agent by the Placement Agent and the Company (the “Term”) for the purpose of causing the investors introduced by the Placement Agent to purchase the Securities (the foregoing transaction being denoted the “Offering”).

B. In accordance with the terms of the Offering, Investors will be required to submit full payment for their respective investments at the time they enter into the Subscription Agreement (the “Subscription Agreement”) and the Investor Questionnaire (together, the “Offering Documents”).

C. Pursuant to the terms of an offering memorandum the Company desires to sell in the Offering up to the Maximum Amount, as defined in Exhibit A hereof The Company wishes to assure those who subscribe for Securities pursuant to the Offering (each, a “Subscriber”) that the Subscribers’ monies will be released by the Escrow Agent to the Company if a subscription for Securities is accepted by the Company from the sale of Securities and only upon the direction of the Company and the Placement Agent.

D. Any amount up to the Maximum Amount must be sold by the Final Termination Date if the Final Termination Date is not extended by Company and the Placement Agent, in which event the Offering shall terminate and all funds shall be returned to the Subscribers in the Offering if there has not been a Closing.

E. The Parties desire to establish an escrow account with the Escrow Agent into which the Company and Placement Agent shall instruct Subscribers of the Offering to deposit checks and other instruments for the payment of money made payable to the order of “InBank as Escrow Agent for Picard Medical, Inc.” and Escrow Agent is willing to accept and deposit said checks and other instruments for the payment of money in accordance with the terms hereinafter set forth.

F. The Parties have represented and warranted to the Escrow Agent that they have not stated to any individual or entity that the Escrow Agent’s duties will include anything other than those duties stated in this Escrow Agreement.

STATEMENT OF AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Definitions. In addition to the terms defined above, the following terms shall have the following meanings when used herein:

“Cash Investment” shall mean the purchase price of the Securities being purchased by any Subscriber.

“Cash Investment Instrument” shall mean a wire, check, money order or similar instrument, made payable to or endorsed to Escrow Agent in the manner described in Section 3 hereof, in full payment for the Securities being purchased by any Subscriber.

“Escrow Funds” shall mean the funds deposited by the Escrow Agent with the Escrow Agent pursuant to this Escrow Agreement.

“Subscription Accounting” shall mean an accounting of all subscriptions for the Securities received and accepted by the Company as of the date of such accounting, indicating for each subscription the Subscriber’s name, social security number and address, the number and total purchase price of subscribed amount, the date of receipt by the Placement Agent of the Cash Investment Instrument, and notations of any nonpayment of the Cash Investment Instrument submitted with such subscription, any withdrawal of such subscription by the Subscriber, any rejection of such subscription by Company, or other termination, for whatever reason, of such subscription.

2. Appointment of and Acceptance by Escrow Agent. The Parties hereby appoint Escrow Agent to serve as depositary hereunder, and Escrow Agent hereby accepts such appointment in accordance with the terms of this Escrow Agreement.

3. Deposits into Escrow.

(a) Placement Agent and the Company shall instruct Subscribers to deliver to Escrow Agent Cash Investment Instruments made payable to the order of “InBank as Escrow Agent for Picard Medical, Inc.” or via fed wire transfer to InBank. In each case, with the name, address and social security number or taxpayer identification number of the individual or entity making payment shall be sent to the Escrow Manager. In the event any Subscriber’s address or social security number or taxpayer identification number are not provided to Escrow Manager by the Subscriber, then Placement Agent and the Company agree to promptly provide Escrow Manager with such information in writing. The checks or wire transfers shall be deposited into a non-interest bearing account at Escrow Agent entitled “Picard Medical, Inc. Escrow Account” (the “Escrow Account”). ALL FUNDS SO DEPOSITED SHALL REMAIN THE PROPERTY OF THE SUBSCRIBERS ACCORDING TO THEIR RESPECTIVE INTERESTS AND SHALL NOT BE SUBJECT TO ANY LIEN OR CHARGE BY ESCROW AGENT OR BY JUDGMENT OR CREDITORS’ CLAIMS AGAINST COMPANY UNTIL RELEASED OR ELIGIBLE TO BE RELEASED TO COMPANY IN ACCORDANCE WITH SECTION 4(a) HEREOF.

(b) The Parties understand and agree that all Cash Investment Instruments received by Escrow Agent hereunder are subject to collection requirements of presentment and final payment, and that the funds represented thereby cannot be drawn upon or disbursed until such time as final payment has been made and is no longer subject to dishonor. Upon receipt, Escrow Agent shall process each Cash Investment Instrument for collection, and the proceeds thereof shall be held as part of the Escrow Funds until disbursed in accordance with Section 4 hereof. If, upon presentment for payment, any Cash Investment Instrument is dishonored, Escrow Agent’s sole obligation shall be to notify the Placement Agent and Company of such dishonor and to return such Cash Investment Instrument to the Placement Agent. Notwithstanding the foregoing, if for any reason any Cash Investment Instrument is uncollectible or otherwise returned unpaid after payment or disbursement of the funds represented thereby has been made by Escrow Agent, Placement Agent and the Company shall immediately reimburse Escrow Agent upon receipt from Escrow Agent of written notice thereof for the uncollected amount as well as any costs and expenses incurred by Escrow Agent in connection with such uncollectibility or return.

Placement Agent shall provide Escrow Manager with the Subscription Accounting, together with all modifications or updates therein. Upon receipt of any Cash Investment Instrument from a Subscriber that represents payment of an amount less than or greater than the Cash Investment, listed on the most current Subscription Accounting provided by Placement Agent, Escrow Manager’s sole obligation shall be to notify Company and Placement Agent of such fact. Escrow Manager, upon instruction from Placement Agent, shall direct Escrow Agent to return such Cash Investment Instrument to the Subscriber.

(c) Escrow Manager shall confirm to Placement Agent and Company via facsimile or email transmission at the close of each business day prior to the Final Termination Date the amount, type and the subscriber name of any Cash Investment Instrument received from a Subscriber deposited with Escrow Agent on such day and in aggregate to date.

(d) If any funds are to be released to Subscribers pursuant to Section 4(b) or (c) or any other provision of this Escrow Agreement, Escrow Agent may rely on information furnished or purportedly furnished to it by any party to the Agreement without any responsibility for the correctness of the identities, addresses or other information regarding the Subscribers.

4. Disbursements of Escrow Funds.

(a) Completion of the Offering. Upon receipt of written instruction from the Company and the Placement Agent that funds may be released from escrow (as set forth below), Escrow Agent shall release the Escrow Funds, less any unpaid fees and expenses and subject to the provisions of Section 10, pursuant to the Company’s written direction to pay to Company, and its designees, including directly to the Placement Agent its fees and expenses by wire transfer. Funds disbursed from escrow are to be paid to Company first, followed by its designees as listed in the written instructions. Funds shall be dispersed no later than two business days following Escrow Agent’s receipt of the following documents:

(1) The written instruction of the Placement Agent and the Company directing the disbursement of funds; and

(2) A certification, signed by the Company, Escrow Manager and the Placement Agent that: (i) based upon the Subscription Accounting maintained by the Placement Agent and Company and the reports of receipts provided by Escrow Manager, all sums necessary to complete the Offering have been met and received from the Subscribers; (ii) all other conditions necessary to the disbursement of the funds to the Company under the Offering Documents have been satisfied; (iii) neither the Company nor the Placement Agent has received any notice from any court, regulatory agency or other tribunal or administrative body having jurisdiction with respect to the Offering Documents or subscriptions referred to herein that a stop or similar order has been issued or threatened as of the date of such certification; and (iv) the Subscribers have been or will be notified of the transfer of funds within a reasonable period of time.

Escrow Agent may rely conclusively and without liability upon the foregoing written instruction and certification of the Placement Agent, the Company and Escrow Manager and, upon receipt of the foregoing documents, Escrow Agent may disburse Escrow Funds to the Company without further inquiry or authorization. Any objection to such disbursement or any purported claim to the Escrow Account or any sums on deposit therein made by any person, including without limitation any Subscriber, shall not be recognized by Escrow Agent except and to the extent (i) either a restraining order, injunction or other appropriate process has been served on Escrow Agent, or (ii) a bond or other indemnity has been provided to Escrow Agent with such bond or indemnity satisfactory to Escrow Agent to provide for protection from any and all liability (including liabilities for penalties), loss, damage, costs, and expenses should the Escrow Agent act to give effect to such objection or claim, including the decision not to honor the check or other order of the person to whose credit the deposit or other account stands on the books of the Escrow Agent.

(b) Rejection of Any Subscription or Termination of the Offering. No later than 10 business days after receipt by Escrow Agent and Escrow Manager of written notice (i) from Company that Company intends to reject a Subscriber’s subscription, (ii) from Company or Placement Agent that there will be no closing of the sale of Securities to Subscribers, or (iii) from the Securities and Exchange Commission or any other federal or state regulatory authority that a stop or similar order has been issued with respect to the Offering Documents and has remained in effect for at least 20 days, Escrow Manager shall instruct Escrow Agent to pay to the applicable Subscribers from the funds available in the Escrow Account, by certified or bank check and by first-class mail, the amount of the Cash Investment paid by each such Subscriber without interest on the Escrow Funds in the manner set forth on Exhibit A hereto. Escrow Agent may rely on any such instructions that Escrow Agent believes have been given to it by Company without any liability.

(c) Expiration of Offering Period. Within five business days after the Final Termination Date, the Company shall direct the Escrow Agent in writing to pay to each Subscriber from funds available in the Escrow Account, by certified or bank check and by first-class mail, the Cash Investment received by Escrow Agent from such Subscriber if there has not been a Closing.

(d) Closed Account Status. Upon disbursement of the funds set forth in this section, the Escrow Agent shall provide a letter of reconciliation of the trial balance supporting the zero balance in the escrow account.

5. Suspension of Performance or Disbursement into Court. If, at any time, (i) there shall exist any dispute between Placement Agent, the Company, the Escrow Agent, the Escrow Manager, any Subscriber or any other person with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, or (ii) Escrow Agent is unable to determine, to its sole satisfaction, the proper disposition of all or any portion of the Escrow Funds or Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) the Parties have not within 10 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 7 appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

(a) suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); and

(b) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court all funds held by it in the Escrow Funds for holding and disposition in accordance with the instructions of such court.

Escrow Agent shall have no liability to Placement Agent, Company, Escrow Manager, any Subscriber or any other person with respect to any such suspension of performance or disbursement into court, including without limitation any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

6. Investment of Funds. Escrow Funds will remain uninvested, in a non-interest bearing demand deposit account.

7. Resignation or removal of Escrow Agent. Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving 10 days’ prior written notice to the Placement Agent and the Company specifying a date when such resignation shall take effect. Similarly, Escrow Agent may be removed at any time by the Parties’ giving at least 30 days’ prior written notice to Escrow Agent, as applicable, specifying the date when such removal shall take effect. Upon any such notice of resignation or removal, the Placement Agent and the Company jointly shall appoint a successor Escrow Agent, as applicable, hereunder prior to the effective date of such resignation or removal. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all Escrow Funds to its successor, after making copies of such records as the retiring Escrow Agent deems advisable and after payment by the Parties or deduction from Escrow Funds (to the extent of Company’s rights therein) of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. After any retiring Escrow Agent’s resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of Escrow Agent’s corporate trust line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

8. Liability of Escrow Agent

(a) Escrow Agent undertakes to perform only such duties as are expressly undertaken by it hereunder and no duties shall be implied. Escrow Agent has NO discretionary or fiduciary duties of any kind. Escrow Agent shall have no liability under or duty to inquire as to the provisions of any agreement or document (including without limitation the Offering Documents) or facts other than as set forth in this Escrow Agreement. Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Company, or any Subscriber. Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds held by it in accordance with the terms of this Escrow Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent is not assuming any joint obligations under this Escrow Agreement with any of the Parties and this Escrow Agreement is not intended to create any partnership, joint venture or similar relationship. Escrow Agent may rely upon any notice, instruction, email, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Escrow Agreement or the Offering Documents, or to appear in, prosecute or defend any such legal action or proceeding or to take any other action that in its sole judgment may expose it to potential expense or liability. Without limiting the generality of the foregoing, Escrow Agent shall not be responsible for or required to enforce any of the terms or conditions of any subscription agreement with any Subscriber or any other agreement between among the Parties and any Subscriber. Escrow Agent shall not be responsible or liable in any manner for the performance by any of the Parties or any Subscriber of their respective obligations under any agreement nor shall Escrow Agent be responsible or liable in any manner for the failure of Company, Placement Agent, Escrow Agent or any third party (including any Subscriber) to honor any of the provisions of this Escrow Agreement. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Placement Agent and the Company shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel. Escrow Agent may rely without investigation on any instructions it receives from any person that is or purports to represent any of the Parties.

(b) Escrow Agent is authorized, in its sole discretion, to comply with orders issued or processes entered by any court with respect to the Escrow Funds, without determination by Escrow Agent of such court’s jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it, or which it reasonably believes, is binding upon it without the need for appeal or other action; and if Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

9. Indemnification of Escrow Agent and Escrow Manager. From and at all times after the date of this Escrow Agreement, Placement Agent and the Company shall, to the fullest extent permitted by law, jointly and severally indemnify, hold harmless and, upon request, defend the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent as well as the Escrow Manager and each director, officer, employee, attorney, agent and affiliate of Escrow Manager (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation any of the Parties, a Subscriber or any other person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. Placement Agent and the Company further agree to indemnify each Indemnified Party for all costs, including without limitation reasonable attorney’s fees, incurred by such Indemnified Party in connection with the enforcement of the Parties’ obligations hereunder. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by Placement Agent and the Company.

10. Compensation to Escrow Agent.

(a) Fees and Expenses. The Company compensate Escrow Agent for its services hereunder in accordance with Exhibit A attached hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including without limitation attorneys’ fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges) and copying charges. The additional provisions and information set forth on Exhibit A are hereby incorporated by this reference, and form a part of this Escrow Agreement. All of the compensation and reimbursement obligations set forth in this Section 10 shall be payable by the Parties upon demand by Escrow Agent.

(b) Security and Offset. Escrow Agent and each Indemnified Party is hereby granted a security interest in, lien upon and right of offset against and withdrawal from the Escrow Funds (to the extent payable to the Company hereunder) with respect to any compensation or reimbursement due any of them hereunder (including any claim for indemnification hereunder). If for any reason the Escrow Funds are insufficient to cover such compensation and reimbursement, the Company, the Escrow Agent and the Placement Agent shall promptly pay such amounts to the applicable Indemnified Party upon receipt of an itemized invoice.

11. Representations and Warranties.

(a) Each of the Placement Agent, the Escrow Manager and the Company respectively makes the following representations and warranties:

(1) It has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder;

(2) It hereby acknowledges that the status of Escrow Agent is that of agent only for the limited purposes set forth herein, and represents and covenants that no representation or implication shall be made that the Escrow Agent has investigated the desirability or advisability of investment in the Offering or has approved, endorsed or passed upon the merits of the investment therein and that the name of Escrow Agent has or shall be used in any manner in connection with the offer or sale of the Securities other than to state that the Escrow Agent has agreed to serve as depositary, for the limited purposes set forth herein; and

(3) Each of the applicable persons designated on Exhibit B attached hereto has been duly appointed to act as its authorized representatives hereunder and individually has full power and authority on its behalf to execute and deliver any instruction, to amend, modify or waive any provision of this Escrow Agreement and to take any and all other actions as its authorized representative under this Escrow Agreement, all without further consent or direction from, or notice to, it or any other person.

(b) Each of the Placement Agent, the Escrow Manager and the Company acknowledge and agree that no change in designation of its authorized representatives shall be effective until written notice of such change is delivered to each other party to this Escrow Agreement pursuant to Section 14 and Escrow Agent has had reasonable time to act upon it.

(c) The Company further represents and warrants to Escrow Agent that no party other than the Company and the prospective Subscribers have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof and that no financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof. Placement Agent and Escrow Agent warrant that neither shall have nor assert any lien, claim of security interest in the Escrow Funds or any part thereof.

(d) Placement Agent further represents and warrants to Escrow Agent that the deposit with Escrow Agent by Placement Agent of Cash Investment Instruments pursuant to Section 3 shall be deemed a representation and warranty by Placement Agent that such Cash Investment Instrument represents a bona fide sale to the Subscriber described therein of the amount of Securities set forth therein, subject to and in accordance with the terms of the Offering Document.

12. Identifying Information. The Company, the Escrow Agent and Placement Agent acknowledge that a portion of the identifying information set forth on Exhibit A is being requested by the Escrow Agent in connection with the USA PATRIOT Act, Pub.L.107-56 (the “Act”), and Company and Placement Agent agree to provide any additional information requested by the Escrow Agent in connection with the Act or any other law, rule or regulation to which Escrow Agent is subject, in a timely manner. The Company, the Escrow Manager and the Placement Agent each represents that its respective identifying information set forth on Exhibit A, including without limitation, its taxpayer identification number assigned by the Internal Revenue Service or any other taxing authority, is true and complete on the date hereof and will be true and complete at the time of any disbursement of the Escrow Funds.

13. Consent to Jurisdiction and Venue. Subject to Section 5(b), in the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto agree that any and all disputes, controversies or claims arising out of or relating to this Agreement (including any breach hereof) shall be subject to the exclusive jurisdiction of Commercial Division of the Supreme Court of the State of New York, in and for the County of Suffolk, which shall hear any dispute, claim or controversy arising in connection with or relating to this Agreement, including but not limited to the vaildity, breach, enforcement or termination thereof, and that the Commercial Division litigation shall proceed in accordance with Rule 9 (Accelerated Adjudication Actions). The prevailing party in any such litigation shall be entitled to an award of its reasonable counsel fees, and other costs and expenses actually incurred.

14. Notice. All notices, approvals, consents, requests or other communications under this Escrow Agreement will be in writing (provided that each such communication to the Escrow Agent must be manually signed by the sender) and will be deemed properly given and received when deemed delivered in accordance with the following. Notice may be given by (a) being delivered to an overnight courier (in which case notice will be deemed given one business day after delivery to the courier); (b) by facsimile (in which case the notice will be deemed given when the sending machine confirms successful transmission); (c) by registered or certified mail, first class postage prepaid (in which case notice will be deemed given three business days after being mailed) or (d) if to a party other than the Escrow Agent, by email (in which case notice will be deemed given when the email is transmitted, so long as the sender does not receive any bounce-back or rejection message, and any email shall be deemed signed by the person sending it or a facsimile of whose signature is attached to or contained in the email). To be valid, a notice must be sent to the address, fax number or email address in Exhibit A, or to such other address or fax number as the receiving party will have specified by written notice in accordance with this Section 14.

15. Optional Security Procedures. In the event funds transfer instructions, address changes or change in contact information are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by facsimile or otherwise, the Escrow Agent is authorized but shall be under no duty to seek confirmation of such instructions by telephone call-back to the person or persons designated on Exhibit B hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by Escrow Agent and shall be effective only after Escrow Agent has a reasonable opportunity to act on such changes. If the Escrow Agent is unable to contact any of the designated representatives identified in Exhibit B, the Escrow Agent is hereby authorized but shall be under no duty to seek confirmation of such instructions by telephone call-back to any one or more of Company’s or Placement Agent’s executive officers (“Executive Officers”), as the case may be, which shall include the titles of Chief Executive Officer, President and Vice President, as the Escrow Agent may select. Such Executive Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. Company and Placement Agent agree that the Escrow Agent may at its option record any telephone calls made pursuant to this Section 15. The Escrow Agent in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Company or Placement Agent to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank. The Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. Company and Placement Agent acknowledge that these optional security procedures are commercially reasonable.

16. Amendment or Waiver. This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by Placement Agent, the Company, Escrow Agent and Escrow Manager. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

17. Severability. To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

18. Governing Law. This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.

19. Entire Agreement. This Escrow Agreement constitutes the entire agreement between Escrow Agent and the Parties relating to the acceptance, collection, holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Escrow Funds. Nothing in this Escrow Agreement, express or implied, is intended to or shall confer upon any person not a signatory party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Escrow Agreement.

20. Binding Effect. All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Placement Agent, Company, Escrow Agent and Escrow Manager.

21. Execution in Counterparts. This Escrow Agreement may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement.

22. Termination. Upon the first to occur of the disbursement of all amounts in the Escrow Funds or deposit of all amounts in the Escrow Funds into court pursuant to the applicable provisions hereof, this Escrow Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Funds.

23. Survival. The provisions of Sections 8, 9, 10, 13, 14 and 18 and this Section 23 shall survive any termination or expiration of this Agreement.

24. Dealings. Escrow Agent and any shareholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of any of the Parties and become pecuniarily interested in any transaction in which any of the Parties may be interested, and contract and lend money to any of the Parties and otherwise act as fully and freely as though it were not Escrow Agent under this Escrow Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for any of the Parties or any other entity.

BALANCE OF PAGE LEFT INTENTIONALLY BLANK
SIGNATURE ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

COMPANY:

Picard Medical, Inc.

By:	/s/ Patrick NJ Schnegelsberg
Name:	Patrick NJ Schnegelsberg
Title:	Chief Executive Officer

PLACEMENT AGENT:

WestPark Capital, Inc.

By:	/s/ Richard Rappaport
Name:	Richard Rappaport
Title:	Chief Executive Officer

INBANK, as Escrow Agent

By:	/s/ Steve Sahli
	Name/Title:	Steve Sahli, SVP

LAUREL HILL ADVISORY GROUP, LLC, as Escrow Manager

By:	/s/ Michaelie Wingo
	Name:	Michaelie Wingo
	Title:	Sr VP Escrow Services

EXHIBIT A

1.	Definitions.

“Final Termination Date” means December 15, 2028 unless extended with notice by the Company, and the Placement Agent, which can automatically be extended for another 90 days. Such extension must be communicated to the Subscribers by the Company with a copy to the Escrow Agent.

“Maximum Amount” means $50,000,000 representing Senior Secured Notes (the “Notes”) plus warrants to purchase common stock of the Issuer (the “Warrants”). $15.0 million principal amount will be issued at closing with an additional $35.5 million principal amount funded at the Company’s option, subject to certain conditions (with no obligation to draw additional amounts).

2.	Escrow Account Name: “Picard Medical, Inc. Escrow Account”

3.	Escrow Agent and Escrow Manager Fees and Charges

●	Escrow Agent (bank) fee of $1,500.00 if standard escrow account or $3,000 if fully FDIC insured escrow account due at time of signing of the Escrow Agreement.

**	If account is setup but never funds, $500 will be due to Escrow Agent and $500 will be due to Escrow Manager

●	If Escrow continues for more than one year, the Escrow Agent shall receive a fee of $500.00 per extension, payable in advance.

●	Escrow Manager Fee $4,000.00; $1,500.00 due from Placement Agent at signing of the Escrow Agreement, plus $2,500.00 due at time of first closing.

●	If Escrow continues for more than one year, the Escrow Manager shall receive a fee of $1,250.00 per extension, payable in advance.

4.	Taxpayer Identification Numbers. Placement Agent:

Company:	86-3212894.

5.	Termination and Disbursement. In the event there is any termination or failure of the offering pursuant to Sections 4(b) or 4(c) of the Escrow Agreement, the Escrow Agent shall, in accordance with the Escrow Agreement pay as soon as practicable to the applicable Subscriber(s), by certified or bank check and by first-class mail, each Subscriber’s share of the Escrow Funds. Should any of the Escrow Manger’s Fee be outstanding at that time, it will become due from Placement Agent.

EXHIBIT B

Each of the following person(s) is a Company Representative authorized to execute documents and direct Escrow Agent as to all matters, including fund transfers, address changes and contact information changes, on Company’s behalf (only one signature required):

Patrick NJ Schnegelsberg	/s/ Patrick NJ Schnegelsberg
Name	Specimen signature

Bernard Skaggs	/s/ Bernard Skaggs
Name	Specimen signature

Name	Specimen signature

Each of the following person(s) is a Placement Agent Representative authorized to execute documents and direct Escrow Agent as to all matters, including fund transfers, address changes and contact information changes, on Placement Agent’s behalf (only one signature required):

Richard Rappaport	/s/ Richard Rappaport
Name	Specimen signature

Name	Specimen signature

Name	Specimen signature

[Signature Page to the Exhibit B of the Escrow Agreement]

Incoming Domestic Wire Instructions

Receiving Bank: InBank

Receiving Bank Address: 6380 S. Fiddlers Green Cir, Suite 108A, Greenwood Village, CO 80111

Routing Number: 102200245

Beneficiary Name: Picard Medical, Inc.

Beneficiary Address: 1992 E Silverlake Rd, Tucson, AZ 85713

Beneficiary Account: 55063713

Note: Should you wish to include additional information with the payment (e.g. invoice number), you may include it in the Originator to Beneficiary Field (also referred to as Field Tag 6000), which contains 140 characters for additional remittance information.

Incoming International Wire Instructions ($USD)

Receiving Bank: Bankers Bank of the West

Bank Address: 1099 18th Street, Suite 2700, Denver, CO 80202

Swift Code: INSTUS5D

Routing Number: 102003743

Beneficiary Name: Picard Medical, Inc.- 55063713

Address: 1992 E Silverlake Rd, Tucson, AZ 85713

Beneficiary Account: 1001425

Incoming ACH Instructions

Receiving Bank: InBank

Routing Number: 102200245

Account Name: Picard Medical, Inc.

Account Number: 55063713

Account Type: Checking

Exhibit E

Form of Lock-Up Agreement

FORM OF LOCK-UP AGREEMENT

_______________, 2025

The Buyers (as defined below)

Re: Picard Medical, Inc. – Lock-up Agreement

In consideration of the Buyers’ (as defined below) agreement to purchase (i) senior secured notes and (ii) warrants to purchase shares of common stock, par value $0.0001 per share (the “Common Stock”), of Picard Medical, Inc. (the “Company”), pursuant to that certain Securities Purchase Agreement, dated as of December [•], 2025, by and among the Company and each of the buyers listed on the Schedule of Buyers attached thereto (individually, a “Buyer” and collectively, the “Buyers”) (the “Purchase Agreement”), and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Company, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending on the later of (i) 60 calendar days after the Initial Closing and (ii) the date the Requisite Stockholder Approval is obtained (each as defined the Purchase Agreement)(the “Restricted Period”) (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities (as defined below) beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any Restricted Securities, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned. For the purposes hereof, the “Restricted Securities” shall mean the Company’s Common Stock or any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock and any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities) or any of its subsidiaries. The foregoing sentence shall not apply to (a) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, or (b) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (a) or (b), (i) each donee or distributee shall sign and deliver a lock up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

In addition, the undersigned agrees that, without the prior written consent of the Company, it will not, and will not publicly disclose an intention to, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Restricted Securities or any security convertible into or exercisable or exchangeable for Restricted Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Restricted Securities except in compliance with the foregoing restrictions.

This agreement is solely between the Company and the undersigned, and there are no third-party beneficiaries to this agreement. The Company shall be the sole party entitled to enforce this agreement.

The undersigned understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Capitalized terms that are used but not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

This agreement may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any signature so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

[Signature page follows]

Very truly yours,

Name of Securityholder (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

[Signature Page to Lock-Up Agreement]

Exhibit F

Form of Voting Agreement

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of December [●], 2025, is entered into by and between the undersigned stockholder (the “Stockholder”) of Picard Medical, Inc., a Delaware corporation (the “Company”), and the Company. The Company and the Stockholder are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms that are used but not defined herein shall have the meaning ascribed to them in the Purchase Agreement (as defined below).

RECITALS

A. Concurrently with or following the execution of this Agreement, the Company has entered, or will enter, into a Securities Purchase Agreement (as the same may be amended from time to time, the “Purchase Agreement”), providing for, among other things, the issuance of senior secured notes and warrants pursuant to the terms and conditions of the Purchase Agreement and the Transaction Documents.

B. In order to induce the Buyers to enter into the Purchase Agreement and the Transaction Documents, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Stockholder hereby makes certain representations, warranties, covenants, and agreements as set forth in this Agreement with respect to the shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) Beneficially Owned (as defined below) by the Stockholder and set forth below the Stockholder’s signature on the signature page hereto (the “Original Shares” and, together with any additional shares of Common Stock pursuant to Section 6 hereof, the “Shares”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases, and correlative forms shall have the meanings assigned to them in this Section 1.

(a) “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the 1934 Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.

(b) “Beneficial Owner” shall mean the Person who Beneficially Owns the referenced securities.

2. Representations of Stockholder. The Stockholder represents and warrants to the Company that:

(a) Ownership of Shares. The Stockholder: (i) is the Beneficial Owner of all of the Original Shares set forth below the Stockholder’s signature on the signature pages hereto free and clear of any proxy, voting restriction, adverse claim, or other Liens, other than those created by this Agreement or under applicable federal or state securities laws; and (ii) has the sole voting power over all such Original Shares. Except pursuant to this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which the Stockholder is a party relating to the pledge, disposition, or voting of any such Original Shares and there are no voting trusts or voting agreements with respect to such Original Shares.

(b) Disclosure of All Shares Owned. The Stockholder does not Beneficially Own any shares of Common Stock other than: (i) the Original Shares set forth below the Stockholder’s signature on the signature pages hereto; and (ii) any options, warrants, or other rights to acquire any additional shares of Common Stock or any security exercisable for or convertible into shares of Common Stock, set forth below the Stockholder’s signature on the signature pages hereto (collectively, “Options”).

(c) Power and Authority; Binding Agreement. If the Stockholder is an individual, the Stockholder has full power and authority and legal capacity to enter into, execute, and deliver this Agreement and to perform fully the Stockholder’s obligations hereunder (including the proxy described in Section 3(b) below). If the Stockholder is not an individual, the Stockholder has requisite organizational power and authority to enter into, execute, and deliver this Agreement and to perform fully the Stockholder’s obligations hereunder (including the proxy described in Section 3(b) below). This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes the legal, valid, and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights.

(d) No Conflict. The execution and delivery of this Agreement by the Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law applicable to the Stockholder or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any Lien on any of the Shares attributable to the Stockholder pursuant to, any agreement or other instrument or obligation binding upon the Stockholder or any of the Shares attributable to the Stockholder.

(e) No Consents. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity or any other Person on the part of the Stockholder is required in connection with the valid execution and delivery of this Agreement. If the Stockholder is an individual, no consent of the Stockholder’s spouse is necessary under any “community property” or other laws in order for the Stockholder to enter into and perform its obligations under this Agreement.

(f) No Litigation. There is no action, suit, investigation, or proceeding (whether judicial, arbitral, administrative, or other) pending against, or, to the knowledge of the Stockholder, threatened against or affecting, the Stockholder that could reasonably be expected to materially impair or materially adversely affect the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated by this Agreement on a timely basis.

3. Agreement to Vote Shares; Irrevocable Proxy.

(a) Agreement to Vote and Approve. The Stockholder irrevocably and unconditionally agrees during the term of this Agreement, at any annual or special meeting of the Company called with respect to the approval contemplated by the Requisite Stockholder Approval, and at every adjournment or postponement thereof, and on every action or approval by written consent or consents of the Company stockholders with respect to such matter, to vote or cause the holder of record to vote the Shares in favor of providing the Requisite Stockholder Approval.

(b) Irrevocable Proxy. The Stockholder hereby appoints the Company and any designee of the Company, and each of them individually, until the Expiration Time (as defined below) (at which time this proxy shall automatically be revoked), its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by the Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by the Stockholder with respect to the Shares. The power of attorney granted by the Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death, or incapacity of the Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

4. No Voting Trusts or Other Arrangement. The Stockholder agrees that during the term of this Agreement the Stockholder will not, and will not permit any entity under the Stockholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares, or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with the Company.

5. Transfer and Encumbrance. The Stockholder agrees that for a period commencing upon the execution of the Purchase Agreement and ending at the Expiration Time, the Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge, convey any legal or Beneficial Ownership interest in or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law, or otherwise), or encumber (“Transfer”) any of the Shares or enter into any contract, option, or other agreement with respect to, or consent to, a Transfer of, any of the Shares or the Stockholder’s voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of the Shares by the Stockholder to (i) any member of the Stockholder’s immediate family, (ii) to a trust for the benefit of the Stockholder or any member of the Stockholder’s immediate family, (iii) upon the death of the Stockholder or (iv) to an “affiliate” (as defined in Rule 144) of the Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee enters into a voting agreement with terms that are similar to the terms of this Agreement in all material respects.

6. Additional Shares.The Stockholder agrees that all shares of Common Stock that the Stockholder or its affiliates purchases, acquires the right to vote, or otherwise acquires Beneficial Ownership of, after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement and shall constitute Shares for all purposes of this Agreement. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares, or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be deemed to be “Shares” for all purposes of this Agreement.

7. Termination. This Agreement shall terminate upon the earliest to occur of (the “Expiration Time”): (a) the date on which the Purchase Agreement is terminated in accordance with its terms; (b) the termination of this Agreement by mutual written consent of the Parties; and (c) the date on which the Requisite Stockholder Approval is obtained. Nothing in this Section 7 shall relieve or otherwise limit the liability of any Party for any intentional breach of this Agreement prior to such termination.

8. [No Agreement as Director or Officer. The Stockholder makes no agreement or understanding in this Agreement in its capacity as a director or officer of the Company or any of its subsidiaries (if the Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by the Stockholder in its capacity as such a director or officer, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit, or restrict the Stockholder from exercising its fiduciary duties as an officer or director to the Company or its stockholders.]1

9. Further Assurances. The Stockholder agrees, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as the Company may reasonably request to consummate and make effective the transactions contemplated by this Agreement.

10. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, the Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of the Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.

11. Specific Performance. Each Party hereto acknowledges that it will be impossible to measure in money the damage to the other Party if a Party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party will not have an adequate remedy at law or damages. Accordingly, each Party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party has an adequate remedy at law. Each Party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other Party’s seeking or obtaining such equitable relief.

12. Amendment; Assignment. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Stockholder. No Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party hereto, except that the Company may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its affiliates or to any party that acquires all of substantially all of the assets of the Company (whether by merger, sale of stock, sale of assets or otherwise). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns. Any assignment contrary to the provisions of this Section 122 shall be null and void.

13. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

14. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

[1]	NTD: To be removed in non-director/officer investor’s voting agreement.

If to the Company:

Picard Medical, Inc.

1992 E Silverlake

Tucson AZ, 85713

Telephone: 520-545-1234

Attention: Patrick Schnegelsberg

E-mail: Patrick.schnegelsberg@picardmedical.com

With a copy (for informational purposes only) to:

Winston & Strawn LLP

800 Capitol St., Suite 2400

Houston, TX 77002-2925

Telephone: (713) 651-2670

Attention: JOHN NIEDZWIECKI

Email: jniedzwiecki@winston.com

If to the Stockholder, to the address, email address, or facsimile number set forth for the Stockholder on the signature pages hereof.

15. Miscellaneous. The provisions of Sections 9(a), (b), (c), (d), (e), (g), (l), (n), (o) and (p) of the Purchase Agreement shall apply to this Agreement, mutatis mutandis.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

PICARD MEDICAL, INC.

By:
Name:
Title:

[STOCKHOLDER]

By:
Name:
Number of Shares of Common Stock Beneficially Owned as of the date of this Agreement: Number of Options Beneficially Owned as of the date of this Agreement: Street Address: City/State/Zip Code: Email:

[Signature Page to Voting Agreement]

Exhibit G

Form of Perfection Certificate

PERFECTION CERTIFICATE

December [   ], 2025

Reference is hereby made to that certain Security Agreement dated as of the date hereof (the “Security Agreement”), by and among Picard Medical, Inc., a Delaware corporation (the “Issuer”), the Subsidiary Guarantors party thereto, High Trail Special Situations LLC, as the collateral agent (the “Collateral Agent”), and the other parties thereto. Capitalized terms used but not defined herein have the meanings assigned in the Security Agreement.

As used herein, the term “Companies” means, collectively, the Issuer and each of its subsidiaries, and each, a “Company”.

The undersigned hereby certify to the Collateral Agent as follows:

1. Names.

(a) The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number or other taxpayer identification number of each Company and the jurisdiction of formation of each Company.

(b) Set forth in Schedule 1(b) hereto is a list of any other corporate or organizational names of each Company (or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise) has had in the past five years, together with the date of the relevant change.

(c) Set forth in Schedule 1(c) is a list of all other names used by each Company on any filings with the Internal Revenue Service (or any other revenue service of any other applicable jurisdiction) at any time within the five years preceding the date hereof. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.

2. Current Locations. The chief executive office of each Company is located at the address set forth in Schedule 2 hereto. Schedule 2 hereto sets forth all jurisdictions in which each Company maintains any Inventory, Equipment, or other tangible goods (including Books and Records).

3. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described in Schedule 3 attached hereto, all of the property of each Company within the past five (5) years has been originated by such Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.

4. Schedule of Filings. Attached hereto as Schedule 4 is a schedule of (i) the appropriate filing offices for the filing of financing statements or other filings necessary to perfect the Collateral Agent’s security interest in all property of each Company (other than any property described in clauses (ii) and (iii)), (ii) the appropriate filing offices for the filings necessary to perfect the Collateral Agent’s security interest in intellectual property described in Section 8, (iii) the appropriate filing offices for the mortgages and fixture filings relating to the real property described in Section 5, and (iv) any other actions required to create, preserve, protect and perfect the security interests in the Collateral granted to the Collateral Agent pursuant to the Security Agreement or the other Security Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Collateral granted to the Collateral Agent pursuant to the Security Agreement or the other Security Documents.

5. Real Property. Attached hereto as Schedule 5(a) is a list of all (i) real property owned, leased or otherwise held by each Company as of the Closing Date, (ii) common names, addresses and uses of each such real property (stating improvements located thereon) and (iii) other information relating thereto required by such Schedule. Except as described in Schedule 5(b) attached hereto: (i) no Company has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described in Schedule 5(a) and (ii) no Company has any leases of real property which require the consent of the landlord, tenant or other party thereto to the transactions described in the Security Agreement.

6. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 6(a) is a true, correct and complete list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company (other than the Issuer) and, the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests, and the percentage of the total amount of equity interests owned. Also set forth in Schedule 6(b) is each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made setting forth the percentage of such equity interests owned.

7. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 7 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the date hereof, including all intercompany notes between or among each Company and any of its subsidiaries.

8. Intellectual Property.

(a) Attached hereto as Schedule 8(a) is a schedule setting forth all of each Company’s Patents and Trademarks (each as defined in the Security Agreement) applied for or registered with the United States Patent and Trademark Office, and all other Patents and Trademarks applied for or registered in other jurisdictions, including the name of the registered owner or applicant, the registration, application, or publication number, and jurisdiction of registration, as applicable, of each Patent or Trademark owned by any Company.

(b) Attached hereto as Schedule 8(b) is a schedule setting forth all of each Company’s Copyrights (as defined in the Security Agreement) in the United States of America, and all other Copyrights applied for or registered in other jurisdictions, including the name of the registered owner, the registration number and jurisdiction of registration, as applicable, of each Copyright owned by any Company.

(c) Attached hereto as Schedule 8(c) is a schedule setting forth all Patent Licenses, Trade-mark Licenses and Copyright Licenses owned by each Company, including, but not limited to, the relevant signatory parties to each license along with the date of execution thereof and, if applicable, a recordation number or other such evidence of recordation.

9. Deposit Accounts, Securities Accounts and Commodity Accounts. Attached hereto as Schedule 9 is a true, correct and complete list of all deposit accounts, securities accounts and commodity accounts maintained by each Company, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

10. Insurance. Attached hereto as Schedule 10 is a true, correct and complete list of all insurance policies of each Company.

11. Other Assets. Attached hereto as Schedule 11 is a true, correct and complete list of all of the following types of assets, if any, owned or held by each Company: (a) all agreements and contracts with any governmental authority, (b) all motor vehicles and other equipment subject to a certificate of title, (c) all aircraft and airplanes, and (d) all ships, boats vessels.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the undersigned has hereunto this Perfection Certificate as of the date first written above.

PICARD MEDICAL, INC. a Delaware corporation

By:
	Name:	Patrick NJ Schnegelsberg
	Title:	Chief Executive Officer

[Signature Page to the Perfection Certificate]

Schedule 1(a)

Names

Entity Name	Type of Entity	Jurisdiction of Organization	Organizational Identification Number	Federal Tax-payer Identification Number
Picard Medical, Inc.	Corporation	Delaware	5822780	86-3212894

SynCardia Systems, LLC	LLC	Delaware	6109287	81-3399071

Syncardia Systems Australia Pty Ltd	Proprietary Limited	Australia	673901794	N/A

SynCardia Systems Europe GmbH	GmbH	Germany	6401911237	N/A

Schedule 1(b)

Other Corporate Names

None

Schedule 1(c)

Other Names (IRS)

None

Schedule 2

Current Locations

Entity Name	Chief Executive Office	Jurisdictions in which Inventory, Equipment or tangible goods are held
Picard Medical, Inc.	1992 E. Silverlake Tucson, Arizona 85713	Arizona

SynCardia Systems, LLC

Syncardia Systems Australia Pty Ltd

SynCardia Systems Europe GmbH

Schedule 3

Extraordinary Transactions

None

Schedule 4

Schedule of Filings

Entity Name	Appropriate Filing Office of Financing Statements	Appropriate Filing Office of Intellectual Property	Appropriate Filing Office of Mortgages and Fixture Filings	Other Actions Required to Perfect Security Interest
Picard Medical Inc.	Delaware	N/A	N/A	N/A

SynCardia Systems, LLC	Delaware	USPO	Pima County	N/A

Syncardia Systems Australia Pty Ltd	Washington D.C.	N/A	N/A	N/A

SynCardia Systems Europe GmbH	Washington D.C.	N/A	N/A	N/A

Schedule 5(a)

Real Property and Oil and Gas Property

Entity Name	Landlord Name and Address	Leased/Owned	Use of Real Property
SynCardia Systems, LLC	Cherrylake Partners, LLC 1992 E. Silverlake Tucson, AZ 85713	Leased	Standard Commerical-Industrial

Schedule 5(b)

Other Real Property

None

Schedule 6(a)

Stock Ownership and Other Equity Interests

Pledged Entity	Pledgor	Percentage of Ownership	Shares	Certificate Number(s)
SynCardia Systems, LLC	Picard Medical, Inc.	100%	Limited liability company interests	N/A

Syncardia Systems Australia Pty Ltd	SynCardia Systems, LLC	100%	Proprietary interests	N/A

SynCardia Systems Europe GmbH	SynCardia Systems, LLC	100%	Proprietary interests	N/A

Schedule 6(b)

Other Equity Investments

None

Schedule 7

Instruments and Tangible Chattel Paper

None

Schedule 8

Intellectual Property

(a)	U.S. Patent and Trademarks

Registered Owner/Applicant	Application Number	Jurisdiction
SynCardia Systems, LLC	18/886,718	US
SynCardia Systems, LLC	17/779,058	US
SynCardia Systems, LLC	12/454,440	US
SynCardia Systems, LLC	12/108,436	US
SynCardia Systems, LLC	18/432,598	US
SynCardia Systems, LLC	12/498,991	US
SynCardia Systems, LLC	18/600,056	US
SynCardia Systems, LLC	CA 2762200	CA
SynCardia Systems, LLC	EP 20890347	EP

(b)	U.S. Copyrights

None

(c)	All Patent, Trademark and Copyright Licenses

Registered Owner/Applicant	Registration Number	Registration Date
SynCardia Systems, LLC	7918055	August 26, 2025
SynCardia Systems, LLC	007587769	October 21, 2009

Schedule 9

Deposit Accounts, Securities Accounts and Commodity Accounts

Acct #	Institution	Account Name/Type	Street Address	City State Zip
221742095	CITI	Checking – SynCardia Systems Europe GmbH	Bismarckallee 9	Freiburg, Germany 79098
54304448	CITI	Checking – Picard Medical, Inc.	1992 E Silverlake Rd	Tucson, AZ 85713
54303808	CITI	Checking – SynCardia Systems, LLC	1992 E Silverlake Rd	Tucson, AZ 85713
0/237698/002	CITI	Checkings – SynCardia Systems Australia Pay Ltd	HWT Tower Level 17, 40 City Rd	Southbank Vic., Australia, 3006
5255068586	Wells Fargo	Wells One Checking – SynCardia Systems, LLC	1992 E Silverlake Rd	Tucson, AZ 85713
3330003379	Wells Fargo	Euro Checking – SynCardia Systems, LLC	1992 E Silverlake Rd	Tucson, AZ 85713
4942713215	Wells Fargo	Commercial Bus. Checking – Pi-card Medical, Inc.	1992 E Silverlake Rd	Tucson, AZ 85713

Schedule 10

Insurance

See Attached

Schedule 11

Other Assets

None

Insurance Carrier	Policy Number	Policy Period	Line of Coverage	Limits of Liability
FEDERAL INSURANCE COMPANY	73595342	01/31/2025 To 01/31/2026	Auto-Liability/Physical Damage

Liability - $71,000,000

Physical Damage Coverage 7
Comprehensive Deductible - $71,000
Collision Deductible - $71,000

Hired Car Physical Damage Coverage 7
Comprehensive Deductible -$71,000 7

Collision Deductible - $71,0007

Physical Damage Limit -

7 Actual Cash Value, or Cost of Repair, whichever is less, minus deductible for each covered auto, but no deductible applies to loss caused by fire or lightning

FEDERAL INSURANCE COMPANY	3601-26-82	01/31/2025 To 01/31/2026	General Liability

General Liability (Including Products/Completed Operations Liability

Claims Made Coverage) For Life Sciences 7
General Aggregate Limit $2,000,000

Each Occurrence Premises/Operations Limit $1,000,000
Advertising Injury and Personal Injury Aggregate Limit $71,000,000

Damage to Premises Rented to You Limit $71,000,000
Medical Expenses Each Person Limit $10,000
Medical Expenses Deductible - Each Event $70

7

ALLIED WORLD SPECIALTY INSURANCE COMPANY	0314-5685	01/31/2025 To 01/31/2026	Blended Programs

Directors and Officers Liability Coverage Section - $75,000,000

7

Employment Practices Liability Coverage Section - $3,000,000

Fiduciary Liability Coverage Section - $1,000,000
Aggregate Limit of Liability - $9,000,000

FEDERAL INSURANCE COMPANY	3601-26-82	01/31/2025 To 01/31/2026	Property (Part of Package)	Personal Property $11,424,860 Business Income with Extra Expense and Research and Development Income $20,160,001 $500,000 Blanket
FEDERAL INSURANCE COMPANY	79837138	01/31/2025 To 01/31/2026	Umbrella Liability

$5,000,000-7 Excess Coverage Other Aggregate Limit (as applicable)

$5,000,000-7 Umbrella Coverage Aggregate Limit

Not Covered - Products Completed Operations Aggregate Limit

$5,000,000-77 Advertising Injury & Personal Injury Aggregate Limit

$5,000,000-7 Each Occurrence Limit

Insurance Carrier	Policy Number	Policy Period	Line of Coverage	Limits of Liability
FEDERAL INSURANCE COMPANY	3601-26-82	01/31/2025 To 01/31/2026	International Package Policy

For Hired & Non-owned Autos: 7
Bodily Injury and Property Damage - $71,000,000

Auto Medical Payments - $710,000
Threshold Benefit - $725,000

International Voluntary WC International Executive Employees Bodily
Injury By Accident - Each Accident $71,000,000

Bodily Injury By Disease - Aggregate $71,000,000
Bodily Injury By Disease - Each Employee $71,000,000

Repatriation Expenses 7 Each Employee - $7250,000
Aggregate $7500,000

INDEMNITY INSURANCE COMPANY OF NORTH AMERICA	7908366	01/31/2025 To 01/31/2026	Cargo

500,000 Per any one Conveyance/Connecting Conveyance

$500,000 War Limit

$50,000 Per any one Exhibition, Demonstration or Consignment

$25,000 Per any one Salesperson’s Samples

$250,000 Cargo Owner’s Legal Liability

$250,000 Landing and Warehousing Limit

Storage/Inventory/Processing Coverage:

$200,000 5725 W Harold Gatty Dr, Salt Lake City, UT 84116

$50,000 Any one unnamed Location

$20,000 Extra Expense

Catastrophic Perils Annual Aggregate

$200,000 Earthquake

$200,000 Windstorm

$200,000 Flood

FIREMAN’S FUND INDEMNITY CORPORATION	CCP1080240-02	01/31/2025 To 01/31/2026	Cyber Risk - Standalone	Quota Share Limit of Liability $750,000
ARCH SPECIALTY INSURANCE COMPANY	CCP1080240-02	01/31/2025 To 01/31/2026	Cyber Risk - Standalone	Quota Share Limit of Liability $1,500,000
ASCOT SPECIALTY INSURANCE COMPANY	CCP1080240-02	01/31/2025 To 01/31/2026	Cyber Risk - Standalone	Quota Share Limit of Liability $750,000
ASPEN SPECIALTY INSURANCE COMPANY	CCP1080240-02	01/31/2025 To 01/31/2026	Cyber Risk - Standalone	Quota Share Limit of Liability $500,000
FORTEGRA SPECIALTY INSURANCE COMPANY	CCP1080240-02	01/31/2025 To 01/31/2026	Cyber Risk - Standalone	Quota Share Limit of Liability $750,000

Insurance Carrier	Policy Number	Policy Period	Line of Coverage	Limits of Liability
ENDURANCE AMERICAN SPECIALTY INSURANCE COMPANY	GPM30002277501	01/31/2025 To 01/31/2026	Products Liability	Maximum Policy Aggregate Limit: Combined Specialty Coverages Aggregate Limit: Aggregate Retention: Related Claim or Suit Retention: $10,000,000 $250,000 $500,000 NA